UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CARPENTER TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF

2025

Annual Meeting and Proxy Statement

AEROSPACE & DEFENSE | MEDICAL | ENERGY | TRANSPORTATION | INDUSTRIAL & CONSUMER

CARPENTER TECHNOLOGY STRATEGY

Distinctive product and process capabilities

Our driving force is to leverage our core technical strength in engineered materials and process capabilities to solve our customers' current and anticipated challenges.

We will grow in market segments where we can provide differentiated and value-added solutions to complex problems. We will solidify our position as the industry leader by being the preferred solutions provider and providing our customers a competitive advantage.

Areas of excellence

Technology development	● Respond quickly to customer technical questions ● Rapidly translate customer needs into solutions ● Develop proprietary and breakthrough products	● Establish and maintain process expertise and excellence ● Capture internal "know-how"
Operational excellence	● Be safe and compliant ● Practice system thinking ● Develop and execute standard work ● Identify and eliminate waste	● Employ root cause problem solving ● Perform daily management ● Control key process variables
Strategic marketing	● Think, act, and execute in a future outcome manner ● Translate broad strategies into actionable plans ● Demonstrate market knowledge	● Segment and target markets based on potential value and growth ● Provide timely customer solutions ● Support the go-to-market approach and advantage
Talent engagement	● Acquire talent on an ongoing basis ● Provide an attractive mix of rewards and recognition ● Sustain a high-performance environment ● Employ a living, strategic workplan	● Develop talent based upon criticality to the organization ● Anticipate changing requirements of a shifting workforce and marketplace ● Create compelling careers

September 12, 2025

Dear Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Carpenter Technology Corporation to be held on October 7, 2025, at 11:00 a.m. Eastern Daylight Time. This year’s Annual Meeting will be completely virtual. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CRS2025. Details regarding admission to the meeting and the business to be conducted are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

Fiscal year 2025 marked a historic year of financial performance and growth for Carpenter Technology. We achieved record profitability driven by strong demand for our premium material solutions, especially in our key end-use markets of Aerospace and Defense, Medical, and Energy, combined with our operational focus on improved productivity, product mix optimization, and pricing actions.

Some highlights from the fiscal year include:

▶ The safety of our employees has and will continue to be our top priority. Our fiscal year 2025 total case incident rate (TCIR) of 1.4 is an improvement from the prior year and continues to be significantly below industry averages. We remain focused on our ultimate goal to be a zero-injury workplace.

▶ The execution of our solutions-focused commercial approach combined with our relentless operational excellence focus by our manufacturing and planning teams, continues to generate strong demand across our end-use markets, resulting in record operating income, cash flow and earnings per share.

▶ Our Specialty Alloys Operations ("SAO") segment achieved record operating income and margin by accelerating productivity improvements and optimizing capacity through improving product mix and realized pricing actions.

▶ With strong earnings and disciplined working capital management, we further enhanced an already healthy liquidity position by generating significant adjusted free cash flow. With a strong liquidity position and outlook for increasing free cash flow generation, we continue to execute a balanced approach to capital allocation, namely:

▶ We are committed to investing in our future growth and announced a $400 million brownfield investment, which construction is now underway with an expected completion in early fiscal year 2028.

▶ We demonstrated our continued commitment to provide direct returns to our stockholders through our dividend and repurchase programs as fiscal year 2025 marked our 118th straight year of uninterrupted dividend payments.

▶ We continued to advance our sustainability strategy and activities that are aligned with our overall business strategy, including maintaining a sustainability metric as a component of our long-term compensation elements for executives and senior leaders.

Just over two years ago, at our Investor Day in May 2023, we laid out a four-year path to reach $460 to $500 million in operating income in fiscal year 2027, which was double our pre-COVID high. We exceeded that original target in just two years, generating over $525 million in adjusted operating income in fiscal year 2025. It is a testament to our focus on execution—backed by a strong market position, broad solutions portfolio and unique capabilities—that we were able to deliver such a strong year.

At our most recent Investor Update Event in February 2025, we set a new target of $765 to $800 million in operating income for fiscal year 2027. This represents a nearly 25% compound annual growth rate (CAGR) over our record fiscal year 2025 operating income—and we believe it is the highest growth trajectory of our peers in the industry over that period of time.

At the February Investor Update Event, we also announced a $400 million brownfield capacity expansion to invest in premium melt capacity to support the Aerospace industry and accelerate our growth trajectory when the capacity comes on line in fiscal year 2028. With a strong balance sheet and expectations for healthy adjusted free cash flow, we will continue to take a balanced approach to capital allocation: sustaining our current asset base to achieve our targets, investing in incremental growth initiatives, and returning cash to stockholders through our repurchase and dividend programs.

Carpenter Technology remains focused on supporting our customer needs, operational execution and living our Core Values as we drive to exceptional near-term and long-term performance. We will continue to execute our strategy to be the preferred solutions provider in specialty materials with an ultimate goal of zero injuries, unquestionable quality, close customer connections, innovative growth, creative technology and engaged talent.

Thank you for your continued support and confidence in Carpenter Technology. I hope you can join us at the Annual Meeting.

Sincerely, Tony R. Thene President & Chief Executive Officer

Notice of Annual Meeting

of Stockholders

The 2025 Annual Meeting of Stockholders of Carpenter Technology Corporation will be held in a virtual meeting format only, via live webcast. We believe that holding the Annual Meeting virtually will allow us to increase stockholder accessibility and to broaden participation.

Only stockholders who were record owners of our common stock at the close of business on August 8, 2025, may vote at the meeting. A list of those stockholders will be available during the meeting upon request. Carpenter Technology’s Board of Directors solicits this proxy.

Carpenter Technology Corporation will hold its 2025 Annual Meeting of Stockholders virtually via live webcast at www.virtualshareholdermeeting.
com /CRS2025 on Tuesday, October 7, 2025, at 11:00 a.m. EDT. We will vote on the following matters:

As used throughout this Proxy Statement, unless the context requires otherwise, the terms “Carpenter Technology,” “Company,” “Registrant,” “we” and “our” refer to Carpenter Technology Corporation, and “Board” or “Board of Directors” refer to Carpenter Technology’s Board of Directors.

How to Vote:

It is important that you vote your shares. We encourage you to take advantage of the easy and cost-effective internet and telephone voting that Carpenter Technology offers.

1.	The election of three directors to three-year terms expiring in 2028;
		Internet: Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Mail: Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Carpenter Technology’s independent registered public accounting firm for fiscal year 2026;

Telephone:

If your shares are held in the name of a broker, bank, or other nominee: Follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name: Call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card when you call.

At the Meeting: You may attend the Annual Meeting virtually and vote during the live webcast at www.virtualshareholdermeeting.com /CRS2025.
3.	Approval of our named executive officers’ compensation, in an advisory vote; and
4.	Any other business that is properly presented at the meeting.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on October 7, 2025. This Proxy Statement and our Annual Report to Stockholders for the fiscal year ended June 30, 2025, are available electronically at www.proxyvote.com.

Selected information from Carpenter Technology’s 2025 Annual Report on Form 10-K, including financial statements, is being delivered along with this Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation material.

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being sent to stockholders on or about September 12, 2025.

On behalf of the Board of Directors,

James D. Dee

Senior Vice President, General Counsel and Secretary

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Table of Contents

Proxy Summary	6	Directors, Nominees and Management Stock Ownership	36
Proposal No. 1 – Election of Directors	10	Director Compensation	38
Nomination Process and Criteria for Selection	10	Fiscal Year 2025 Director Compensation Table	40
Board Diversity and Experience	11	Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	41
Nominees	12	Audit/Finance Committee Report	43
Corporate Governance	24	Proposal No. 3 – Advisory Vote to Approve the Compensation of Our Named Executive Officers	44
Board Information	24	Human Capital Management Committee Report	45
Majority Voting Standard for Election of Directors	24	Compensation Discussion and Analysis (Table of Contents)	46
Board Independence	24	Executive Compensation (Table of Contents)	70
Board Leadership Structure	24	General Information	93
Meetings of the Board, Committees and Independent Directors	25	Why We Solicit Proxies	93
Board Committees	26	Method and Cost of Solicitation	93
Board of Directors’ Role in Risk Oversight	28	Who Can Vote	93
Stockholder Engagement and Communication with the Board	29	How to Vote	93
Transactions with Related Parties	30	Broker Non-Votes and Abstentions	94
Compensation Committee Interlocks and Insider Participation	30	Quorum and Required Votes	95
Corporate Responsibility and Sustainability	31	Stockholder Nominations to the Board of Directors	95
Sustainability Overview	31	2026 Stockholder Proposals	95
Environmental	31	Householding of Proxy Materials	96
Safety	33	Where You Can Find More Information	96
Social	33	Other Matters	96
Governance Policies and Practices	33	Appendix: Reconciliation of GAAP and Non-GAAP Financial Measures	97
Security Ownership of Principal Beneficial Owners	35

Forward-Looking Statements: This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Words such as “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions may identify forward-looking statements. Please read these forward-looking statements in conjunction with our Annual Report on Form 10-K, which identifies factors that could cause future results to differ materially from forward-looking statements, expectations, and assumptions expressed or implied in this Proxy Statement.

Website References: No websites that are cited or referred to in this Proxy Statement shall be deemed to form a part of, or to be incorporated by reference into, this Proxy Statement or any of our filings with the Securities and Exchange Commission.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proxy Summary

Annual Meeting of Stockholders Meeting Date: October 7, 2025 Time: 11:00 a.m. Held Virtually at: www.virtualshareholder meeting.com/CRS2025 Record Date: August 8, 2025	This summary gives you an overview of selected information in this year’s proxy. Please read the entire proxy before voting. Agenda and Voting Matters
	Proposal			Board Recommendation	Page Reference
	1. Election of three directors to three-year terms expiring in 2028			For all nominees	10
	2. Ratification of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2026			For	41
	3. Advisory vote to approve the compensation of our named executive officers			For	44
	Director Nominees: Terms to Expire 2028
	Name	Director Since	Experience and Qualifications	Board Committees	Board Tenure
	Dr. Viola L. Acoff	2019	Innovation Experience, Research and Development, and Intellectual Property	▶ Science, Technology and Sustainability (Co-Chair) ▶ Corporate Governance ▶ Human Capital Management	6 years
	Stephen M. Ward, Jr.	2001	Chief Executive Officer, Chief Information Officer, Information Technology and Digital Transformation, Innovation, International and Financial Experience	▶ Corporate Governance (Chair) ▶ Human Capital Management ▶ Science, Technology and Sustainability	24 years
	Howard H. Yu	2024	Chief Financial Officer, Key Industry, Operational Manufacturing, Financial, Strategic and International Experience	▶ Audit/Finance ▶ Science, Technology and Sustainability	1 year

6	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proxy Summary • Governance Highlights

Governance Highlights

Our commitment to good corporate governance is illustrated by the following practices:

▶ Board independence (eleven out of twelve directors are independent)

▶ Majority voting with Director resignation policy for uncontested elections

▶ Stockholder outreach program

▶ Director training and education

▶ Annual Board and Director evaluations

▶ Mandatory retirement policy

▶ Board risk oversight and assessment

▶ Independent Directors meet in executive sessions without management present

▶ Strong corporate governance guidelines and policies
▶ Diversity of Board skills and experience
▶ Robust stock ownership guidelines for Directors and Executive Management
▶ Directors attended all Board meetings and 99% of Committee meetings in fiscal year 2025
▶ Succession planning process

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	7

Proxy Summary • Compensation Governance Practices

Compensation Governance Practices

Our executive compensation program reflects the Board’s strong commitment to good governance.

What we do

Balanced portfolio: The program design provides a balanced mix of cash and equity, annual and long-term incentives, and performance metrics (financial and operational goals).

Double-trigger benefits: We have a double-trigger for change-in-control separation benefits. This means that a Change in Control of Carpenter Technology alone does not trigger any severance obligations to our Named Executive Officers (NEOs) under our Change-in-Control Severance Plan (as defined below) or vesting of awards.

Clawback policies: We maintain two clawback policies that apply to both annual cash bonuses and short- and long-term cash incentives, as well as equity incentive awards for NEOs and other senior executives. These include our Clawback Policy for Executive Officers, which complies with SEC and NYSE rules.

Key practices: The Human Capital Management Committee analyzes performance against robust and diversified performance metrics, ensures substantial equity ownership guidelines, annually reviews compensation peer groups, and provides and oversees limited perquisites.

Equity ownership guidelines: We maintain equity ownership guidelines that require Corporate Vice Presidents and above to achieve an equity ownership level, over a five-year period, equal to a certain multiple of base salary. For the CEO, the level is 5x base salary; for Senior Vice Presidents, 3x base salary; and for Corporate Vice Presidents, 2x base salary.

Independent compensation consultants: We engage independent compensation consultants who provide information to support the Human Capital Management Committee’s work, including a peer group analysis, market compensation data, and an analysis of various compensation instruments and metrics.

Risk assessment: The Human Capital Management Committee reviews an annual assessment by an independent compensation consultant to confirm that metrics and goals are appropriate to drive high performance without encouraging risk-taking beyond established risk parameters.

What we don’t do

Excise tax gross-ups: The compensation program does not include any change-in-control tax gross-ups to our executives.

Dividend payments or accruals on unearned restricted stock units (“RSUs”): We do not pay or accrue dividends on unearned RSUs. Dividend equivalents will only be paid on time-based RSU awards upon satisfaction of the terms and conditions applicable to the underlying RSUs. Additionally, no dividend equivalent rights are granted on shares underlying stock options.

Excessive perquisites: We do not provide excessive perquisites to our NEOs. Those offered are primarily financial and tax counseling, tax preparation, medical examinations, individual disability income protection plans, relocation expenses and parking fees at our Philadelphia headquarters.

Hedging/pledging of company stock: Our policy prohibits hedging or pledging of Carpenter Technology stock by NEOs.

Option repricing: Our long-term incentive program does not permit repricing of stock options without stockholder approval. Additionally, the plan does not permit Carpenter Technology to offer a cash buyout of underwater options.

Employment contracts: We do not provide employment contracts to our NEOs.

8	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proxy Summary • Stockholder Engagement and Advisory Say-On-Pay Vote

Stockholder Engagement and Advisory Say-On-Pay Vote

We have provided stockholders with an annual advisory say-on-pay vote on our NEOs’ compensation since 2012. We are very pleased that stockholders have expressed their continued support of our compensation practices.

2024 Say-on-Pay Vote

Last year, approximately 99% of the votes cast were in favor of our Say-on-Pay proposal. Approximately 98% and 99% of the votes cast at our 2023 and 2022 annual meetings, respectively, were in favor of our Say-on-Pay proposal.

On average, approximately 99% of votes cast from 2022-2024 were in favor of our advisory Say-on-Pay proposals.

Pay for Performance

Our compensation program targets market median positioning but is strongly focused on delivering a substantial portion of that compensation through performance-based compensation elements. This ensures proper alignment with our stockholders and ties the ultimate value delivered to NEOs (above/below target) to Carpenter Technology’s performance.

Target Direct Compensation Mix – CEO

Target Direct Compensation Mix – NEOs*

* Represents target pay mix for Messrs. Lain, Malloy, Dee and Akins.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	9

Proposal 1:

Election of Directors

Carpenter Technology has a strong Board, bringing diverse experience and perspectives in areas vital to our business as a global leader in high-performance, specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, energy, transportation, and industrial and consumer end-use markets.

Our Board is currently comprised of twelve directors (and will be comprised of eleven directors immediately prior to the Annual Meeting of Stockholders (the "Annual Meeting") due to the retirement of one director) that serve in three classes, with each class serving for three-year terms. The term of office of one class of directors expires each year at the Annual Meeting. Dr. Viola L. Acoff, Stephen M. Ward, Jr. and Howard H. Yu have been re-nominated for election at the 2025 Annual Meeting of Stockholders to serve for an additional term. If elected, their terms will expire at the 2028 Annual Meeting.

Unless otherwise directed by the stockholders, the shares represented by proxies will be voted for the three nominees. Each nominee has consented to being nominated as a director and is expected to serve as a director if elected.

Majority voting standard: Generally, directors will be elected by a majority of the votes cast. In the event of a contested election, where the number of candidates exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.

Resignation policy: If an incumbent director fails to obtain the required majority vote in an uncontested election, that director must promptly tender a resignation to the Board. The Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. The Board will then decide whether to accept or reject the resignation and publicly disclose its decision within 90 days following certification of the election results.

Mandatory retirement policy: All non-management directors must retire at the Annual Meeting of Stockholders that occurs after the director attains age 75, unless the Board determines there are extraordinary circumstances that warrant a longer tenure. A management director (officer of Carpenter Technology) must retire from the Board at the Annual Meeting of Stockholders that occurs after the management director attains age 65, unless otherwise provided by resolution of the Board.

I. Martin Inglis, Chairman of the Board of Directors, will have attained the mandatory retirement age as of the Company's 2025 Annual Meeting and will retire from the Board immediately before the meeting.

Nomination Process and Criteria for Selection

The Board’s Corporate Governance Committee is responsible for identifying and recommending qualified individuals to become members of the Board of Directors. Candidates are considered for nomination based upon various criteria, including their general training and experience in business, science, engineering, finance or administration, and their personal integrity and judgment. The Corporate Governance Committee will review and consider any candidates for director recommended by a stockholder of record who is entitled to vote at an annual meeting and who satisfies the notice, information and consent provisions set forth in Carpenter Technology’s By-Laws. The Corporate Governance Committee will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. The Corporate Governance Committee functions pursuant to a written charter that was adopted and is reviewed annually by the Board. A copy of the charter is posted on Carpenter Technology’s website at https://ir.carpentertechnology.com/governance/committee-charters.

In evaluating candidates to recommend to the Board of Directors, the Corporate Governance Committee considers whether a candidate enhances the diversity of the Board. The Corporate Governance Committee considers a number of characteristics, including each candidate’s professional background and capabilities, knowledge of specific industries, and experience working outside the United States. We believe the foremost responsibility of a Carpenter Technology director is to represent the interests of stockholders, which requires directors to have time available to devote to Board activities. Accordingly, Carpenter Technology seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. Carpenter Technology believes there should be mostly independent directors on the Board, and it is our policy to avoid nominating outside professionals, such as lawyers, investment bankers, or accountants, whose firms provide services to the Company.

10	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proposal 1: Election of Directors

Board Diversity and Experience

Our Board of Directors brings diverse experience and perspectives to areas critical to our business. Their collective knowledge ensures appropriate management and risk oversight and supports our strategy of long-term sustainable stockholder value creation.

Director Name:	Acoff	Beck	Hart	Inglis	Karol	Ligocki	McLane	Pritchett	Thene	Ward	Younessi	Yu
Knowledge, Skills and Experience
CEO Experience - Chief Executive Officer experience demonstrating a practical understanding of strategy, risk management, business operations and talent development.					●	●			●	●
CFO Experience - Chief Financial Officer experience demonstrating an in-depth understanding of financial management, financial reporting and capital allocation processes.		●		●			●		●			●
Key Industry Experience - Provides valuable, in-depth knowledge of our industry and/or the end-use markets we serve, with a detailed understanding of our business challenges and opportunities.	●	●	●	●	●	●	●	●	●	●	●	●

Operational Manufacturing Experience -
Experience and practical understanding of the development and implementation of our business plan and the risks and opportunities that can impact our operations and strategies.

				●	●	●		●	●		●

Financial Experience -
Experience in, and an understanding of, financial reporting and accounting processes, resulting in proficiency in financial management and reporting, capital allocation, and internal controls.

		●		●	●	●	●	●	●	●	●	●
Strategy Experience - Experience in allocation of capital and designing and implementing new initiatives to grow a business and create stockholder value.		●	●	●	●	●	●	●	●	●	●	●
International Experience - Experience in working in global markets and understanding the nuances of international business environments.		●		●	●	●	●	●	●	●	●	●

R&D or Innovation Experience -
Experience in technology-related business, technological functions or implementing innovative technological business strategies, as well as an understanding of emerging technology trends.

	●		●	●				●		●	●
Age/Board Tenure
Average Age: 63	58	63	46	74	71	68	72	52	64	70	60	53
Average Years on the Board: 8	6	0	6	22	13	8	5	2	10	24	4	1
Gender
Female	✓	✓				✓		✓
Male			✓	✓	✓		✓		✓	✓	✓	✓
Race/Ethnicity
Asian												✓
Black/African American	✓
Middle Eastern											✓
White/Caucasian		✓	✓	✓	✓	✓	✓	✓	✓	✓

FOR	The Board of Directors recommends that you vote FOR the election of Dr. Viola L. Acoff, Stephen M. Ward, Jr. and Howard H. Yu.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	11

Proposal 1: Election of Directors

Nominees

Terms to Expire 2028

Dr. Viola L. Acoff

Dr. Acoff is the Dean of the School of Engineering and Professor of Mechanical Engineering at the University of Mississippi, a position she has held since July 2023. From 2014 through June 2023, Dr. Acoff was the Associate Dean for Undergraduate and Graduate Programs and Professor of Metallurgical Engineering at The University of Alabama, where she served nearly 30 years on the faculty in the College of Engineering and in various administrative positions. She is the 2025 Vice President of The Minerals, Metals & Materials Society (TMS) and will be the 2026 TMS President. She received a Doctor of Philosophy in Materials Engineering and holds graduate and undergraduate degrees in the same field. All degrees were earned at the University of Alabama at Birmingham.

Dr. Acoff also serves on the TMS Board of Directors and on the Board of Trustees for the Four Little Girls Memorial Fund. She holds multiple awards, honors, and publications.

These skills and experiences led to the conclusion that Dr. Acoff should be re-elected to serve as a director of the Company.

Dean of the School of Engineering and Professor of Mechanical Engineering at the University of Mississippi

AGE     DIRECTOR SINCE

58    2019

COMMITTEES

▶ Science, Technology and Sustainability (Co-Chair)

▶ Corporate Governance

▶ Human Capital Management

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0

Qualifications
▶ Innovation Experience ▶ Research and Development ▶ Intellectual Property

Dr. Acoff’s qualifications include, among other things, her expertise in additive manufacturing, advanced materials, welding metallurgy, physical metallurgy and materials characterization. Additionally, Dr. Acoff’s strong background as a professor in the metallurgical and materials area enables her to contribute valuable knowledge to our Board.

12	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proposal 1: Election of Directors

Stephen M. Ward, Jr.

Mr. Ward is the retired President and Chief Executive Officer of Lenovo Corporation, the international computer company formed by the acquisition of IBM’s PC business by Lenovo. Mr. Ward is a member of the founding team of C3.ai, the leading developer of Artificial Intelligence enterprise platforms and serves as a board member and Compensation Committee Chairperson. He has served on the Board of Directors of Sprinklr, Inc., an artificial intelligence Customer Experience Management company since January 2025.

Prior to joining Lenovo, Mr. Ward was Senior Vice President and General Manager of IBM’s Personal Systems Group, responsible for the Personal Computing Division, the Retail Store Solutions Division, and the Printing Systems Division. In his 26-year career with IBM, he also served as IBM’s Chief Information Officer, and IBM Vice President of Business Transformation, directing business process and information technology investments. Mr. Ward was also General Manager of IBM’s Global Industrial Sector, responsible for the marketing, sales, and service of IBM products and services to all manufacturing and industrial companies worldwide and General Manager of the IBM ThinkPad product lines. Mr. Ward began his career at IBM as an engineer in the Storage Products Division. He held various management positions in manufacturing, production control, and project development for disk drive, tape, and optical storage projects and software development, and was also an assistant to the IBM Chairman.

Previously, he held positions on the boards of Lenovo, E-Ink, E2open, where he was a co-founder, QDVision, KLX Aerospace, KLXE Energy, Molekule, and Vonage Holdings. Mr. Ward earned a BS degree in Mechanical Engineering from California Polytechnic State University at San Luis Obispo.

These skills and experiences led to the conclusion that Mr. Ward should be re-elected to serve as a director of the Company.

Retired President and Chief Executive Officer, Lenovo Corporation

AGE       DIRECTOR SINCE

70    2001

COMMITTEES

▶  Corporate Governance (Chair)

▶ Human Capital Management

▶ Science, Technology and Sustainability

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 2

▶ C3.ai

▶    Sprinklr, Inc.

Qualifications
▶ Chief Executive Officer ▶ Chief Information Officer ▶ Information Technology and Digital Transformation ▶ Innovation Experience ▶ International Experience ▶ Financial Experience

Mr. Ward’s qualifications include, among other things, his broad executive experience and focus on General Management, Digital Transformation, Cyber, and Product and Services innovation, which enable him to share with the Board valuable perspectives on a variety of issues relating to management, strategic planning, tactical capital investments, and international growth.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	13

Proposal 1: Election of Directors

Howard H. Yu

Mr. Yu brings more than 25 years of financial leadership experience in large multinational organizations. Mr. Yu was most recently the Executive Vice President, Chief Financial Officer for Ball Corporation, a supplier of innovative, sustainable aluminum packaging solutions for beverage, personal care, and household products customers, a position he held from 2023 to 2025.

Prior to his role at Ball, Mr. Yu served as Senior Vice President and Chief Financial Officer for Envista, a publicly traded global company and spin-off of Danaher, from 2019 to 2023. Throughout his 22-year Danaher and Envista career, Mr. Yu served as Chief Financial Officer for multiple global divisions in Asia, Europe, and Latin America, where he led successful M&A and systems transformations through varied global economic environments to drive shareholder value creation. Prior to joining Danaher, he worked in finance at Hewlett-Packard and as Senior Auditor at Deloitte & Touche.

Mr. Yu earned his Bachelor of Arts degree in Economics/Business from the University of California, Los Angeles, and an MBA from the University of Southern California. Mr. Yu is also a Certified Public Accountant in the state of California (inactive) and is a member of the AICPA.

These skills and experiences led to the conclusion that Mr. Yu should be re-elected to serve as a director of the Company.

Former Executive Vice President, Chief Financial Officer - Ball Corporation

AGE     DIRECTOR SINCE

53    2024

COMMITTEES

▶  Audit/Finance

▶ Science, Technology and Sustainability

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0

Qualifications
▶ Operational Manufacturing Experience ▶ Financial Experience ▶ Strategic Experience ▶ International Experience

Mr. Yu's qualifications include, among other things, his extensive financial expertise and background as a Chief Financial Officer in the public sector, as well as operational manufacturing, strategic and international experience.

14	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proposal 1: Election of Directors

Terms to Expire 2026

Steven E. Karol

Mr. Karol is Managing Partner and founder of Watermill Group, a private investment firm specializing in strategic and operational management. He serves on the Boards of private companies owned by the Watermill Group, including Cooper and Turner, LTD., Beck Industries, Weston Industries, Musser Lumber Company and ENBI Global, Inc. Additionally, Mr. Karol is Chairman of the Board and CEO of HMK Enterprises, Inc., a privately-held investment company. From 2006 through February 2012, Mr. Karol served as a Director of Latrobe Specialty Metals, Inc. (“Latrobe”), a manufacturer and distributor of high-performance materials, which was partially owned by the Watermill Group during this time period and was acquired by Carpenter Technology in February 2012.

Mr. Karol is currently a member of the Board of Advisors of The Walter Group. He has also served as Chairman of the Board at Mooney Aircraft Company, Director and Chairman of the Audit Committee at StockerYale, and as a Director for Jeepers! Inc., Intelligent Energy Limited, Inter-Tel Corp., Superior Tubes, and Fine Tubes.

Mr. Karol is currently a member of the Young President’s Organization-Gold and has served as a member of the leadership team for this organization. During this time, Mr. Karol served on the International Board of Directors (1991–2001), Chairman of Strategic Planning (1993–1996), and as International President (1998–1999). He is currently on the board and the executive committee of Chief Executives Organization, where he serves as International Vice President of Education. He is currently a trustee of Tufts University. He received the 2009 Tufts Distinguished Service Award. He is also past Chairman of the Board of Trustees of Vermont Academy and a recipient of the Condit Cup award. He is a Director Emeritus at the National Brain Tumor Society. In addition, he is a co-founder and President of the Herbert M. Karol Cancer Foundation. He formerly served as a member of the Board of Overseers of the Boston Symphony Orchestra, and he is a Trustee Emeritus of the Boston Ballet.

These skills and experiences led to the conclusion that Mr. Karol should serve as a director of the Company.

Managing Partner, Watermill Group; Chairman and Chief Executive Officer, HMK Enterprises, Inc.

AGE     DIRECTOR SINCE

71    2012

COMMITTEES

▶ Strategy (Chair)

▶ Corporate Governance

▶ Human Capital Management

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0

Qualifications
▶ Chief Executive Officer ▶ Key Industry Knowledge ▶ Strategic Experience ▶ Financial Experience

Mr. Karol’s qualifications include, among other things, his extensive business experience and experience as a Chief Executive Officer and Chairman of the Board, which enable him to contribute to the Board’s operational and growth initiatives. In addition, Mr. Karol’s experience as a Director of Latrobe (a wholly owned subsidiary of Carpenter Technology) enhances his contributions to the Board, particularly with respect to his industry knowledge and expertise.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	15

Proposal 1: Election of Directors

Charles D. McLane, Jr.

Mr. McLane served as the Executive Vice President and Chief Financial Officer of Alcoa Corporation from 2007 to 2013. As Chief Financial Officer, he had accountability for Alcoa’s Finance organization, which included Treasury, Controllership, Pension, Investor Relations, Tax, Audit and Financial Planning & Analysis. He was also responsible for the Global Business Service group, which provides IT, purchasing and business support services globally.

Mr. McLane joined Alcoa in 2000 as Director of Investor Relations, following Alcoa’s acquisition of Reynolds Metals Company. Two years later, he was appointed Vice President and Corporate Controller, which also had responsibility for Alcoa Business Support Services. He also had accountability for Alcoa’s transactional service functions, including procurement, financial shared services, environment, health and safety services, and corporate aircraft operations. Prior to joining Alcoa, Mr. McLane worked for Reynolds Metals for 27 years serving in a series of financial assignments, including Division Controller, Director of Finance and Administration for Reynolds’ Global Can business unit, Assistant Controller and Assistant Treasurer.

Mr. McLane currently serves on the board of Motion & Control Enterprises (MCE), a private company owned by Frontenac Company, a private equity firm specializing in strategic and operational management. Mr. McLane has served on the board of directors of the Alcoa Foundation, Alcoa World Alumina, and the National Board of Directors for the Girl Scouts of the USA. Previously, he was a member of the Conference Board’s Council of Financial Executives Institute and a member of the CFO Board Academy, as well as a member of the board of Sapa AB. Mr. McLane earned both a bachelor’s and a master’s degree in Accounting from Virginia Commonwealth University. He also attended the Executive Programs at the University of Virginia’s Darden School of Business and the Wharton School of Business at the University of Pennsylvania.

These skills and experiences led to the conclusion that Mr. McLane should serve as a director of the Company.

Former Executive Vice President and Chief Financial Officer – Alcoa Corporation

AGE     DIRECTOR SINCE

72    2020

COMMITTEES

▶ Audit/Finance (Chair)

▶ Strategy

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0

Qualifications
▶ Key Industry Knowledge ▶ Strategic Experience ▶ Financial Experience ▶ International Experience	Mr. McLane’s qualifications include, among other things, his extensive accounting and financial expertise and background as a Chief Financial Officer in the public sector.

16	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proposal 1: Election of Directors

Colleen S. Pritchett

Ms. Pritchett is a global business leader with more than 25 years of proven success accelerating profitable growth by pairing customer intimacy and innovation with disciplined commercial and operational excellence to enhance shareholder value. She has steered multi-billion-dollar advanced-materials businesses across the Americas, Europe, and Asia, supplying customers in aerospace, defense, automotive, electronics, packaging, printing, and building-materials markets. Most recently, Ms. Pritchett served as President, Aperture Solutions - U.S. for Cornerstone Building Brands, Inc., North America's largest exterior-products manufacturer, a position she held from 2022 through 2024. From 2018 to 2022, she led Hexcel Corporation's Americas Aerospace division, the industry leader in carbon- fiber composites and honeycomb structures. Prior to Hexcel, she spent 22 years with DuPont in progressively senior roles spanning commercial, operations, and general management.

Ms. Pritchett holds a B.S.in Chemical Engineering from Penn State University and an MBA from Emory University's Goizueta Business School. She has completed executive programs at Harvard Business School and UCLA's Women in Governance program.

These skills and experiences led to the conclusion that Ms. Pritchett should serve as a director of the Company.

Former President, Aperture Solutions - U.S. at Cornerstone Building Brands, Inc. AGE DIRECTOR SINCE 52 2023 COMMITTEES ▶ Audit/Finance ▶ Strategy CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0
Qualifications
▶ Operational Manufacturing Experience ▶ International Experience ▶ Deep Industry Experience ▶ Strategic Experience	Ms. Pritchett’s qualifications include, among other things, her leadership skills, and extensive operational, manufacturing, international and commercial experience.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	17

Proposal 1: Election of Directors

Tony R. Thene

Mr. Thene was appointed to serve as Carpenter Technology’s President and Chief Executive Officer in July 2015, when he was also appointed to the Board of Directors. He previously served as Carpenter Technology’s Senior Vice President and Chief Financial Officer from January 2013 until June 2015. Prior to joining Carpenter Technology, Mr. Thene served as the Chief Financial Officer of the Engineered Products and Solutions Business Group at Alcoa, Inc. from 2010 until 2013. Previously, he served as Vice President, Controller and Chief Accounting Officer of Alcoa. He also previously held various other positions during his 23-year career at Alcoa, including Director, Investor Relations; Chief Financial Officer for the Flat Rolled Products Group; Chief Financial Officer for Alcoa World Alumina and Chemicals; and manufacturing manager for the Alumina Chemicals business.

Mr. Thene earned his undergraduate degree in Accounting from Indiana State University and his MBA from Case Western Reserve University, Cleveland, Ohio.

Mr. Thene served on the Board of Directors of Mativ Holdings, Inc., formed on July 6, 2022, by merger of Schweitzer-Mauduit International Inc., and Neenah, Inc., two leading global manufacturers of specialty materials, from 2022 until May 2024. Previously he served on the Board of Directors of Neenah, Inc. from 2018 until 2022. He also served on Furman University’s Board of Trustees.

These skills and experiences led to the conclusion that Mr. Thene should serve as a director of the Company.

President and Chief Executive Officer, Carpenter Technology Corporation AGE DIRECTOR SINCE 64 2015 COMMITTEE ▶ Strategy CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0
Qualifications
▶ Chief Executive Officer ▶ Financial Experience ▶ Deep Industry Experience ▶ Operational Manufacturing Experience ▶ Strategic Experience	Mr. Thene’s qualifications include his extensive financial knowledge, operational and manufacturing experience, and his leadership skills.

18	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proposal 1: Election of Directors

Terms to Expire 2027

Julie A. Beck

Ms. Beck brings extensive experience in leading finance organizations at major manufacturing companies over the last four decades. Ms. Beck is Senior Vice President, Chief Financial Officer and Treasurer of MSA Safety Incorporated, a position she has held since August 2025. From January 2022 to February 2025, Ms. Beck served as Senior Vice President, Chief Financial Officer for Terex Corporation, a global manufacturer of materials processing machinery and aerial work platforms. From 2016 through 2021, she served as Senior Vice President and Chief Financial Officer for NOVA Chemicals. Prior to that, Ms. Beck served as Global Vice President of Supply Chain, Operational Excellence, and Quality for Joy Global, Inc., where she also held the role of Chief Financial Officer for the Joy Mining Machinery subsidiary. Previously, Ms. Beck served in various positions, including Chief Financial Officer, at both the Journal Register Company and Norwood Promotional Products, Inc. Ms. Beck started her career with Deloitte & Touche.

Ms. Beck has significant Board experience as she has previously served on the audit committees for several public companies and nonprofit boards. In addition to Carpenter Technology, Ms. Beck currently serves as an independent director on the public Board of RPM International Inc. since April 2025. She holds a bachelor's degree in Accounting from the University of Wisconsin-Madison and is a Certified Public Accountant.

These skills and experiences led to the conclusion that Ms. Beck should serve as a director of the Company.

Senior Vice President, Chief Financial Officer and Treasurer - MSA Safety Incorporated

AGE     DIRECTOR SINCE

63    2025

COMMITTEES

▶ Corporate Governance

▶ Human Capital Management

▶ Strategy

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 1

▶ RPM International Inc.

Qualifications
▶ Chief Financial Officer ▶ Key Industry Experience ▶ Operational Manufacturing Experience ▶ Strategic Experience ▶ International Experience

Ms. Beck's qualifications include, among other things, her extensive financial expertise and background as a Chief Financial Officer in the public sector, as well as key industry, operational manufacturing, strategic and international experience.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	19

Proposal 1: Election of Directors

Dr. A. John Hart

Dr. Hart is the Class of 1922 Professor and Head of the Department of Mechanical Engineering at the Massachusetts Institute of Technology (“MIT”). He is also Co-Director of the MIT Initiative for New Manufacturing (INM) and Director of the MIT Center for Advanced Production Technologies (APT). From 2013 to 2020, he was an Associate Professor of Mechanical Engineering at MIT. Dr. Hart has worked extensively with industry and has co-founded and/or advised several startup companies, including VulcanForms, Inc., Upgrade Manufacturing, Inc., and Desktop Metal, Inc.

Dr. Hart earned his master’s and Ph.D. degrees from MIT, and his undergraduate degree from the University of Michigan. He has received numerous awards for his research and teaching accomplishments.

These skills and experiences led to the conclusion that Dr. Hart should serve as a director of the Company.

Professor and Head of the Department of Mechanical Engineering at the Massachusetts Institute of Technology

AGE     DIRECTOR SINCE

46    2019

COMMITTEES

▶ Science, Technology and Sustainability (Co-Chair)

▶ Audit/Finance

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0

Qualifications
▶ Research and Development ▶ Key Industry Experience ▶ Innovation Experience ▶ Strategic Experience

Dr. Hart’s qualifications include, among other things, his extensive work in the areas of additive manufacturing, advanced materials, machine design, and automation. His industry expertise and his background as a professor in these areas add valuable support to both the Board and Carpenter Technology.

20	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proposal 1: Election of Directors

Kathleen Ligocki

Kathleen Ligocki is a serial CEO, an experienced board member and an advisor for growth companies. During her operating career from 2015 to 2019, Ms. Ligocki served as the CEO of Agility Fuel Solutions, a leader in sustainable clean energy storage and propulsion solutions for commercial vehicles around the world. From 2014 to 2015, she served as the Chief Executive Officer of Harvest Power, one of the leading organics management companies in North America with a mission to create a more sustainable future by transforming organic wastes into bioenergy and soil amendment products. From 2012 to 2014, she worked as an Operating Partner at Kleiner Perkins Caufield & Byers, one of Silicon Valley’s top venture capital providers. From 2010 to 2012, Ms. Ligocki served as Chief Executive Officer of Next Autoworks, an auto company with a unique low-cost business model. From 2008 to 2009, Ms. Ligocki served as Chief Executive Officer of GS Motors, a Mexico City-based auto retailer owned by Grupo Salinas, a large Mexican conglomerate. From 2003 to 2007, she served as Chief Executive Officer of Tower Automotive, a Fortune 1000 global auto supplier. Ms. Ligocki also founded her own firm, Pine Lake Partners, a consultancy firm focused on start-ups and turnarounds. She has held executive positions at Ford and United Technologies, where she led operations in the Americas, Europe, Africa, the Middle East, and Russia. She started her career at General Motors in manufacturing leadership, sales and strategy/program management.

In addition to Carpenter Technology, Ms. Ligocki currently serves as an Independent Director on the public boards of Lear Corporation (Fortune 200 auto supplier) and PPG Industries (Fortune 500 coatings company), two private boards (Aperia Technologies, a tech start-up for tire management, and Axel Johnson International, a Swedish family conglomerate), and two advisory boards focused on tackling the world’s climate challenges through innovation (Lime Rock New Energy and Assembly Ventures). Ms. Ligocki moved to Director Emeritus status on the Indiana University Foundation Board in June 2024, but continues to be involved with the university on a number of committees.

Ms. Ligocki earned a BA degree with highest distinction from Indiana University Kokomo and holds an MBA from the Wharton School at the University of Pennsylvania where she was a GM fellow. She also has been awarded honorary doctorate degrees from Indiana University Kokomo, Central Michigan University, and Oakland University.

These skills and experiences led to the conclusion that Ms. Ligocki should serve as a director of the Company.

Former CEO of Agility Fuel Solutions

AGE     DIRECTOR SINCE

68    2017

COMMITTEES

▶ Human Capital Management (Chair)

▶ Corporate Governance

▶ Strategy

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 2

▶ Lear Corporation

▶ PPG Industries

Qualifications
▶ Chief Executive Officer ▶ International Experience ▶ Key Industry Experience ▶ Operational Manufacturing Experience ▶ Financial Experience

Ms. Ligocki’s qualifications include, among other things, her Chief Executive Officer experience and leadership skills. Her international knowledge and operational manufacturing experience bring valuable insight to the Board.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	21

Proposal 1: Election of Directors

Ramin Younessi

Mr. Younessi served as Group President, Construction Industries Group, of Caterpillar, Inc. before retiring in January 2021. As Group President of Caterpillar’s Construction Industries Group, he was responsible for Earthmoving, Excavation, Building Construction Products, China Operations and Global Construction & Infrastructure Divisions, Global Rental and Used Equipment Services, and Strategic Procurement. Mr. Younessi also served as Caterpillar’s Group President of Energy & Transportation. In this role, he was responsible for Caterpillar's Electric Power, Industrial Engines, Large Power System, Solar Turbines, Remanufacturing, Rail, Oil & Gas, and Marine Divisions. Prior to joining Caterpillar, Mr. Younessi held a number of senior executive positions in Manufacturing and Engineering at Daimler AG and Navistar Inc. In addition, since 2013, Mr. Younessi has been a board member, investor, and Senior Advisor to Madison Dearborn Partners (MDP), a leading private equity investment firm. He is currently the chairman, or a board member, on several private domestic and international companies.

Mr. Younessi holds a bachelor’s degree in Electrical Engineering from Rochester Institute of Technology, a master’s degree in Electrical Engineering from Syracuse University and a master’s degree in Engineering Management from the University of Maryland. Mr. Younessi is a registered professional engineer in the state of Illinois.

These skills and experiences led to the conclusion that Mr. Younessi should serve as a director of the Company.

Retired Group President – Caterpillar Inc. AGE DIRECTOR SINCE 60 2021 COMMITTEES ▶ Audit/Finance ▶ Science, Technology and Sustainability CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0
Qualifications
▶ Operational Manufacturing Experience ▶ Financial Experience ▶ International Experience ▶ Research and Development

Mr. Younessi’s qualifications include, among other things, his extensive operational manufacturing experience, research and development experience, financial experience, and global business experience.

22	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proposal 1: Election of Directors

Term to Expire 2025 - I. Martin Inglis, Chairman of the Board, is retiring from the Board immediately before the 2025 Annual Meeting of Stockholders, having attained the mandatory retirement age.

Terms to Expire 2026 Terms to Expire 2026

The Board of Directors and management of the Company express their sincerest gratitude for his service on the Board of Directors. Mr. Inglis' expertise and leadership have been invaluable to the Company during his tenure as a director and Chairman of the Board.

I. Martin Inglis

Mr. Inglis joined Battelle, a research and development enterprise headquartered in Columbus, Ohio, in 2004, and served as Executive Vice President and Chief Operating Officer, retiring in July 2014. Through July 2013, he also served as Chief Financial Officer. Previously, he had retired as Group Vice President, Business Strategy for Ford Motor Company. He joined Ford of Europe in London in 1971 and held various finance and operations positions in international and domestic markets. He was named head, Global Products and Business Strategy, and elected a corporate Vice President in 1996; President, Ford South America, in 1999; head, Ford North America, in 2000; and Chief Financial Officer in 2001. Mr. Inglis also served on the Advisory Board of three venture funds (Reservoir Ventures, Battelle Ventures, and Fletcher Spaght), stepping down in mid-2015 from the first two.

Mr. Inglis is active in local charities and served on the Board of Breckenridge Creative Arts, where he retired as Chairman at the end of 2024. He served as the Chairman of the Columbus Symphony Orchestra for six years through 2014. He holds a bachelor’s degree in Business Economics from Strathclyde University, Glasgow, Scotland.

These skills and experiences led to the conclusion that Mr. Inglis should serve as a director of the Company.

Chairman, Carpenter Technology Corporation; Retired Chief Operating Officer, Battelle; Previous Chief Financial Officer, Ford Motor Company

AGE     DIRECTOR SINCE

74    2003

CURRENT NON-CARPENTER TECHNOLOGY PUBLIC DIRECTORSHIPS 0

Qualifications
▶ Financial Experience ▶ Strategic Experience ▶ Labor Relations

Mr. Inglis’ qualifications include, among other things, his extensive financial expertise and background as a Chief Financial Officer in both the public and private sectors. Additionally, Mr. Inglis’ substantial operational and labor relations experience and broad international knowledge enable him to provide valuable perspective to support Carpenter Technology’s growth strategies.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	23

Corporate Governance

Carpenter Technology’s business, property and affairs are managed under the direction of its Board of Directors in accordance with the General Corporation Law of the State of Delaware and Carpenter Technology’s Certificate of Incorporation and By-Laws. While Carpenter Technology’s non-employee directors are not involved in day-to-day operating details, they are kept informed of Carpenter Technology’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by Carpenter Technology’s officers during meetings of the Board of Directors and its committees.

Board Information

Majority Voting Standard for Election of Directors

The By-Laws provide that directors will be elected by a majority of the votes cast except in the event of a contested election, where the number of candidates for election exceeds the number of directors to be elected. In a contested election, directors will be elected by a plurality of the votes cast.

Board Independence

In determining independence, each year the Board evaluates whether directors have a “material relationship” with Carpenter Technology. To assess the “materiality” of a director’s relationship with Carpenter Technology, the Board considers all relevant facts and circumstances, including the individuals or organizations with which the director has an affiliation. When a director is affiliated with one of Carpenter Technology’s service providers or customers, the Board considers how often or regularly services are provided, whether the services are being conducted at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms as those prevailing at the time for unrelated parties in comparable transactions.

Mr. Thene was appointed Carpenter Technology’s President and Chief Executive Officer (“CEO”) and a member of Carpenter Technology’s Board of Directors effective July 1, 2015. With the exception of Mr. Thene, all other members of the Board of Directors qualify as independent directors under the applicable requirements of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). Board committees also satisfy applicable requirements for certain of their members to qualify as independent directors.

Board Leadership Structure

Board leadership policies and practices

Currently, the offices of Chairperson and Chief Executive Officer are separate. However, as described below, the Board has deemed it to be in the best interest of the Company and its stockholders to combine those offices, effective immediately before the Annual Meeting. As part of this transition, and as further described below, the Board believes that it is prudent to appoint a non-employee, independent director, by majority vote of the independent directors, to serve as Lead Independent Director that is separate from the Chairperson/Chief Executive Officer.

Leadership decisions in Fiscal Year 2026

Succession plans were executed by the Board of Directors with the announcement on August 13, 2025, that I. Martin Inglis, who has served as Chairman of the Board since our 2021 annual meeting, will be retiring from the Board after 22 years of service, and in accordance with our mandatory retirement policy, immediately before the Annual Meeting.

Further, on August 12, 2025, the Board appointed Tony R. Thene, the current President and Chief Executive Officer of the Company, to serve as Chairman of the Board effective immediately before the Annual Meeting.

Brian J. Malloy, the current Senior Vice President and Chief Operating Officer of the Company, was appointed to serve as President and Chief Operating Officer of the Company effective immediately before the Annual Meeting.

Additionally, on August 12, 2025, the Board appointed Steven M. Ward, Jr., to serve as Lead Independent Director of the Board effective immediately before the Annual Meeting.

Mr. Thene will continue to serve as Chief Executive Officer of the Company in addition to assuming the role of Chairman of the Board.

24	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Corporate Governance • Board Information

In conjunction with the recently announced retirement of our Chairman, our Board reassessed its then-current leadership structure. After careful consideration, the Board determined that the Company and its stockholders would be best served by combining the roles of Board Chair and Chief Executive Officer at this time. The Board has determined that the structure of combined Chairperson and Chief Executive Officer roles with a Lead Independent Director, together with the exercise of key oversight responsibilities by our independent directors, will be in the best interests of the Company and its stockholders. Further, the Board believes that combining the Chairperson and Chief Executive Officer positions under Mr. Thene will be the most effective leadership structure for the Company at this time since it promotes unified leadership and direction for the Company and facilitates the efficient implementation of our strategies to create shareholder value. Additionally, the Board believes that Mr. Thene, serving in both capacities, effectively bridges communication between the Board and our management. Our Board’s ability to maintain appropriate independent oversight of our business strategies and activities is enhanced by the Company’s existing strong governance structures and policies, such as:

•
establishing a Lead Independent Director;
•
appointing only independent directors to the standing committees of the Board; and
•
regularly scheduling executive sessions of the independent directors.

The Lead Independent Director is appointed by a majority vote of the independent directors to serve a term of two years. The responsibilities of the Lead Independent Director include: authority to call a meeting of the independent directors; chairing all meetings of the independent directors and providing feedback and counsel to the Chairperson/Chief Executive Officer; reviewing Board meeting agendas prepared by the Chairperson/Chief Executive Officer and providing feedback; authority to retain outside advisors who report directly to the independent directors; meeting with the Chairperson/Chief Executive Officer as frequently as appropriate regarding matters of strategic significance; and meeting with the Chairperson/Chief Executive Officer individually as needed.

Meetings of the Board, Committees, and Independent Directors

Carpenter Technology expects attendance and active participation by directors at Board and committee meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served during fiscal year 2025.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	25

Corporate Governance • Board Information

As required by Carpenter Technology’s Corporate Governance Guidelines, the independent directors of the Board meet in an executive session at least twice per year to review the performance of the Chief Executive Officer and to address any other matters of concern. I. Martin Inglis, Chairman of the Board, presided over all executive sessions in fiscal year 2025.

Board/Committee	# Meetings Held

Full Board	5

Audit/Finance	10

Corporate Governance	5

Human Capital Management	6

Science, Technology and Sustainability	5

Strategy	5

Total Board and Committee Meetings	36

Executive Sessions (Independent directors meet without management present)	5

Annual Meeting of Stockholders	1

Average Director Attendance	99%

All directors, with the exceptions of Howard H. Yu, who joined the Board in October 2024, and Julie A. Beck, who joined the Board in February 2025, attended last year’s Annual Meeting, and all directors are expected to attend in 2025.

Board Committees

The Board of Directors has three standing committees: Audit/Finance, Corporate Governance and Human Capital Management. The Board currently has two additional committees: (1) Science, Technology and Sustainability and (2) Strategy. The Board periodically establishes ad hoc committees, on an interim basis, to assist the Board with specific matters when prudent and advisable. The following summaries describe significant functions of each committee.

26	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Corporate Governance • Board Information

Significant Functions of the Committee

Audit/Finance Committee

▶ Assists the Board in its oversight of the integrity of Carpenter Technology’s financial statements:

•
qualifications, independence and performance of Carpenter Technology’s independent registered public accounting firm;
•
performance of Carpenter Technology’s internal audit personnel; and
•
overall compliance with accounting, legal, regulatory, ethical and business conduct requirements.

▶ Selects the independent registered public accounting firm and provides a recommendation to the Board with respect to including the Company’s audited financial statements in the Annual Report on Form 10-K.

▶ Reviews and provides recommendations to the Board relating to major financial matters affecting the Company.

MEMBERS Charles D. McLane, Jr., Chair A. John Hart Colleen S. Pritchett Ramin Younessi Howard H. Yu ▶ All members are independent ▶ All members are financially literate under NYSE standards

Corporate Governance Committee

▶ Functions as a nominating committee with respect to directors:

•
assists the Board in identifying qualified individuals to become directors; and
•
recommends the overall composition of the Board and its committees.

▶ Assists the Board in developing, implementing and monitoring a set of corporate governance principles for the Company, and overseeing processes to assess the performance and effectiveness of the Board, its committees and Carpenter Technology’s management.

▶ Ensures orderly succession at the Board and management levels.

▶ Leads the Environmental, Social and Governance program for the Board.

MEMBERS Stephen M. Ward, Jr., Chair Viola L. Acoff Julie A. Beck Steven E. Karol Kathleen Ligocki ▶ All members are independent

Human Capital Management Committee

▶ Establishes the philosophy for executive compensation.

▶ Designs and oversees administration of Carpenter Technology’s equity and incentive compensation plans.

▶ Reviews and approves compensation of Carpenter Technology’s executive officers.

▶ Reviews and approves annually the corporate goals and objectives relevant to compensation of the CEO and evaluates the CEO’s performance in light of those goals and objectives.

▶ Identifies and develops succession candidates for Carpenter Technology’s CEO and executive officers.

▶ Assists the Board with other human resource matters, including overseeing management’s work to promote organizational effectiveness, leadership development, and the design and administration of employee benefits programs.

▶ Oversees the Social aspects of the Environmental, Social and Governance program.

MEMBERS Kathleen Ligocki, Chair Viola L. Acoff Julie A. Beck Steven E. Karol Stephen M. Ward, Jr. ▶ All members are independent

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	27

Corporate Governance • Board of Directors’ Role in Risk Oversight

Significant Functions of the Committee

Science, Technology and Sustainability Committee

▶ Reviews and monitors major scientific or technological developments that could affect Carpenter Technology’s current business or operations or implicate significant strategic planning or considerations for the future.

▶ Makes periodic recommendations to the Board concerning major developments or potential business opportunities for Carpenter Technology with respect to scientific or technological matters.

▶ Oversees the Environmental aspects of the Environmental, Social and Governance program.

MEMBERS Viola L. Acoff, Co-Chair A. John Hart, Co-Chair Stephen M. Ward, Jr. Ramin Younessi Howard H. Yu ▶ All members are independent

Strategy Committee

▶ Ensures that Carpenter Technology has developed a relevant operative strategy for the Company’s industry and markets.

▶ Reviews and monitors implementation and maintenance of the corporate strategy.

▶ Reviews implementation of the corporate strategy through capital investments and corporate developments, including acquisitions, divestitures, joint ventures, strategic alliances and facility utilization.

MEMBERS

Steven E. Karol, Chair

Julie A. Beck

Kathleen Ligocki

Charles D. McLane, Jr.

Colleen S. Pritchett

Tony R. Thene

▶ All members are independent except Mr. Thene, Carpenter Technology’s President and CEO

Board of Directors’ Role in Risk Oversight

As a part of its oversight function, the Board monitors management’s processes for operating Carpenter Technology’s business, including risk management. The Board’s oversight of risk includes monitoring management’s work to identify risks and manage risk parameters, including those relating to enterprise, financial, operational, cybersecurity, business and reputation risks.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that understands and is committed to risk management and also incorporates business integrity into Carpenter Technology’s overall corporate strategy and day-to-day business operations.

Oversight of Carpenter Technology’s risk management processes is an important part of Board and committee work throughout the year.

28	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Corporate Governance • Stockholder Engagement and Communication with the Board

Risk Oversight Role and Responsibilities

Full Board

The full Board oversees management’s processes for managing significant strategic and business risks, such as those relating to our products, markets, capital investments, and cybersecurity.

Audit/Finance Committee	Corporate Governance Committee	Human Capital Management Committee	Science, Technology and Sustainability Committee	Strategy Committee

Oversees management’s processes for managing business and operational risks that could have a financial impact, such as those relating to internal controls, liquidity, raw materials, or cyber and information security

Oversees management’s processes for managing the risks associated with governance issues, such as the independence of the Board and CEO succession

Sets incentive metrics and the mix of incentive pay for executive compensation plans and policies; strives to drive high performance while avoiding an inadvertent incentive to take risks beyond the established risk parameters

Oversees management’s processes for managing the risks associated with major scientific or technological developments that could affect business, operations, or strategic planning

Oversees management’s processes for the continual development, implementation and maintenance of Carpenter Technology’s corporate strategy, and ensures that the annual business plan is aligned with and supports the corporate strategy

Management

Carpenter Technology’s risk management processes include continuous work to assess and analyze the most likely areas of future risk and to address them in our long-term planning process and in our daily risk management activities.

Stockholder Engagement and Communication with the Board

Carpenter Technology has long supported a robust investor relations program to communicate regularly with investors about economic, financial, operational and strategic matters. As a result of institutional investors’ changing practices, the Board works with management to establish further engagement with investors’ governance personnel to discuss leadership, compensation, social responsibility and other governance matters. James D. Dee, Carpenter Technology’s Senior Vice President, General Counsel and Chief Governance Officer, and John Huyette, Carpenter Technology’s Vice President of Corporate Development and Investor Relations, assist the Board in understanding stockholders’ priorities and views on an ongoing basis. Messrs. Dee’s and Huyette’s roles are to communicate with stockholders throughout the year about investor relations, governance, compensation and social responsibility developments; to solicit feedback from stockholders and disseminate that information to the Board and management; to keep the Board and others in management apprised of stockholder views and priorities; and to arrange appropriate direct interactions for stockholders with the CEO, management and directors. The Corporate Governance Committee regularly interacts with the Chief Governance Officer, and the Audit/Finance Committee regularly interacts with the Chief Financial Officer (“CFO”), to help the Board stay well informed of stockholder views.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	29

Corporate Governance • Transactions with Related Parties

Any stockholder who wishes to interact with the Board directly should send a request to our Chief Governance Officer, who will work with the Corporate Governance Committee to arrange appropriate interactions. Stockholders can contact Mr. Dee at jdee@cartech.com or 610-208-3423. Also, stockholders can contact Mr. Huyette at jhuyette@cartech.com or 610-208-2061 regarding Investor Relations matters.

How to Communicate with our Board of Directors

Stockholders can communicate with the Board of Directors by sending a letter addressed to Carpenter Technology’s Board of Directors, c/o Corporate Secretary, 1735 Market Street, 15th Floor, Philadelphia, PA 19103. Carpenter Technology’s Corporate Secretary will review the correspondence and forward it to the Chairman of the Board or to the Chair of the appropriate Board committee or to any individual director or directors to whom the communication may be specifically directed. If the communication is unduly hostile, threatening or illegal, does not reasonably relate to Carpenter Technology or its business, or is similarly inappropriate, the Corporate Secretary will not forward the communication, and will notify the sender if and as appropriate. Stockholders and other interested parties may also communicate with the non-employee directors, the non-executive Chairman, or the Audit/Finance Committee by sending an email to boardauditcommittee@cartech.com.

Transactions with Related Parties

A “related party transaction” is a transaction with Carpenter Technology in an amount exceeding $120,000 in which a related person has a direct or indirect material interest. A related person includes an executive officer, director, or five percent stockholder of Carpenter Technology and any immediate family member of such a person. If Carpenter Technology’s management identifies a related party transaction, the transaction is brought to the attention of the Audit/Finance Committee for its approval, revision or rejection after considering all the relevant facts and circumstances.

Any proposed transactions with executive officers, directors, substantial stockholders, or the family members or affiliates of any of those parties, require approval by the Audit/Finance Committee and will be disclosed as required by the SEC. Carpenter Technology’s Code of Business Conduct and Ethics requires that Carpenter Technology’s officers and directors avoid conflicts of interest, as well as the appearance of conflicts of interest, and disclose to Carpenter Technology’s General Counsel any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest between private interests and the interests of the Company. Carpenter Technology checks for any potential related party transactions primarily by circulating a Directors and Officers Questionnaire to each member of the Board of Directors and each NEO annually.

Fiscal Year 2025 Related Party Transactions

There were no related party transactions during fiscal year 2025, and there are no proposed related party transactions required to be disclosed in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

No member of the Human Capital Management Committee was a current or former officer or an employee of Carpenter Technology or any of its subsidiaries during fiscal year 2025, or had any relationship requiring disclosure by Carpenter Technology under the SEC’s proxy rules.

30	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Corporate Responsibility and Sustainability

Sustainability Overview

Carpenter Technology’s Sustainability Program is built upon our Vision and Core Values and aligns with our business strategy for growth. We will address the challenges ahead by relying upon our vision: to partner with our customers to solve their most challenging material problems. We aim to achieve our goals, as we always do, by adhering to our Core Values.

Carpenter Technology’s Sustainability strategy focuses on four areas of our operations: environmental stewardship; the health and safety of our employees and community; social responsibility; and corporate governance.

Highlights of Carpenter Technology’s Sustainability efforts include the following:

▶ Our material solutions play an important role in the global efforts to address climate change.

▶ Our manufacturing operations are more environmentally sustainable than many other global metal manufacturers.

▶ We are one of the safest industrial manufacturing companies in the United States with a TCIR of 1.4 in fiscal year 2025.

▶ We are committed to creating and retaining a workplace with a broad range of experiences and perspectives and serving the communities in which we live and work.

Carpenter Technology’s Board of Directors and its committees maintain overall responsibility for Sustainability matters, including our corporate strategy, plans of action, risk management policies, annual budgets, business plans and the Company’s performance objectives. Committee-specific responsibilities are described in the “Significant Functions of the Committee” section of this Proxy Statement. The Board and its committees work closely with management to ensure that the Company is properly addressing Sustainability considerations.

The Sustainability Steering Committee ensures the Company’s sustainability strategy is aligned across the enterprise and defines targets that are used in our public reporting. The Sustainability Steering Committee meets quarterly and reports progress to the Company’s Leadership Team. The Sustainability Steering Committee, which reports to Carpenter Technology’s President and Chief Executive Officer, includes the Company’s Senior Vice President and General Counsel; the Senior Vice President and Chief Financial Officer; the Vice President and Chief Human Resources Officer; the Vice President and Chief Technology Officer; the Vice President of Corporate Environmental, Health & Safety; and the Vice President of Corporate Development and Investor Relations.

The latest information on our Sustainability Program is available at https://www.carpentertechnology.com/sustainability.

Environmental

Carpenter Technology is committed to protecting the environment and recognizes the need to minimize our impact through a managed sustainability program. The Environmental, Health and Safety (“EH&S”) team oversees our environmental management system with technical experts in all facilities where we operate. Like most organizations in our industry, we are subject to domestic and international environmental laws and regulations and consider the regulatory landscape a relevant factor when assessing climate-related risks and opportunities.

Through our materiality assessment, Carpenter Technology has identified, evaluated and prioritized relevant climate-related risks and opportunities with potential meaningful impact on our business. We presently are addressing the areas identified below.

EH&S Management System

Our EH&S Management System includes mechanisms for regularly evaluating environmental compliance and managing changes in business operations while assessing actual and potential environmental impacts. The majority of our manufacturing facilities are ISO 14001 Certified.

Greenhouse Gas (“GHG”) Emissions & Energy Management

Carpenter Technology actively monitors and manages energy consumption and GHG emissions across all operating locations with the primary goal of maximizing efficiencies to reduce costs and minimize our impact on the environment.

Our operations are more environmentally sustainable than many other global metal manufacturers.

▶ Our specialty alloys do not require coking or iron ore operations that are found in carbon steels, which require carbon-intensive inputs like coal;

▶ We use Electric Arc Furnaces and Vacuum Induction Melting processes to melt alloys, as opposed to traditional blast furnaces;

▶ We source carbon-free, nuclear energy to power our melting operations; and

▶ We have a sustainable sourcing model, with more than 70% of our material inputs sourced from reclaimed or recycled steel and alloys.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	31

Corporate Responsibility and Sustainability • Environmental

Our goal is to reduce Scope 1 and 2 CO2 emissions intensity by 30% by calendar year 2035 using calendar year 2019 CO2 emissions as our baseline year. We intend to achieve this goal through four main activities:

▶ recycling waste heat from our furnaces to improve efficiency of furnace operations;

▶ converting natural gas fueled boilers and furnaces to electric;

▶ increasing the share of carbon-free grid-electricity, using renewable and nuclear-based energy; and

▶ improving our operational efficiencies.

We have and will continue to actively pursue other initiatives that will help us to further reduce our CO2 emissions.

For more information about our energy management process and GHG emission reduction targets and progress, visit https://www.carpentertechnology.com/sustainability.

Air Emissions

We closely monitor and report air emissions from our major manufacturing sites. Emissions tracked include GHGs, nitrogen oxides, sulfur oxides, volatile organic compounds and hazardous air pollutants. We seek to have all of our manufacturing facilities strictly comply with applicable regulatory requirements regarding emissions limits and hold valid air permits where required. We have implemented many measures to reduce emissions, including capture and control systems for dust, mist, and fume pollution. Additionally, we continue to seek opportunities to reduce air emissions through regular equipment repair and upgrades.

Waste Management

We are committed to reducing the amount of waste generated by our operations. Our waste management approach aims to reduce environmental risk and operational costs by prioritizing waste prevention in our manufacturing processes. We track the amounts and types of waste generated by each facility and regularly review third-party audits that inspect waste management partners. We are currently analyzing all nonhazardous waste produced to determine recyclability.

Water Management

To minimize the impact of our operations on local water supplies, we implement best practices in water use. We installed a new treatment system at our largest facility (Reading, PA), that is estimated to reduce water consumption and discharge volume by up to 80% when fully implemented.

Sustainable Sourcing

Carpenter Technology utilizes as much recycled or reclaimed material as possible in the production of our products. We rely heavily on the use of reclaimed metal in our production of highly specialized metal alloys.

As a responsible participant in the metals supply chain, we take seriously our responsibility to ensure materials used in our products are sourced in an ethical manner and in compliance with applicable laws and regulations, including the SEC’s “Conflict Minerals” rules. Every year we audit our suppliers for Conflict Mineral Compliance to ensure the integrity of our supply chain. Our most recent Conflict Minerals Disclosure can be found on EDGAR, the SEC’s filing database, along with our most recent annual filings, and the legal page of our website: https://www.carpentertechnology.com/legal.

Additional Information

In addition, Carpenter Technology is an active member of the Responsible Minerals Initiative, an international organization that seeks to mitigate the social and environmental impacts of extraction and processing of conflict minerals in supply chains.

You can find additional environmental information and data at https://www.carpentertechnology.com/sustainability including: our Sustainability Accounting Standards Board Index disclosure, the Task Force on Climate-related Financial Disclosures Report and our annual Sustainability Report.

32	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Corporate Responsibility and Sustainability • Safety

Safety

Safety Vision

The safety of our employees is Carpenter Technology’s number one Core Value and top priority. We believe that every employee shares the responsibility to actively participate in all aspects of the safety program and to strive for our ultimate goal of a zero-injury workplace. The hallmarks of our safety program are:

▶ Dedicated leadership, accountability, and employee engagement and empowerment;

▶ Continual improvement plans (Plan-Do-Check-Act);

▶ Tools, resources and education to improve total workplace safety and health; and

▶ A skilled, technology-driven workforce that proactively assesses risks, strives to eliminate hazards, and integrates learning from incidents and near-misses to prevent further occurrences.

Carpenter Technology tracks hand safety and ergonomics metrics as a method of evaluating safety culture. This internal metric tracks current fiscal year closed hand and strains/sprains actions and their improvement rate relative to the prior fiscal year. We tracked this safety metric and TCIR as a part of the Executive Incentive Bonus Compensation Plan for fiscal year 2025.

Social

Community Relations

We believe that part of being a responsible corporate citizen is improving the communities where our employees live and work. We aim to strengthen our communities through volunteer activities and donations made on behalf of Carpenter Technology. Through our Carpenter Cares Program and community partnerships, we encourage our employees to participate in volunteer opportunities that are meaningful to them and support their efforts.

Our annual “Impact Awards” provides a unique opportunity to celebrate performance and support our local communities. Each year, we recognize outstanding achievements of our employees in the course of their job. We then make donations on behalf of the winners to their selected charities. More than 80 nonprofits have benefitted from these donations. Past nonprofit and charitable organizations that have received donations include United Way of Berks County, American Heart Association of Philadelphia, Children’s Hospital of Philadelphia, Animal Rescue League of Berks County, Still Serving Veterans, St. Jude Children’s Research Hospital, Center for the Developmentally Disabled North Central Alabama, Morgan County Child Advocacy Center, Autism Society of Berks, Wounded Warrior Project, Literacy Council of Reading-Berks, and Feeding Tampa Bay.

Human Rights

Carpenter Technology is committed to maintaining a culture rooted in respect for fundamental human rights, consistent with the Company’s Core Values. As such, Carpenter Technology seeks to conduct its business in accordance with the highest standards of ethical conduct and in compliance with all applicable laws, rules and regulations. Our Human Rights Policy (the “Policy”) reflects Carpenter Technology’s approach to ensuring socially responsible business practices including the prohibition of human trafficking and forced labor, the health and safety of our employees and worksites, and fair labor and working hours. The Policy is guided by principles embodied in the United Nations Global Compact, the United Nations Universal Declaration of Human Rights, United Nations Guiding Principles on Business and Human Rights, the OECD Guidelines for Multinational Enterprises, and core International Labor Organization conventions. All Carpenter Technology employees are required to adhere to the Policy, and we expect our suppliers, vendors and customers to act in accordance with the Policy. For more information about our Human Rights Policy and approach, visit https://www.carpentertechnology.com/human-rights.

Governance Policies and Practices

Corporate Governance Guidelines and Charters

Carpenter Technology’s Corporate Governance Guidelines, as well as the charters for all the Board committees and our Code of Business Conduct and Ethics, are available on Carpenter Technology’s website at https://ir.carpentertechnology.com/governance. Copies will be mailed to stockholders upon written request to the Corporate Secretary, Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA 19103.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	33

Corporate Responsibility and Sustainability • Governance Policies and Practices

Code of Ethics

The Board of Directors has adopted a Code of Ethics for Carpenter Technology’s CEO and senior financial officers. There were no waivers of the Code of Ethics for fiscal year 2025 or through the date of this Proxy Statement.

Ethics Hotline: Carpenter Technology utilizes an independent web-based ethics hotline for both employees and non-employees to voice any concerns they may have in a confidential manner. A Board approved corporate staff member reviews any reports and, if necessary, involves the legal, finance, asset protection, human resources or other department, as applicable.

Annual Board Performance Self-Evaluation

The Board conducts an annual self-evaluation to determine whether the Board and its committees are functioning effectively. The Corporate Governance Committee oversees the self-evaluation process. Results of the self-evaluation process are discussed with the Board as soon as practicable. The Corporate Governance Committee also evaluates individual directors as each is considered for re-election to the Board.

Director Training and Education

We have an orientation process for new directors that involves meeting with senior management and visiting our manufacturing facilities. All directors are encouraged to attend outside educational seminars presented by accredited third-party organizations as well as internal programs organized by the Company for the directors’ ongoing education.

Succession Planning

The Corporate Governance Committee is responsible for determining the process for evaluating our CEO succession planning. Carpenter Technology’s CEO presents an annual report to the Board on succession planning for the CEO position. The CEO also recommends, on a continuing basis, a suitable successor should the CEO be unexpectedly disabled or otherwise unavailable to perform the duties of that office.

The Human Capital Management Committee is responsible for monitoring succession planning and management development for positions other than that of the CEO.

As part of our succession planning process, the Board announced the following actions taken on August 12, 2025:

Tony R. Thene, the current President and Chief Executive Officer, was appointed to serve as Chairman of the Board effective immediately before the Annual Meeting. Mr. Thene will succeed I. Martin Inglis, current Chairman of the Board, who will be retiring on that date. Steven M. Ward, Jr. was appointed to serve as Lead Independent Director of the Board effective immediately before the Annual Meeting.

Brian J. Malloy, the current Senior Vice President and Chief Operating Officer, was appointed to serve as President and Chief Operating Officer of the Company effective immediately before the Annual Meeting.

Mr. Thene will continue to serve as Chief Executive Officer of the Company in addition to assuming the role of Chairman of the Board.

34	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Security Ownership of

Principal Beneficial Owners

Principal Beneficial Owners

Listed below are the only individuals and entities known by Carpenter Technology (through their Section 13 filings) to own more than 5% of the Company’s outstanding common stock as of the record date of August 8, 2025. Except as noted below, these investment advisors and their investment vehicles have sole voting and investment power over these shares of Carpenter Technology stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

BlackRock, Inc.	4,781,418	(2)	9.59%
50 Hudson Yards
New York, NY 10001

FMR LLC	4,772,167	(3)	9.57%
245 Summer Street
Boston, MA 02211

The Vanguard Group, Inc.	4,657,481	(4)	9.34%
P.O. Box 2600
Valley Forge, PA 19482

(1)
The percentages are calculated on the basis of 49,850,095 shares of common stock outstanding as of August 8, 2025.
(2)
This information was based upon the BlackRock, Inc. 13F-HR filing on August 12, 2025, reflecting shares owned as of June 30, 2025. BlackRock is an investment advisor registered under the Investment Advisors Act of 1940. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. BlackRock reports sole voting power with respect to 4,604,355 shares of Carpenter Technology stock and shared voting power with respect to 0 shares of Carpenter Technology stock. The investment companies and investment vehicles own all these shares.
(3)
This information was based upon the information table to FMR LLC 13F-HR filing on August 14, 2025, reflecting shares owned as of June 30, 2025. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR reports sole voting power with respect to 4,497,150 shares of Carpenter Technology stock and shared voting power with respect to 0 shares of Carpenter Technology stock.
(4)
This information was based upon The Vanguard Group, Inc. 13F-HR filing on August 11, 2025, reflecting shares owned as of June 30, 2025. Vanguard is an investment advisor registered under the Investment Advisors Act of 1940. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. Vanguard reports sole voting power with respect to 0 shares of Carpenter Technology stock, and shared voting power with respect to 20,117 shares of Carpenter Technology stock. The investment companies and investment vehicles own all these shares of Carpenter Technology stock.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	35

Directors, Nominees and

Management Stock Ownership

The following table shows the ownership of Carpenter Technology common stock as of August 8, 2025, by each director or nominee, the executive officers during fiscal year 2025 who are considered to be Named Executive Officers (NEOs) under applicable SEC regulations, and Carpenter Technology’s directors and executive officers as a group. Except as noted below, the directors and executive officers have sole voting and investment power over their respective shares of common stock.

Name	Number of Shares Beneficially Owned	(1)	Employee Restricted Stock Units	(2)	Director Stock Units	(3)	Shares and Units Beneficially Owned	(1)	Percentage of Outstanding Shares	(4)(5)

Acoff, Viola L.	15,080		0		21,129		36,209		0.0%
Beck, Julie A.	0		0		398		398		0.0%
Hart, A. John	18,080		0		21,232		39,312		0.0%
Inglis, I. Martin	34,261	(6)	0		72,496		106,757	(6)	0.1%
Karol, Steven E.	434,971	(6)(7)	0		40,431		475,402	(6)(7)	0.9%
Ligocki, Kathleen	29,466		0		25,177		54,643		0.1%
McLane, Jr., Charles D.	7,487		0		24,327		31,814		0.0%
Pritchett, Colleen S.	4,393		0		3,686		8,079		0.0%
Ward, Jr., Stephen M.	49,490	(6)	0		76,475		125,965	(6)	0.1%
Younessi, Ramin	4,220		0		10,102		14,322		0.0%
Yu, Howard H.	0		0		835		835		0.0%
Thene, Tony R.	501,267	(6)	55,539		0		556,806	(6)	1.0%
Lain, Timothy	96,669		13,829		0		110,498		0.2%
Malloy, Brian J.	145,054	(6)	12,921		0		157,975	(6)	0.3%
Dee, James D.	81,856		8,640		0		90,496		0.2%
Akins, Marshall D.	21,958	(6)	9,053		0		31,011	(6)	0.0%
All directors and executive officers as a group (16 persons)	1,444,252	(6)(7)	99,982		296,288		1,840,522	(6)(7)	2.9%

(1)
The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 8, 2025:

Acoff, V. L.	15,080	McLane, Jr., C. D.	1,028	Thene, T. R.	0
Beck, J. A.	0	Pritchett, C. S.	4,393	Lain, T.	0
Hart, A. J.	18,080	Ward, Jr., S. M.	26,090	Malloy, B. J.	78,760
Inglis, I. M.	27,129	Younessi, R.	0	Dee, J. D.	0
Karol, S. E.	26,090	Yu, H. H.	0	Akins, M. D.	0
Ligocki, K.	20,966

All directors and executive officers as a group (16 persons): 217,616

(2)
These stock units convert to an equivalent number of shares of common stock when they become vested as per the terms of the relative agreement(s) and the plan. The stock unit values are equivalent to Carpenter Technology’s common stock values, but the units have no voting rights.
(3)
These stock units convert to an equivalent number of shares of common stock upon the director’s termination of service as allowed under the plan. The stock unit values are equivalent to Carpenter Technology’s common stock values, but the units have no voting rights.
(4)
Ownership is rounded to the nearest 0.1% and is 0% when less than 0.1%.
(5)
The percentages are calculated based on the number of shares of common stock outstanding plus the number of shares of common stock that would be outstanding if the individual’s options were exercised, but does not include any shares issuable upon the conversion of stock units.

36	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Directors, Nominees and Management Stock Ownership

(6)
Voting and investment power is shared with respect to the following shares of common stock:

Inglis, I. M.	400

Karol, S. E.	10,000

Ward, Jr., S. M.	23,400

Thene, T. R.	5,500

Malloy, B. J.	10,947

Akins, M. D.	1,896

(7)
The amount includes shares held by the following institutions, of which Mr. Karol is an affiliate:

SEK Limited	213,381

HMK Enterprises Inc.	5,500

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	37

Director Compensation

The Board regularly reviews director compensation with the assistance of its outside advisor to ensure that it is appropriate and competitive in light of market circumstances and prevailing “best practices” for corporate governance. The compensation elements reflect the Board’s view that compensation to the non-employee directors should consist of an appropriate mix of cash and equity awards. Our director compensation approach provides for quarterly vesting of equity awards and allows elective deferral of the delivery of earned shares and cash.

Elements of Annual Director Compensation

Pay Element	Board Year 2025 Compensation
Annual Retainer (50% Cash / 50% Stock Units)	Board Members (Non-Chair):	Cash / Stock Units	$150,000
At least 50% of the annual retainer is paid in stock units,	Board Chair*:	Cash / Stock Units	$220,000
which aligns the directors’ personal interests with those of our	*The roles of Chairman and CEO have been separate, and
stockholders.	the Chairman attends Board and committee meetings.
Committee Chair Retainers (Cash)	Audit/Finance Committee:		$25,000
	Human Capital Management Committee:		$17,500
	Corporate Governance, Strategy and
	Science, Technology and Sustainability Committees:		$15,000
Stock Options (Equity)	Board Members (Non-Chair):		$35,000
Directors receive an annual stock option award subject to	Board Chair:		$60,000
the conditions stated below.
Non-Retainer Stock Units (Equity)	Board Members (Non-Chair):		$60,000
Directors receive additional awards of stock units subject	Board Chair:		$110,000
to the conditions stated below.

Stock Options and Stock Units

We compensate our non-employee directors with equity-based compensation under our Stock-Based Compensation Plan for Non-Employee Directors (“Director Stock Plan”).

Initial Grant: Directors receive up to 4,000 stock options upon joining the Board.

Annual Stock Option Grant: In addition to any initial grant of stock options, each director is granted a number of stock options annually, on or about the date of Carpenter Technology’s Annual Meeting of Stockholders or on another date as the Board may determine. These options will have a fair value on the grant date, in combination with the annual non-retainer stock units described below, if any, of up to $90,000 (or such different number as determined by the Board).

Annual Non-Retainer Stock Units Grant: In addition to the grant of options or an award of retainer stock units, each director is granted an additional award of stock units annually having a fair value on the grant date, in combination with the annual stock option grant described above, if any, of up to $90,000 (or such different number as determined by the Board).

Grant Date: The grant date for the awards described above will be on or about the date of the Annual Meeting of Stockholders (or such other date as determined by the Board). The number of units and options is based on the last sale price of Carpenter Technology’s common stock on the date of grant.

Vesting: Subject generally to the director’s continued service, (1) the initial grant of stock options vests in four equal annual installments providing the director is active as a member of the Board on each respective vest date, and (2) the annual grants of stock options and stock units vest in full on the first anniversary of the grant date. If a director’s service terminates prior to the first anniversary of the grant date for reasons other than Cause, a Change in Control, Death or Disability (each as defined in the Director Stock Plan), one-quarter of the annual stock options and stock units will vest for every three months of service following the grant date.

38	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Director Compensation • Director Stock Ownership Policy

Terminations for Cause result in the forfeiture of all outstanding stock options and all stock units. All stock options have ten-year terms. Notwithstanding the foregoing, if a director elects to have more than 50% of his or her annual retainer paid in the form of stock units, the stock units representing the excess (e.g., 60% would be a 10% excess) are fully vested and nonforfeitable as of the grant date.

Upon a Change in Control: In the event of a Change in Control (as defined in the Director Stock Plan), all stock units vest immediately and are payable in shares of common stock, and stock options become immediately exercisable. A director may exercise vested options at any time during the original term.

Upon Death or Disability: In the event of separation from service due to Death or Disability (as defined in the Director Stock Plan), all stock units and stock options vest immediately.

Deferral Policy: Directors may elect under the Director Stock Plan to have the distribution of all or a portion of their stock units deferred until the later of their separation from service or a specific date/event. Carpenter Technology distributes a participating director’s deferred units, based on the director’s advance election, in a lump sum or in any number of annual installments up to a maximum of 15, beginning within 30 days following the later of the director’s separation from service or the date/event elected.

Dividend Equivalents on Stock Units: In the event that the Company pays dividends on outstanding common stock, dividend equivalents are credited to each director who has outstanding stock units. Dividend equivalents are reinvested in the form of additional stock units, with the number of units credited determined by dividing the dividend dollar amount by the closing price of Carpenter Technology common stock on the NYSE on the dividend equivalent payment date. Stock units that are attributable to dividend equivalents vest on the same basis as the underlying stock unit award. No dividend equivalent rights are granted on shares underlying stock option awards.

Director Stock Ownership Policy

It is our policy that non-employee directors must maintain a reasonable equity interest in order to provide them with a proprietary interest in Carpenter Technology’s growth and performance, to generate an increased incentive to contribute to the Company’s future success and prosperity by their personal efforts, and generally to enhance the community of interest between directors and our stockholders.

The current policy requires each director to hold equity in Carpenter Technology with an aggregate fair market value equal to at least six times the annual cash retainer. There is a five-year phase-in period for satisfying the minimum equity holding requirement, and a director is expected to retain the equity for the duration of Board service. The stock ownership measurement is based on a rolling two-year average stock price. As of June 30, 2025, all current non-employee directors satisfy the minimum equity holding requirement or are on track to satisfy such requirement in the stated phase-in period.

Compensation for Non-Employee Directors

Directors have three options with respect to payment of the cash portion of their annual retainer and 100% of committee chair fees:

1. Receive cash currently;

2. Defer all or a portion until a future date/event and then receive cash under Carpenter Technology’s Deferred Compensation Plan for Non-Management Directors (“Director Cash Deferral Plan”); or

3. Defer all or a portion until the later of their separation from service or a specific date/event and then receive common stock under the Director Stock Plan.

Under the Director Cash Deferral Plan, interest is credited semi-annually at Carpenter Technology’s “Five-Year Medium-Term Note Borrowing Rate,” a term defined in the Director Cash Deferral Plan. Carpenter Technology distributes a participating director’s deferred cash based on the director’s advance election, in a lump sum or in any number of annual installments up to a maximum of 15, beginning on a future date or upon the event elected.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	39

Director Compensation • Fiscal Year 2025 Director Compensation Table

Fiscal Year 2025 Director Compensation Table

This table shows the compensation paid or awarded to each non-employee director during fiscal year 2025. Our CEO is not compensated for his Board service.

Name	Fees Earned or Paid in Cash (includes Chair Retainer) ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Change in pension value and nonqualified deferred compensation earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Acoff, Viola L.	90,000		135,075	35,075	0	16,528	276,678
Beck, Julie A.	27,072		82,788	445,874	0	80	555,814
Hart, A. John	90,000	(5)	135,075	35,075	0	16,540	276,690
Inglis, I. Martin	110,000		220,122	60,060	0	57,310	447,492
Karol, Steven E.	90,000		135,075	35,075	0	31,931	292,081
Ligocki, Kathleen	92,500		135,075	35,075	0	19,758	282,408
McLane, Jr., Charles D.	100,000	(6)	135,075	35,075	0	18,835	288,985
Pritchett, Colleen S.	75,000		135,075	35,075	0	2,459	247,609
Ward, Jr., Stephen M.	89,375		135,075	35,075	1,681	60,696	321,902
Younessi, Ramin	75,000		135,075	35,075	3,594	7,727	256,471
Yu, Howard H.	56,250		135,146	357,594	0	333	549,323

(1)
The grant date fair value of stock units granted to our directors in fiscal year 2025 was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 16 to the financial statements contained in Carpenter Technology’s 2025 Annual Report on Form 10-K. Annual stock units granted and credited to each director’s account are subject to partial forfeiture if the director separates from Board service prior to the first anniversary of the grant date for any reason other than Death or Disability.

Each director, with the exceptions of Mr. Inglis, Mr. Yu and Ms. Beck, was credited with 837 stock units for fiscal year 2025 on October 8, 2024, representing a grant date fair value of $135,075. Retainer stock units credited to each director represent $75,042 of the annual retainer. The remaining stock units credited represent an annual award of additional stock units as described above with a grant date fair value of $60,033.

Mr. Inglis, who serves as Chairman, was credited with 1,364 stock units for fiscal year 2025 on October 8, 2024, representing a grant date fair value of $220,122. Retainer stock units credited represent $110,061 of his annual retainer. The remaining stock units credited represent an annual award of additional stock units as described above with a grant date fair value of $110,061.

Mr. Yu joined the Board on October 9, 2024, and was credited with 833 stock units for fiscal year 2025 on October 9, 2024, representing a grant date fair value of $135,146. Retainer stock units credited represent $75,117 of the annual retainer. The remaining stock units credited represent an annual award of additional stock units as described above with a grant date fair value of $60,029.

Ms. Beck joined the Board on February 20, 2025, and was credited with 398 stock units for fiscal year 2025 on February 20, 2025, representing a grant date fair value of $82,788. Retainer stock units credited represent $45,970 of the annual retainer. The remaining stock units credited represent an annual award of additional stock units as described above with a grant date fair value of $36,818.

The total number of stock units credited to each director under the Director Stock Plan as of June 30, 2025, including stock units that were credited with respect to prior fiscal years and reinvested dividend equivalents, was: V. Acoff – 21,129; J. A. Beck – 398; A. J. Hart – 21,232; I. M. Inglis – 72,496; S. Karol – 40,431; K. Ligocki – 25,177; C. McLane, Jr. – 24,327; C. Pritchett – 3,686; S. Ward, Jr. – 76,475; R. Younessi – 10,102; and H. H. Yu - 835.

(2)
The grant date fair value of option awards granted to our directors in fiscal year 2025 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 16 to the financial statements contained in Carpenter Technology’s June 30, 2025 Annual Report on Form 10-K.

Each director, with the exception of Mr. Inglis, Mr. Yu and Ms. Beck, received an annual award of 438 stock options for fiscal year 2025 on October 8, 2024, representing a grant date fair value of $35,075. Mr. Inglis received an annual award of 750 stock options for fiscal year 2025 on October 8, 2024, representing a grant date fair value of $60,060.

Mr. Yu joined the Board on October 9, 2024, and was credited with 435 stock options for fiscal year 2025 on that date, representing a grant date fair value of $35,074. He also received an additional award of 4,000 stock options upon joining the Board, representing a grant date fair value of $322,520.

Ms. Beck joined the Board on February 20, 2025, and was credited with 202 stock options for fiscal year 2025 on that date, representing a grant date fair value of $21,434. She also received an additional award of 4,000 stock options upon joining the Board, representing a grant date fair value of $424,440.

The total number of shares subject to stock options credited to each director under the Director Stock Plan that remains outstanding as of June 30, 2025, including stock options that were granted in prior fiscal years, was: V. Acoff – 15,518; J. A. Beck – 4,202; A. J. Hart – 18,518; I. M. Inglis – 27,879; S. Karol – 26,528; K. Ligocki – 21,404; C. McLane, Jr. – 1,466; C. Pritchett – 4,831; S. Ward, Jr. – 26,528; R. Younessi – 438; and H. H. Yu - 4,435.

(3)
Reflects above-market earnings equal to 49% above 120% of the Applicable Federal Rate (AFR) Long-Term Rate on compensation deferred that is not tax qualified.
(4)
Includes the aggregate dollar amount of dividend equivalents paid in fiscal year 2025 on the stock unit balance credited to each director’s account with respect to dividends paid on outstanding common stock during fiscal year 2025. Dividend equivalents are reinvested in the form of additional stock units, with the number of units credited being determined by dividing the dividend dollar amount by the closing price on the NYSE on the dividend equivalent payment date.
(5)
Includes fees deferred in the form of stock units pursuant to advance deferral elections for compensation earned in calendar year 2025.
(6)
Includes fees deferred in the form of stock units pursuant to advance deferral elections for compensation earned in calendar years 2024 and 2025.

40	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Proposal 2:

Ratification of Appointment of Independent

Registered Public Accounting Firm

The Audit/Finance Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as Carpenter Technology’s independent registered public accounting firm for fiscal year 2026. The Board proposes that the Company’s stockholders ratify this appointment. PwC, or one of its predecessor firms, has served as Carpenter Technology’s independent registered public accounting firm since 1918. The Audit/Finance Committee and the Board of Directors believe PwC is well qualified to act in this capacity. A representative of PwC is expected to attend the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required for Ratification

The affirmative vote of a majority of the shares in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of PwC as the Company’s independent registered public accounting firm.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the annual audit of Carpenter Technology’s consolidated financial statements and internal control over financial reporting for fiscal year 2025, the reviews of the financial statements included in Carpenter Technology’s quarterly reports on Form 10-Q, audit and attestation services related to statutory or regulatory filings required by certain foreign locations, issuance of comfort letters, and review of registration statements, were $2,557,000 in fiscal year 2025, compared to $2,290,000 in fiscal year 2024.

Audit-Related Fees

PwC billed $15,000 in audit-related fees in fiscal year 2025 compared to $10,000 in fiscal year 2024. The fees in both fiscal year 2025 and 2024 were related to agreed-upon procedures related to Carpenter Technology’s compliance with certain federal and state environmental reporting requirements.

Tax Fees

The aggregate fees billed by PwC for tax services were $500,000 for fiscal year 2025, compared to $530,000 in fiscal year 2024. Fees in both fiscal years were primarily for domestic and international tax compliance services and other tax projects.

All Other Fees

The aggregate fees billed by PwC for all other services were $2,000 in fiscal year 2025, the same as those in fiscal year 2024. The fiscal year 2025 and 2024 fees are for subscriptions to certain PwC reference tools.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

Policy Statement

The Audit/Finance Committee is required to specifically pre-approve the audit and non-audit services performed by the independent auditor to ensure that such services do not impair the auditor’s independence.

Delegation

The Chairman of the Audit/Finance Committee has the Committee’s delegated authority to pre-approve requests for services that were not approved at a scheduled meeting. The Chairman reports any pre-approval decisions to the Audit/Finance Committee at its next scheduled meeting. All services, regardless of fee amounts, are subject to restrictions to ensure the services will not impair the independence of the auditor. In addition, all fees are subject to ongoing monitoring by the Audit/Finance Committee.

Audit Services

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit/Finance Committee. The Committee must approve any changes in terms, conditions and fees resulting from changes in audit scope. In addition to the annual audit services engagement, the Audit/Finance Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of Carpenter Technology’s financial statements as traditionally performed by its independent auditor. The Audit/Finance Committee believes the performance of audit-related services does not impair the independence of the auditor. All PwC audit-related fees for fiscal year 2025 were pre-approved by the Audit/Finance Committee.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	41

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Tax Services

The Audit/Finance Committee believes the independent auditor can provide tax services to the Company, such as domestic and international tax consulting and compliance services, without impairing the auditor’s independence. All PwC fees for tax services during fiscal year 2025 were pre-approved by the Audit/Finance Committee.

All Other Services

The Audit/Finance Committee may grant pre-approval of those permissible non-audit services classified as “all other services” that it believes are routine and recurring services that will not impair the independence of the auditor. All PwC fees for other services during fiscal year 2025 were pre-approved by the Audit/Finance Committee.

FOR	The Board of Directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2026.

42	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Audit/Finance Committee Report

The Audit/Finance Committee consists of five members, each of whom has been determined by the Board to be an independent director under applicable rules or other requirements of the NYSE and the SEC with respect to qualification of members of an audit committee. Each member is financially literate as required by NYSE standards, and both Mr. McLane and Mr. Yu qualify as an “audit committee financial expert” under applicable SEC standards. The Audit/Finance Committee functions pursuant to a written charter that was adopted and is reviewed annually by the Board. A copy of the charter is posted on Carpenter Technology’s website at https://ir.carpentertechnology.com/governance.

The Audit/Finance Committee’s primary responsibilities include appointing the independent registered public accounting firm to be retained to audit Carpenter Technology’s consolidated financial statements and recommending to the Board the inclusion of these financial statements in the Annual Report on Form 10-K. The Audit/Finance Committee is also responsible for approving any non-audit services to be provided by the independent registered public accounting firm. Additionally, the Audit/Finance Committee reviews the adequacy of Carpenter Technology’s financial reporting and internal control over financial reporting, the integrity of Carpenter Technology’s financial statements, and the independence and performance of Carpenter Technology’s independent registered public accounting firm.

Management is primarily responsible for the preparation, presentation and integrity of Carpenter Technology’s financial statements; establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures; establishing, maintaining and evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

The independent registered public accounting firm is responsible for performing an independent audit of Carpenter Technology’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on whether those financial statements conform to U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of Carpenter Technology’s internal control over financial reporting.

The Audit/Finance Committee reviewed and discussed with management and Carpenter Technology’s independent registered public accounting firm, PwC, Carpenter Technology’s audited financial statements and schedule for fiscal year 2025 and the report of PwC. The Committee also discussed other matters with PwC, such as the quality (in addition to acceptability), clarity, consistency and completeness of Carpenter Technology’s financial reporting and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit/Finance Committee met with management periodically during fiscal year 2025 to consider the adequacy of Carpenter Technology’s internal controls and discussed these matters and the overall scope and plans for the audit with PwC. The Audit/Finance Committee also discussed with management and PwC Carpenter Technology’s disclosure controls and procedures and the certifications by Carpenter Technology’s CEO and CFO. In particular, the Audit/Finance Committee was kept apprised by management of the progress of the evaluation of Carpenter Technology’s system of internal control over financial reporting and provided oversight and advice to management during the process. In connection with this oversight, the Audit/Finance Committee received periodic updates provided by senior management and PwC at several meetings during the fiscal year. At the conclusion of the process, management provided the Audit/Finance Committee with, and the Audit/Finance Committee reviewed, a report on the effectiveness of Carpenter Technology’s internal control over financial reporting. The Audit/Finance Committee also reviewed PwC’s report on Carpenter Technology’s internal control over financial reporting.

The Audit/Finance Committee has considered whether the independent registered public accounting firm can maintain independence while also providing non-audit services, and has received from PwC written disclosures and a letter concerning the firm’s independence from Carpenter Technology, as required by applicable requirements of the PCAOB. These disclosures have been reviewed by the Audit/Finance Committee and discussed with PwC.

Based on the reviews and discussions described in this report, the Audit/Finance Committee has recommended to the Board that Carpenter Technology’s audited consolidated financial statements be included in Carpenter Technology’s 2025 Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit/Finance Committee of the Board of Directors,

Chair: Charles D. McLane, Jr.

Members:

Dr. A. John Hart

Colleen S. Pritchett

Ramin Younessi

Howard H. Yu

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	43

Proposal 3:

Advisory Vote to Approve the Compensation

of Our Named Executive Officers

Each year since 2012, we have asked our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis (CD&A), the Compensation Tables, and any related material as required pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We expect to continue conducting the say-on-pay vote annually.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Human Capital Management Committee or the Board of Directors. However, the Board of Directors and the Human Capital Management Committee value our stockholders’ opinions. If there is a significant vote against the NEO compensation, the Human Capital Management Committee will evaluate whether any actions are necessary to address stockholder concerns.

Our Pay-for-Performance Compensation

Our executive compensation programs are designed to provide compensation levels benchmarked to attract, motivate and retain exceptional managerial talent for the present and future, to reward executives for achieving financial and strategic company goals, and to align their interests with the interests of stockholders.

We believe the compensation of our NEOs is reasonable, competitive and strongly focused on pay-for-performance principles. We emphasize compensation opportunities that appropriately reward executives for delivering financial results that meet or exceed pre-established goals, and executive compensation varies depending upon the achievement of those goals.

Through stock ownership requirements and equity incentives, we believe we have aligned the interests of our NEOs with those of our stockholders and the long-term interests of the Company.

We believe that the compensation policies and procedures articulated in this Proxy Statement are effective in achieving Carpenter Technology’s goals, and that the executive compensation reported was appropriate and aligned with fiscal year 2025 results. Before voting, we encourage you to read the CD&A and Executive Compensation sections of this Proxy Statement for details about our executive compensation programs and NEO compensation in fiscal year 2025.

The Human Capital Management Committee continually reviews the compensation programs for our NEOs to ensure that they achieve the desired goal of offering total compensation consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. We are asking stockholders to indicate their support for our NEO compensation as described in this Proxy Statement by voting on the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of Carpenter Technology Corporation, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosures shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

We expect that we will hold a say-on-pay vote again at next year’s annual meeting.

FOR	The Board of Directors recommends that you vote FOR the resolution to approve the compensation of the NEOs as disclosed in this Proxy Statement on an advisory basis.

44	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Human Capital Management Committee Report

The Human Capital Management Committee (the “Committee”) consists of five members, each of whom has been determined by the Board to meet the NYSE and SEC requirements for compensation committee members. The Committee functions pursuant to a written charter that was adopted and is reviewed annually by the Board. A copy of the charter is posted on Carpenter Technology’s website at https://ir.carpentertechnology.com/governance.

The Committee has reviewed and discussed the CD&A with management, legal counsel, and its independent compensation consultant. The Committee also considered the results of prior say-on-pay votes and input from stockholder engagement during the last fiscal year when reviewing the CD&A.

Based on such review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into our 2025 Annual Report on Form 10-K.

Submitted by the Committee,

Chair: Kathleen Ligocki

Members:

Dr. Viola L. Acoff

Julie A. Beck

Steven E. Karol

Stephen M. Ward, Jr.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	45

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our compensation philosophy and the key criteria the Committee uses to set compensation levels, determine actual compensation, and establish future compensation opportunities for our executives. In implementing the fiscal year 2025 executive compensation program, the Committee considered prior say-on-pay votes, stockholder feedback, and advice from the Committee’s independent compensation consultant.

CD&A Executive Summary

About Carpenter Technology

Carpenter Technology is a recognized leader in high-performance specialty alloy-materials and process solutions for critical applications in the aerospace and defense, medical, energy, transportation, and industrial and consumer markets. With over 135 years of specialty alloy product and process innovation, Carpenter Technology is a leader in the markets we serve. We offer more than 500 different specialized alloys, including nickel, cobalt and titanium-based alloys, stainless steels and soft magnetic materials. Our product portfolio and innovative approach enable our customers to solve their greatest material challenges.

Carpenter Technology strives to be the preferred solutions provider in specialty materials, with a reputation for zero injuries, unquestionable quality, close customer connections, innovative growth, creative technology and engaged talent. We embrace our role in the manufacture of mission-critical, never-fail products, and behave in a passionate manner that will inspire our communities, workforce, customers and investors. We will compete tirelessly to become and remain an irreplaceable partner in the supply chains in which we participate.

Founded in 1889	Employees* ~4,500	Net Sales FY25 $2.9B	Market Cap* $13.7B

* As of June 30, 2025

Fiscal Year 2025 Financial Performance Highlights

Fiscal year 2025 was another year of accelerated earnings growth for Carpenter Technology driven by multiple initiatives with a focus on improved productivity, product mix optimization and pricing actions. Demand for our premium material solutions in our key end-use markets remains robust. Our broad supply chain exposure and visibility into future customer needs gives us the flexibility to adjust our production schedules to meet the evolving demands of our customers.

4%	48%	61%	58%

Net Sales from fiscal year 2024	Adjusted Operating Income from fiscal year 2024	Adjusted Free Cash Flow from fiscal year 2024	Adjusted Diluted Earnings Per Share from fiscal year 2024

Fiscal Year 2025 Actions Taken

Compensation

▶	~9% increase in total direct compensation of CEO with a focus on LTI equity; ~3% increase in base salary of CEO
▶	~8% average increase in total direct compensation of other NEOs; ~4% average increase in base salary of other NEOs

Compensation Mix

▶	No changes to the compensation mix

46	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • CD&A Executive Summary

Annual Incentive Plan

▶ ▶

Maintained safety metric based on hand safety and ergonomic action closures; added a TCIR modifier to the safety metric

Increased the maximum payout of annual financial incentives to 245% based on achievement of pre-established stretch targets aligned with strategic plan

Long-Term Incentive Plan

▶	Maintained Sustainability metric based on CO2 Emission Reduction
▶

Maintained TSR Modifier as a performance measure relative to the Russell Small Cap Completeness Growth Index - Basic Materials ("Russell Index"), formerly named Russell RSCC Materials & Processing Growth Index, over three-year performance period

Governance Policies and Practices

▶

Maintained clawback policy, originally adopted in 2018, that applies to both short- and long-term cash incentives, as well as equity incentive awards, for NEOs and other senior executives, which complies with applicable SEC and NYSE rules

▶	In calendar year 2023, adopted separate clawback policy, covering certain non-executive officers to provide for recoupment of specified incentive compensation
▶	Support from shareholders on Say-on-Pay was 99% in fiscal year 2024, with a three-year average of 99%

Our Named Executive Officers

The CD&A and Executive Compensation Tables outline Carpenter Technology’s executive compensation program and process for determining pay for our Named Executive Officers (NEOs). Our NEOs for fiscal year 2025 are:

Tony R. Thene, President and Chief Executive Officer (appointed Chairman and Chief Executive Officer effective October 7, 2025) Timothy Lain, Senior Vice President and Chief Financial Officer

Brian J. Malloy,

Senior Vice President and Chief Operating Officer (appointed President and Chief Operating Officer effective October 7, 2025)

James D. Dee,

Senior Vice President, General Counsel and Secretary

Marshall D. Akins,

Vice President and Chief Commercial Officer

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	47

Compensation Discussion and Analysis • Introduction

Introduction

The Committee is committed to ensuring the Carpenter Technology executive compensation program promotes the alignment of executives’ and stockholders’ interests. We have designed the program to attract and retain outstanding leaders, to motivate and reward them for achieving specified business and financial goals, and to support the creation of sustainable stockholder value. The Committee believes the fiscal year 2025 executive compensation decisions reward Carpenter Technology executives appropriately for their performance during the fiscal year and encourage them to focus on long-term value creation.

In fiscal year 2021, the Committee adjusted the long-term incentive (“LTI”) design to use a three-year average measurement period, with individual year’s targets established at the beginning of each fiscal year, rather than a three-year cumulative period with targets set at the beginning of the measurement period, as it had done in prior years. The Company believes there continues to be a level of volatility from changing market conditions outside our control. As a result, the Committee continued with this modified LTI design for fiscal year 2025 described above (individual year’s targets set at the beginning of each fiscal year and using a three-year average measurement period as opposed to a three-year cumulative measurement period). The Committee will continue to evaluate this LTI structure annually. A detailed description of our fiscal year 2025 executive compensation program can be found below under “Executive Compensation Philosophy and Framework,” “Elements of our Fiscal Year 2025 Compensation Program,” and “Annual Compensation.”

Summary of Fiscal Year 2025 Performance

Fiscal year 2025 completes the most profitable year in Carpenter Technology's history. The accelerated earnings growth was driven by multiple initiatives with a focus on improved productivity, product mix optimization and pricing actions. As we head into fiscal year 2026, we continue to see strong market conditions and significant momentum, and believe this is just the beginning of our earnings growth journey.

Operating income in fiscal year 2025 was $522 million, or $525 million when adjusted to exclude special items. This compares to operating income in fiscal year 2024 of $323 million, or $354 million when adjusted to exclude special items. During fiscal year 2025, we generated cash from operating activities of $440 million as compared to $275 million in fiscal year 2024. Cash flow from operating activities in the current fiscal year reflects the impact of higher earnings after noncash adjustments to net income, and lower cash used for inventory compared to the year prior. Adjusted free cash flow was $288 million in fiscal year 2025 as compared to $179 million for the same period a year prior. This financial performance drove an increase in market capitalization of over $8 billion.

Looking over the long term, the same dynamics that are driving our current performance are expected to only get stronger into the future. The markets that we serve, in particular Aerospace and Defense, Medical and Energy, have a strong, multi-year outlook. Further, our customers rely on our diverse portfolio of advanced material solutions and world class capabilities. And we are investing to accelerate our growth with our recently announced brownfield primary and secondary melt capacity expansion. Altogether, we are well positioned to achieve our goals, and we believe Carpenter Technology's earnings growth journey will extend far beyond fiscal year 2025.

48	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Stockholder Engagement

Financial and Safety Metrics

* Fiscal year 2025 excludes impact of special items ($3.6 million asset impairment and restructuring charges). Fiscal year 2024 excludes impact of special items ($14.1 million goodwill impairment charge and $16.9 million asset impairment and restructuring charges).

** The Safety metric was revised for fiscal year 2025 to include a Total Case Incident Rate (TCIR) modifier as an additional measure of workplace safety. TCIR refers to the number of work-related injuries per 100 full-time employees over the course of a one-year period.

† See Appendix “Reconciliation of GAAP and Non-GAAP Financial Measures” for more information on these non-GAAP financial measures and how they are used.

Stockholder Engagement

Stockholder Engagement on Compensation and Advisory Vote on Executive Compensation (“Say-on-Pay”)

Carpenter Technology has provided stockholders with an annual say-on-pay advisory vote on the compensation of its NEOs since 2012. Additionally, we have an active stockholder outreach program, and the Board has tasked the General Counsel and Chief Governance Officer and Vice President of Corporate Development and Investor Relations with communicating with stockholders throughout the year about governance and compensation matters. They also solicit feedback from stockholders throughout the year and disseminate that information to the Committee and management to keep them apprised of stockholder views and to arrange direct interactions between stockholders and the CEO, management and directors. The Committee considers the results of the annual say-on-pay advisory vote, as well as input received from stockholders, when designing our executive compensation program.

At the 2024 Annual Meeting of Stockholders, approximately 99% of the votes cast were in favor of the say-on-pay advisory vote to approve the executive compensation program. In light of the stockholder feedback received, and in consideration of prior say-on-pay advisory vote results, the Committee made relatively few changes to the Company’s compensation program for fiscal year 2025.

At the 2025 Annual Meeting of Stockholders, Carpenter Technology will again hold an annual advisory vote to approve executive compensation. We will continue to engage with our stockholders throughout the year and consider the results from this year’s and future advisory say-on-pay votes on executive compensation, as well as feedback from our stockholders, when designing our executive compensation program.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	49

Compensation Discussion and Analysis • Executive Compensation Philosophy and Framework

Executive Compensation Philosophy and Framework

Our Guiding Principles

The overarching goal of our executive compensation program is to drive long-term high performance and stockholder value creation through our pay programs. As a result, there are strong ties to performance in many aspects of the compensation program, including pay levels, incentive payouts and pay opportunities.

The Committee structures the executive compensation program to reward our NEOs when performance achieves or exceeds goals. A significant component of our incentive structure is weighted towards overall leadership team performance against targeted goals (rather than individual performance), so that if they meet or exceed our goals, the team earns target or above awards. Conversely, if the team fails to meet the minimum thresholds, components of performance-based compensation will not be awarded.

In general, the Committee targets total NEO compensation at the median of market practices.

Goals

We design our compensation program to achieve the following:

1 Motivate and reward our executives to achieve or exceed Carpenter Technology’s financial and operating performance objectives.	2 Propel our business forward through a focus on operational excellence and execution of our business strategy.	3 Link executives’ compensation with specific business objectives that are designed to drive stockholder value in both the short- and long-term.

4 Link executives’ compensation with the interests of our stockholders by tying a significant portion of total compensation opportunity to the value of our stock.	5 Reward individual performance and accomplishments while reinforcing accountability and collaboration.	6 Ensure we retain a deep and talented leadership team that can successfully drive and implement our growth and operational excellence strategies.

50	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Executive Compensation Philosophy and Framework

Our Compensation Policies and Practices

Our executive compensation program reflects the Board’s strong commitment to good governance practices with respect to executive compensation. During fiscal year 2025, we continued with the practices described below.

What We Do

Balanced portfolio: The Committee ensures a balanced mix of cash and equity, annual and long-term incentives, and performance metrics, including adjusted operating income, adjusted free cash flow, safety, Sustainability goals, Adjusted ROIC, Adjusted EBITDA, and Total Stockholder Return (“TSR”).

Double-trigger benefits: We have a double-trigger for change-in-control separation benefits. This means that a Change in Control of Carpenter Technology alone does not trigger any severance obligations to our NEOs under our Change-in-Control Severance Plan or vesting of awards.

Clawback policies: We maintain two clawback policies that apply to both annual cash bonuses and short- and long-term cash incentives, as well as equity incentive awards for NEOs and other senior executives. These include our Clawback Policy for Executive Officers, which complies with SEC and NYSE rules.

Key practices: The Committee analyzes performance against robust and diversified performance metrics, ensures substantial equity ownership guidelines, annually reviews compensation peer groups, and provides and oversees limited perquisites.

Equity ownership guidelines: We maintain equity ownership guidelines that require Corporate Vice Presidents and above to achieve an equity ownership level, over a five-year period, equal to a certain multiple of base salary. For the CEO, the level is 5x base salary; for Senior Vice Presidents, 3x base salary; and for Corporate Vice Presidents, 2x base salary.

Independent compensation consultants: We engage independent compensation consultants who provide information to support the Committee’s work, including a peer group analysis, market compensation data, and an analysis of various compensation instruments and metrics.

Risk assessment: The Committee reviews an annual assessment by an independent compensation consultant to confirm that metrics and goals are appropriate to drive high performance without encouraging risk-taking beyond established risk parameters.

What We Don’t Do

Excise tax gross-ups: The compensation program does not include any change-in-control tax gross-ups to our executives.

Dividend payments or accruals on unearned restricted stock units (RSUs): We do not pay or accrue dividends on unearned RSUs. Dividend equivalents will only be paid on time-based RSU awards upon satisfaction of the terms and conditions applicable to the underlying RSUs. Additionally, no dividend equivalent rights are granted on shares underlying stock options.

Excessive perquisites: We do not provide excessive perquisites to our NEOs. Those offered are primarily financial and tax counseling, tax preparation, medical examinations, individual disability income protection plans, relocation expenses, and parking fees at our Philadelphia headquarters.

Hedging/pledging of Company stock: Our policy prohibits hedging or pledging of Carpenter Technology stock by NEOs.

Option repricing: Our long-term incentive program does not permit repricing of stock options without stockholder approval. Additionally, the program does not permit Carpenter Technology to offer a cash buyout of underwater options.

Employment contracts: We do not provide any employment contracts to our NEOs.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	51

Compensation Discussion and Analysis • Elements of our Fiscal Year 2025 Compensation Program

Elements of our Fiscal Year 2025 Compensation Program

Our compensation program is designed to be competitive and to align the interests of our executive officers and other senior leaders with Company performance and stockholder returns. For our NEOs, this is accomplished through a mix of base salary and time- and performance-based rewards, including cash incentives and equity awards. We also provide minimal perquisites, retirement plans, and post-employment benefits that are not intended to be the focus of the program. Performance-based compensation (annual and long-term) continues to constitute a significant portion of total compensation. A brief overview of each element of compensation is provided in the chart below, with further details provided later in this CD&A.

Overview of Key Compensation Elements

Compensation Element	Description	Rationale
Base Salary	▶ Fixed component of pay targeted at the median of the market.	▶ Provides fixed compensation for executives to perform job functions.
Annual Cash Incentive

▶ Delivered in cash annually.

▶ Tied to achievement of financial and operational goals (adjusted operating income, adjusted free cash flow and safety metrics).

▶ Executives can earn 0-245% of their target award based on achievement of pre-established targets.

▶  The majority of hourly and salaried employees are also eligible to participate.

▶ Rewards achievement of key drivers of our annual operating plan. ▶ Provides tangible, achievable goals and reinforces key priorities of the organization.
Adjusted ROIC-Based Restricted Stock Units (22.5% of LTI)

▶ Executives can earn 0-200% of their target award based upon Adjusted ROIC achieved vs. target over a three-year period, which can be reduced or increased up to 20% based upon a TSR modifier.

▶ Vests at the end of the three-year period, if earned.

▶ Dividend equivalents are not accrued or paid on these RSUs.

▶ Critical to incent management to invest and manage assets to deliver the greatest return. ▶ Vesting period is consistent with market practice and assists with retention.
Adjusted EBITDA-Based Restricted Stock Units (22.5% of LTI)

▶ Executives can earn 0-200% of their target award based upon Adjusted EBITDA achieved vs. target over a three-year period, which can be reduced or increased up to 20% based upon a TSR modifier.

▶ Vests at the end of the three-year period, if earned.

▶ Dividend equivalents are not accrued or paid on these RSUs.

▶ Focuses executives on achievement of our Adjusted EBITDA goal, which is strongly tied to stockholder value creation.

▶ Provides tangible, achievable goal as senior leaders have the greatest ability to drive Adjusted EBITDA.

▶ Vesting period is consistent with market practice and assists with retention.

Sustainability-Based Restricted Stock Units (5% of LTI)

▶ Executives can earn 0-200% of their target award based upon achievement of Sustainability goals vs. target over a three-year period, which can be reduced or increased up to 20% based upon a TSR modifier.

▶ Vests at the end of the three-year period, if earned.

▶ Dividend equivalents are not accrued or paid on these RSUs.

▶ Focuses executives on achievement of Sustainability goals and reinforces the commitment the Company has made to these initiatives, which includes CO2 emission reduction activities critical to the success of our Environmental Program.

Time-Based Restricted Stock Units (50% of LTI)

▶ Vests in one-third annual increments over three years, subject to continued employment on the vesting date.

▶ Dividend equivalents are accrued on awards granted on or after October 8, 2019, and will only be paid upon satisfaction of the terms and conditions applicable to the underlying RSUs.

▶ Vesting period is consistent with market practice and assists with retention.

52	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Elements of our Fiscal Year 2025 Compensation Program

Target Compensation Strategy and Pay Mix

The Committee developed fiscal year 2025 compensation levels through a framework that aligns the long-term interests of our leadership with those of our stockholders. The Committee benchmarked against the Comparator Group and survey data.

NEO pay is generally targeted to be within a competitive range around market median.

Pay Mix

A substantial portion of target total compensation is delivered through variable performance-based incentives that are at risk. Variable performance-based incentives constitute 51% of our CEO compensation mix and 46% of our compensation mix for our other NEOs.

Target Direct Compensation Mix - CEO

Target Direct Compensation Mix - NEOs*

* Represents target pay mix for Messrs. Lain, Malloy, Dee and Akins.

CEO Target Total Direct Compensation

The Committee targets CEO total direct compensation (salary plus target annual incentive and target LTI) at the market median. The Committee sets pay by taking into account a number of factors, such as experience in the position, Company performance, individual performance and future potential.

In setting target total direct compensation for the CEO, the Committee considers peer group data and supplements this information with CEO pay data from compensation surveys using revenue and industry comparators appropriate for Carpenter Technology. The Committee believes the blend of proxy data with survey data more accurately reflects CEO market pay levels.

The Committee took the following actions regarding Mr. Thene’s pay in fiscal year 2025, which the Committee determined to be within the competitive range of the market, with a focus on LTI equity:

▶ Base salary was increased 2.5% based on market data;

▶ Annual bonus under the Executive Incentive Bonus Compensation Plan was maintained at a target of 115% of base salary. The annual bonus based on actual attainment resulted in a payment of 230% of target, consistent with operating results and other executives’ bonuses; and

▶ Annual LTI award was increased by 12.5%. The annual LTI award is denominated 22.5% in Adjusted ROIC-based RSUs, 22.5% in Adjusted EBITDA-based RSUs, 5% in Sustainability-based RSUs, and 50% in time-based RSUs. This is consistent with other executives and balances the goals of driving retention, absolute operational performance, relative stock price performance and alignment with stockholders.

Target Total Direct Compensation

The Committee believes that a compensation program that targets market median positioning but delivers a substantial portion of that compensation through performance-based compensation elements, ensures proper alignment with our stockholders and ties the ultimate value delivered to NEOs (above/below target) to Company performance.

The Committee may further differentiate the compensation of individual NEOs through multiple mechanisms. The Committee retains discretion to adjust performance-based cash and performance-based equity payouts, in appropriate circumstances.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	53

Compensation Discussion and Analysis • Annual Compensation

Annual Compensation

Base Salaries

The Committee reviews base salaries annually and may also do so in connection with a promotion or other major change in responsibilities. In performing such a review, the Committee usually considers, among other factors, the person’s job duties, critical skills, performance and achievements, and the level of pay relative to comparable individuals at relevant companies reviewed by the Committee. This review includes our Comparator Group.

Executive Incentive Bonus Compensation Plan

Carpenter Technology maintains an Executive Incentive Bonus Compensation Plan (“EIBCP”) because we believe that a substantial portion of our NEOs’ potential compensation should be contingent on Company business results and successful leadership of our business. This is what will ultimately drive long-term value for our stockholders. The Committee oversees the EIBCP and establishes the metrics that will be used each year, with input from management and outside compensation consultants. For fiscal year 2025, the metrics, the respective weightings, and the rationale for the selection of each metric for the NEOs are detailed in the following table:

Executive Incentive Bonus Compensation Plan Metrics Summary

Metric	Definition	Rationale
Net Sales minus Operating Expenses includes: ▶ cost of sales, and selling, general and administrative expenses, excluding special items.

▶ Focuses management on driving top line growth and managing expenses.

▶ Drives tangible goal achievement and focuses on factors most in the organization’s control.

▶ When considered in conjunction with Adjusted EBITDA (used for LTI), focuses management on the overall profitability of the organization.

Cash flows provided from operating activities,

less:

▶ cash paid for purchases of property, plant, equipment and software, and acquisitions of businesses;

plus:

▶ cash received from the disposal of property, plant and equipment.

▶ Focuses management on achievement of positive free cash flow through increased earnings and management of working capital levels and capital expenditures.

	▶ Measured using hand safety and ergonomics actions and TCIR.*	▶ Emphasizes that our employees’ safety is our top priority.

* The metric is comprised of closed hand and strains/sprains related actions with goals established based upon improvement rate relative to the prior fiscal year. TCIR is used as a modifier for the safety metric.

54	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Annual Compensation

Executive Incentive Bonus Compensation Plan Opportunity

The Committee sets performance goals for each metric at threshold, target and maximum levels. The NEOs’ potential annual incentive awards for overall achievement toward these goals are expressed as a percentage of their respective base salaries, as follows:

The overall attainment is based on the total weighted attainment of all of the individual metrics. The maximum is equal to 245% of target (based on a weighted average of 250% of target for Adjusted Operating Income and Adjusted Free Cash Flow and 200% of target for Safety).

In order to verify EIBCP awards, the Audit/Finance Committee reviews the performance data relative to Carpenter Technology’s operating results for financial reporting purposes. The Committee then makes its award determinations.

Executive Incentive Bonus Compensation Plan Metrics and Attainment

The primary objective for setting the fiscal year 2025 annual incentive metrics was to encourage cash flow generation and optimize operating income performance. The Committee selected these specific targets after an in-depth review of our operating plan, the three-year strategic plan, and the industries within which Carpenter Technology operates, including certain external analysis as well as peer company practices. After reviewing all available information and analysis, the Committee applied judgment to define appropriate targets to align the relationship between pay and performance.

Targets are based on Carpenter Technology’s fiscal year 2025 annual operating plan, and the annual operating plan is set each year based on certain assumptions. The following assumptions were considered in developing the fiscal year 2025 annual operating plan:

▶ A bottoms-up assessment of the market growth potential was considered for each end-use market. Targets were provided for each market related to expectations for pricing actions, net share gains and new product sales. As a result of the overall assessment, net sales and operating income were expected to increase 23% and 27%, respectively, in fiscal year 2025 compared to actual fiscal year 2024 results.

▶ Operating cost savings were targeted both as a result of specific portfolio restructuring and cost savings initiatives undertaken by the Company as well as aggressive deployment of the Carpenter Operating Model to increase efficiency and productivity and drive capacity enhancements.

▶ An increase in adjusted free cash flow in fiscal year 2025 resulting from higher earnings and less cash used for inventory partially offset by higher capital expenditures to maintain critical assets and additional required pension contributions.

In addition, for fiscal year 2025, the Committee made changes to the maximum attainment opportunity for the financial targets in the annual incentive program. Specifically, maximum attainment was increased to 250%, which represented a two-year pull ahead of the Company’s strategic goals. The Committee believed that increasing the maximum attainment opportunity in the annual bonus plan creates a powerful incentive for all Carpenter employees.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	55

Compensation Discussion and Analysis • Omnibus Stock Plan

For fiscal year 2025, the achievement targets for the Adjusted Operating Income, Adjusted Free Cash Flow, and Safety metrics, and actual year-end attainment adjusted as described below, were as follows:

EIBCP Metrics and Attainment

The overall attainment of 230% for fiscal year 2025 reflects maximum attainment of adjusted operating income and adjusted free cash flow performance, and below target attainment for safety performance.

Omnibus Stock Plan

Long-Term Equity Incentives

The Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officers and Key Employees (“Omnibus Plan”) is used to provide equity compensation to NEOs and other key personnel. The Omnibus Plan uses a combination of time-based and performance-based equity vehicles to attract and retain executives who can drive our performance and to create alignment between our executives and our stockholders. The Committee believes such awards focus executives on Carpenter Technology’s longer-term interests and strategic business decisions and encourage retention.

To determine the mix of equity vehicles for the LTI program, the Committee considered current industry trends, practice among our Comparator Group, and the behaviors the awards are intended to promote. The overall mix of incentive vehicles under the Omnibus Plan for fiscal year 2025 is shown below:

Fiscal Year 2025 NEO Target LTI Opportunities

For fiscal year 2025, the Committee relied on benchmarking and each executive’s contributions toward corporate goals to determine the following target values of incentives under the LTI program:

NEO	Total LTI Opportunity ($)	3-Year Performance- Based RSU (Adjusted ROIC) 22.5% of LTI ($)	3-Year Performance- Based RSU (Adjusted EBITDA) 22.5% of LTI ($)	3-Year Performance- Based RSU (Sustainability) 5% of LTI ($)	Time-Based RSU 50% of LTI ($)

Tony R. Thene	4,500,000	1,012,500	1,012,500	225,000	2,250,000

Timothy Lain	1,150,000	258,750	258,750	57,500	575,000

Brian J. Malloy	1,100,000	247,500	247,500	55,000	550,000

James D. Dee	750,000	168,750	168,750	37,500	375,000

Marshall D. Akins	850,000	191,250	191,250	42,500	425,000

Values shown above may differ slightly from values shown on the SCT Table due to method of rounding to full shares.

56	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Omnibus Stock Plan

Goals for Performance-Based RSUs

We currently have three metrics for performance-based RSUs: Adjusted ROIC, Adjusted EBITDA, and Sustainability. Each metric is tied to achievement of its respective goals over a three-year performance period. The performance-based RSUs include a TSR modifier, which allows for attainment to be modified either positively or negatively depending on Carpenter Technology’s TSR performance relative to the Russell Index ("TSR Peer Group”) over the three-year performance period. The TSR modifier may be applied to increase performance share attainment by a factor of up to 20% (up to a maximum overall attainment of 200%) if the Company’s TSR relative to the TSR Peer Group is higher than the 75th percentile or decrease attainment by a factor of up to 20% if the Company’s TSR relative to the TSR Peer Group is lower than the 25th percentile. TSR is used as a modifier to continue to promote alignment with stockholder value. The goals and attainment results for these fiscal year 2025 awards will conclude at the end of fiscal year 2027.

Prior to modifications approved by the Committee in fiscal year 2021, the Adjusted ROIC targets for our historical performance-based RSUs were based on the cumulative three-year Adjusted EBITDA noted hereafter with no changes in long-term debt or capital structure. Moreover, the Adjusted EBITDA targets for our historical performance-based RSUs were based on a cumulative three-year compound annual growth rate based on a bottoms-up assessment of market growth potential for each end-use market over a three-year period, which included expected pricing actions, net share gains, and new product sales.

To allow for responsiveness to changing market conditions outside our control, in fiscal year 2021 we modified the measurement of performance-based RSUs from a three-year cumulative basis to measurement of the awards one year at a time with individual year’s targets set at the beginning of each fiscal year and measuring the average over three years for a total payout percentage. The Committee will continue to evaluate this LTI structure annually.

We believe these modifications to performance-based RSUs that were made in fiscal year 2021 allowed this compensation to be calibrated more accurately with the volatility of our industry sector while still encouraging strong, focused performance within reasonably attainable levels. This is consistent with our overarching goal of rewarding executives for achieving corporate growth, aligns executives’ interests with those of stockholders, and fulfills our compensation philosophy.

Results of the Fiscal Year 2023-2025 Program

The goals and attainment results for the three-year performance-based RSU awards granted in fiscal year 2023, with a three-year performance cycle concluding at the end of fiscal year 2025, are detailed below. The targets for each fiscal year were established at the beginning of the respective fiscal year, factoring into the analysis the impact of current market conditions. In addition, actual results for fiscal year 2025 and 2024 were adjusted for attainment purposes consistent with the adjustments approved for the annual EIBCP. There were no special items for fiscal year 2023. The attainment results for fiscal years 2023, 2024 and 2025 were averaged to determine the attainment for the three-year performance period.

The three-year performance-based RSU metrics resulted in an average payout of 200% of target for these awards with a cycle concluding in fiscal year 2025. Each of the equity awards carries performance-based criteria, and payouts were commensurate with financial performance. We believe the performance periods are appropriate to motivate longer-term thinking while not so remote as to stagnate performance incentives in the immediate term.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	57

Compensation Discussion and Analysis • Omnibus Stock Plan

Performance-Based RSU Awards Metrics and Attainment

			Attainment %
Metric	Weight	Fiscal Year	30%	50%	100%	200%	Result	Attainment by Year	FY23-25 Total Attainment	FY23-25 Weighted Attainment

Adjusted ROIC		2023	1.9%	2.3%	3.3%	4.7%	4.7%	200%
	45%	2024	7.3%	7.6%	8.5%	10.2%	12.3%	200%	200%	90%
		2025	0.0%	10.8%	12.1% - 12.6%	13.3%	16.6%	200%

Adjusted EBITDA		2023	$196	$208	$237	$277	$274	193%
($ in millions)	45%	2024	$358	$368	$394	$446	$498	200%	198%	89%
		2025	$0	$497	$542-$558	$584	$674	200%

Sustainability		2023	$0	4 Facilities	6 Facilities	=>10 Facilities	6 Facilities	100%
	10%	2024	$0	4 Facilities	6 Facilities	=>10 Facilities	=>10 Facilities	200%	120%	12%
		2025	$0	2.5% vs. 2023	0% vs. 2023	-4.0% vs. 2023	2%	60%

Overall Attainment before TSR Modifier										191%
TSR Modifier (up to 20%)										9%
Overall Attainment after TSR Modifier (maximum 200%)										200%

The Company’s TSR relative to the TSR Peer Group was in the 100th percentile for the performance period. As prescribed by the TSR modifier, since TSR result was above the 75th percentile, the TSR modifier was applied to overall attainment to increase attainment by a factor of 9% to a maximum overall attainment of 200%.

58	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Compensation Program Risk Assessment

Compensation Program Risk Assessment

The Committee retains an independent compensation consultant to confirm that Carpenter Technology’s compensation policies and practices do not encourage excessive or unnecessary risk taking and assess whether the executive compensation program contains a reasonable amount of risk. In its most recent review of Carpenter Technology’s compensation program, the compensation consultant concluded that it was not reasonably likely that our compensation policies and practices would have a materially adverse effect on the Company.

Consultant Analysis of Risk Concepts in Carpenter Technology Compensation Design

Compensation Element		Balanced Approach			Balance Achieved
Performance Metrics		Growth	Profitability		Compensation program does not inappropriately emphasize performance along one metric.
		Returns	Stockholders’ Experience
Target Setting		Internal Perspective	External Perspective		Objectives are meaningful and appropriate. Pay outcomes make sense.
Measurement Approach		Absolute Performance	Relative Performance		Enables executive team to unite behind shared absolute goals and performance standards. Recognizes external conditions impacting industry.
Form of Compensation		Cash	Equity		Individual pay mix balances an executive’s (group’s) impact on Company results, link to stockholders’ experience, and risk/reward profile.
		Annual	Long-Term

Time Horizon	Short-term (1 year)	Intermediate (2 to 4 years)		Long-term (>5 years)	Less emphasis on attaining short-term goals. Varying time horizons help mitigate risk.
Sustainable Performance

Additionally, the Committee considers the following features of our compensation program and our Company generally to be important in discouraging excessive risk:

▶ Code of Business Conduct and Ethics

We are a performance-based company and hold each other accountable for high standards of excellence in all that we do. Our Code of Business Conduct and Ethics reflects our corporate culture. The Committee believes that Carpenter Technology’s values-oriented culture is a key factor in reducing risky behavior.

▶ Performance Goals and Variable Pay Mix

We set our performance goals at levels that are high enough to encourage strong performance, but within reasonably attainable levels to discourage risky business strategies or actions. Consistent with market practices, the NEO total pay program has a heavy emphasis on LTIs that encourage our executives to engage in business strategies or actions that promote long-term growth over actions that may produce risky short-term outcomes. In addition, incentive awards are capped.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	59

Compensation Discussion and Analysis • Fiscal Year 2025 NEO Compensation

▶ Stock Ownership Guidelines

Our NEOs are required to hold substantial amounts of equity. We believe that stock ownership encourages appropriate decision-making that aligns with the long-term interests of our stockholders.

▶ Peer Group Compensation Benchmarking

Annual benchmarking of compensation program target levels ensures consistency with our peer group.

Fiscal Year 2025 NEO Compensation

Pay-for-Performance Framework

Our executive compensation program includes strong ties between pay and performance, spurring team accomplishment and attracting and retaining executives who can drive overall Company performance. Each NEO’s total compensation is targeted to the market median while actual compensation is substantially linked to performance. Carpenter Technology’s performance-driven compensation program has maintained a strong alignment between Company performance, as measured by stockholder value creation and key financial metrics, and total direct compensation.

How our Pay Supports our Strategy

Our compensation program is one of the most powerful tools for shaping our executives’ and organization’s behavior and influencing our Company performance. Our system is designed to drive performance, retain top performers, promote responsible behavior and impact our return to stockholders. Our articulated philosophy provides the ability to react to the changing circumstances of our markets and serves as an asset to Carpenter Technology.

Our system promotes the type of executive behavior we need to meet our overall vision in an efficient way. It can contribute to our organizational objectives through our mix of base pay and performance pay and the specific ways we deliver these components. Our pay structure drives behavior consistent with our values and the business challenges we face in our operating environment. It recognizes our rapidly changing business environment with complex technologies and sources that differentiate us from our competitors. The pay program for our executives provides for common goals via a mix of team-based, individual and company-wide components.

As detailed in other sections, we proactively assess and adjust our reward system to ensure that it continues to support our human resources and business strategies in the most efficient and effective way.

Individual and Company Pay-for-Performance Criteria

Our incentive programs take into account both individual and Company performance, and actual pay will fluctuate above and below target pay based upon performance.

INDIVIDUAL PERFORMANCE CRITERIA

▶ Successful execution of key strategic goals

▶ Leadership capability

▶ Individual contribution to both short- and long-term business results

▶ Ethical conduct and regulatory compliance

COMPANY PERFORMANCE METRICS

▶ Adjusted Operating Income

▶ Adjusted Free Cash Flow

▶ Safety (Hand Safety and Ergonomics Action Closure Rate and TCIR)

▶ Adjusted ROIC

▶ Adjusted EBITDA

▶ Sustainability goals relating to reduction of CO2 emissions

▶ TSR

We believe that Carpenter Technology’s fiscal year 2025 incentive programs were aligned with our internal operational performance as well as aligned with our stockholders through our TSR performance.

60	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Fiscal Year 2025 NEO Compensation

Compensation Decisions

Fiscal Year 2025 Base Salary Compensation Decisions

Changes to NEO base salary compensation in fiscal year 2025 consisted of the following:

▶	Mr. Thene’s base salary increased by ~3% based on market data (see explanation under “CEO Target Total Direct Compensation”).
▶	Mr. Lain’s base salary increased by ~4% based on market data and performance.
▶	Mr. Malloy’s base salary increased by ~4% based on market data and performance.
▶	Mr. Dee’s base salary increased by ~4% based on market data and performance.
▶	Mr. Akins’ base salary increased by ~4% based on market data and performance.

Fiscal Year 2025 Annual and Long-Term Incentive Decisions

Pay Element	Fiscal Year 2025 Compensation Decisions

Annual Incentives	EIBCP resulted in attainment at 230% of target incentive.

Long-Term Incentives	LTIs with a performance cycle concluding at the end of fiscal year 2025 resulted in an average attainment at 200% of target for performance-based RSUs.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	61

Compensation Discussion and Analysis • Executive Compensation Practices

Executive Compensation Practices

Our Process

We have a rigorous review process for determining executive compensation using both internal and external resources. The various roles in our compensation process are detailed below.

Role of Human Capital Management Committee

The Human Capital Management Committee assists the Board of Directors in its overall responsibility for oversight of compensation matters. To that end, the Human Capital Management Committee:

Role of the Full Board

While the Human Capital Management Committee has the authority to make all decisions concerning executive compensation, it actively seeks input from and frequently discusses executive compensation matters with the full Board. The Board determines what drives long-term performance, and the Human Capital Management Committee considers input from the Board in linking performance to compensation.

The Human Capital Management Committee considers input from all directors, each of whom has a variety of experience and expertise, and from time-to-time will seek out those with expertise in the industry when determining what will drive long-term high performance or what might encourage excessive risk-taking. The Human Capital Management Committee may consult with one or more directors with particular expertise in certain areas when considering an executive’s performance (i.e., consult with Audit/Finance Committee members when considering CFO performance).

▶

reviews and approves goals and objectives relevant to compensation of the CEO, evaluates the CEO’s performance considering those goals and objectives, and sets the CEO’s compensation level based on such evaluation;

▶	reviews and approves corporate goals, objectives and awards relevant to compensation of the NEOs;
▶	administers Carpenter Technology’s incentive compensation programs and plans;
▶	reviews benchmarking and pay recommendations from the outside compensation consultant(s);
▶	approves compensation plans and related targets for any management-proposed changes in benefits or perquisites;
▶	oversees activities relating to incentive stock plans; and
▶	ensures executive compensation programs are properly coordinated and achieving their intended purpose.
In addition, the Human Capital Management Committee reviews our compensation programs to ensure they do not incorporate aspects that would encourage excessive risk.

62	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Executive Compensation Practices

Role of Management

As part of its decision-making process, the Human Capital Management Committee invites and considers the input of certain officers (but not with respect to such officer’s own compensation), including the CEO, General Counsel, and Chief Human Resources Officer, particularly about how specific metrics and goals might drive high performance without encouraging undue risk-taking, or in negotiating compensation packages with prospective executives other than the CEO.

The Human Capital Management Committee also considers input from the CEO as to the performance of other executives and other executives’ contributions to overall performance. At times, the Human Capital Management Committee may request that senior management obtain information on its behalf to assist with decision-making relating to the compensation program. Pursuant to the Human Capital Management Committee’s charter, it may also delegate authority to members of management in appropriate circumstances.

In formulating recommendations, management reviews information from a variety of sources, including input provided by outside compensation consultants. During fiscal year 2025, Willis Towers Watson served as management’s outside compensation consultant. In this capacity, Willis Towers Watson provided market data and other information, including a pay level assessment for senior executives and a review of incentive plan design practices (overall approach and competitive target levels).

Roles of Compensation Consultants

The Human Capital Management Committee engaged Korn Ferry, an independent compensation consulting firm, to provide the following services relating to fiscal year 2025 compensation determinations:

▶	conduct a competitive assessment of our compensation program for the NEOs;
▶	make NEO compensation recommendations;
▶	update and review peer group member companies;
▶	conduct the annual risk assessment for our compensation program and provide advice and information on compensation trends and regulatory developments in the market; and
▶	provide ongoing advice as needed to the Human Capital Management Committee, including guidance on our CEO compensation package.

Compensation Consultants

For fiscal year 2025 executive compensation determinations, the Committee engaged Korn Ferry (“KF”), an independent compensation consulting firm, to conduct a competitive assessment of our executive compensation program for the NEOs and to make recommendations for the Committee’s review and approval. KF updated and reviewed peer group member companies and provided ongoing advice as needed to the Committee, including guidance on our CEO compensation package and our executive compensation program for the NEOs for fiscal year 2025. KF was also engaged to conduct an annual risk assessment of Carpenter Technology’s compensation program. A representative from the outside compensation consulting firm also regularly attends Committee meetings to provide advice and guidance on Carpenter Technology’s executive compensation program. The Committee’s decision to engage KF in fiscal year 2025 was not made or recommended by management.

The Committee and management believe that there was no conflict of interest between Carpenter Technology and KF during fiscal year 2025. In reaching this conclusion, the Committee and management considered the factors set forth by the SEC and NYSE regarding compensation advisor independence. Specifically, the Committee analyzed whether the work of KF as compensation consultant raised any conflicts of interest, taking into consideration the following factors:

▶	Whether the consultant provides other services to Carpenter Technology;
▶	The amount of fees Carpenter Technology paid to the consultant as a percentage of the consultant’s total revenue;
▶	The policies and procedures of the consultant that are designed to prevent conflicts of interest;
▶	Any business or personal relationship of the consultant or its individual compensation advisors with an executive officer of the Company;
▶	Any business or personal relationship of the individual compensation advisors with any member of the Committee; and
▶	Any Carpenter Technology stock owned by the consultant or its individual compensation advisors.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	63

Compensation Discussion and Analysis • Executive Compensation Practices

Additionally, Willis Towers Watson, an outside compensation consulting firm, was engaged by management to provide compensation market data, CEO pay ratio analyses and other information, including a pay level assessment for senior executives and a review of the stock plan and incentive plan design practices (overall approach and competitive target levels). This information was made available to the Committee.

How We Benchmark Compensation

In developing competitive compensation recommendations with respect to the NEOs, KF established a benchmark match for each position based on a broad perspective of the relevant market and detailed competitive survey data and proxy disclosures of peer companies, for each of the following elements of compensation:

▶ Base salary;

▶ Annual cash incentive;

▶ Total cash compensation;

▶ LTI; and

▶ Total direct compensation.

The Committee accepted the consultant’s recommendation to use a comparator group for competitive compensation analysis that consists of fifteen public companies that manufacture and sell specialty metals and related products and that draw upon similar executive talent (the “Comparator Group”). The Comparator Group for fiscal year 2025 consisted of the public companies shown below. These companies operate in various parts of the world and have a median revenue of $2,064 million (compared to Carpenter Technology’s fiscal year 2025 revenue of $2,877 million).

Comparator Group

These companies were selected for inclusion in the Comparator Group based on industry, size, and U.S. based headquarters, with a particular focus on companies with which Carpenter Technology competes for executive talent, customers, or investor capital.

($ in millions) Company Name	Revenue(1)	Market Cap as of June 30, 2025

Allegheny Technologies Incorporated(2)	$4,509	$12,180
Valmont Industries, Inc.(3)	$4,077	$6,555
Cabot Corporation	$3,815	$3,990
Woodward, Inc.	$3,426	$14,583
Curtiss-Wright Corporation	$3,305	$18,413
Kaiser Aluminum Corporation	$3,114	$1,290
Century Aluminum Company	$2,432	$1,681
Minerals Technologies Inc.(2)	$2,064	$1,747
Kennametal Inc.	$1,967	$1,750
Hexcel Corporation	$1,877	$4,542
SunCoke Energy, Inc.	$1,846	$727
Quaker Chemical Corporation	$1,833	$1,979
Materion Corporation(4)	$1,726	$1,652
Barnes Group Inc.(5)	$1,616	$2,051
Triumph Group, Inc.(6)	$1,262	$2,001
Carpenter Technology Corporation	$2,877	$13,738

(1)
Reflects revenue for the period July 1, 2024, through June 30, 2025, except where noted otherwise.
(2)
Reflects revenue for the period June 30, 2024, through June 29, 2025.
(3)
Reflects revenue for the period June 29, 2024, through June 28, 2025.
(4)
Reflects revenue for the period June 28, 2024, through June 27, 2025.

64	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Executive Compensation Practices

(5)
Barnes Group was acquired by Apollo Global Management in January 2025. Reflects revenue for the period October 1, 2023, through September 30, 2024. Market Cap is as of September 30, 2024.
(6)
Triumph Group was acquired by Warburg Pincus and Berkshire Partners in July 2025. Reflects revenue for the period April 1, 2024, through March 31, 2025. Market Cap is as of June 30, 2025.

Individual Performance Criteria

While the Committee uses benchmark data as a reference point, it is not the sole determining factor in making our executive compensation decisions. The Committee also considers each individual’s performance and importance to the organization.

Our individual performance criteria include:

▶	Successful execution of key strategic goals;
▶	Leadership capability;
▶	Contribution to both short- and long-term business results; and
▶	Ethical conduct and regulatory compliance.

The market data is used primarily to ensure that, in totality, our executive compensation program is competitive when the Company achieves targeted performance levels.

Equity Grant Practice

The Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information with reference to any equity award grant dates or for the purpose of affecting the value of executive compensation. As a matter of practice, annual equity awards are approved by the Committee at the beginning of the fiscal year with the same future annual grant date (or first business day following such date if the market is closed) each year as specifically identified in such approval.

Time-based restricted stock unit (RSU) awards and performance-based restricted stock unit (PSU) awards are valued based on the closing market price of our common stock on the grant date. RSUs typically vest in equal installments on the first three anniversaries of the grant date. PSUs have a three-year performance period, and earned shares are distributed shortly after the close of the performance period and the Committee's certification of performance results. The Company currently does not grant stock options or stock appreciation rights to employees.

The Committee approves all awards to our executive officers and direct reports to the CEO. The Committee delegates to the CEO the ability to grant equity awards to non-executive officers and non-direct reports to the CEO for on-hire, promotion, recognition and retention purposes. The ad-hoc award pool for these awards is approved in advance on an annual basis by the Committee. The CEO must report to the Committee at least annually on the awards granted from the ad-hoc award pool.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	65

Compensation Discussion and Analysis • Executive Compensation Practices

Equity Ownership Guidelines

Equity awards earned through Carpenter Technology’s LTI program help NEOs and other executives meet the Company’s equity ownership guidelines. These guidelines require that the CEO, Senior Vice Presidents and Corporate Vice Presidents hold Carpenter Technology stock equal in market value to a specified multiple of their respective annual base salary. Holdings may consist of stock owned outright, as well as earned restricted or unrestricted stock or stock units, including shares held in retirement accounts. Unearned performance-based stock units and unexercised stock options are not included for purposes of determining stock ownership. There is a five-year phase-in period after a NEO is elected to satisfy the minimum equity holding requirements. Stock ownership measurement is based on a rolling two-year average stock price. As of June 30, 2025, all NEOs were in compliance with the guidelines by either meeting their respective multiple or on track in the stated phase-in period. The Committee, with the input of outside consultants, reviews these requirements regularly and continues to believe these levels are competitive with the market.

Insider Trading Policies and Procedures

Carpenter Technology maintains insider trading policies and procedures governing the dissemination of material information and the purchase, sale, and other transactions of our securities by our directors, officers and employees The Company itself may also from time to time engage in transactions in Carpenter Technology securities, such as in connection with its board-authorized share repurchase program. In doing so, Carpenter Technology adheres to the Company's policies as well as to applicable securities laws and requirements, which may include restrictions on repurchases during certain periods.

We believe our policies and procedures are designed to promote compliance with insider trading laws, rules, and regulations, and listing standards applicable to the Company. Among other things, our policies and procedures (i) prohibit trading by our directors, officers and employees in our securities while in possession of material, non-public information about the Company, or in the securities of other companies while in possession of material, non-public information about such companies gained as a result of their service with or relationship to the Company, and the unauthorized use or disclosure of such information; (ii) specify our quarterly trading windows for the persons subject to such trading windows; (iii) set forth additional restrictions applicable to certain specified employee groups, our directors and executive officers, including pre-clearance requirements; and (iv) specify requirements regarding pre-approved trading plans meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. A copy of our Insider Trading Policies and Procedures is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and is also available on our website at https://ir.carpentertechnology.com/governance.

Hedging/Pledging Policy

Executive officers (including NEOs) and directors are prohibited from hedging their ownership of Carpenter Technology stock, including short sales (a sale of securities that are not then owned) of Carpenter Technology securities, “a sale against the box” (a sale with delayed delivery of the Carpenter Technology securities), and the purchase of financial instruments (such as prepaid variable forward contracts, collars, equity swaps and exchange funds) that are designed to hedge or offset any decrease in the market value of Carpenter Technology stock. In addition, no NEO or director may trade in “puts” or “calls” (publicly-traded options to sell or buy stock) in Carpenter Technology securities or pledge Company stock as collateral for a loan.

66	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Executive Compensation Practices

Clawback Policy

Carpenter Technology has maintained a clawback policy, originally adopted in 2018, that applies to both short- and long-term cash incentives, as well as equity incentive awards, for NEOs and other senior executives, which complies with applicable SEC and NYSE rules. In calendar year 2023, we adopted a separate clawback policy covering certain non-executive officers to provide for recoupment of specified incentive compensation pursuant to Rule 10D-1 of the Securities Exchange Act and the New York Stock Exchange Listing Standards. The following table provides details for each of the policies in effect. The Board may modify the policies as necessary to ensure compliance with applicable laws and final NYSE listing rules governing clawback policies.

Policy	Erroneously Awarded Compensation	Trigger	Recoupment Policy

Clawback Policy for Executive Officers*

Incentive compensation that exceeds the amount of Incentive-Based Compensation (as defined in the clawback policy) that otherwise would have been received had it been determined based on the restated amounts of an accounting restatement of the Company’s financial statements, computed without regard to any taxes paid.

An accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Means of recoupment may include: (i) recoupment of cash or shares of Company stock, (ii) forfeiture of unvested cash or equity awards, (iii) cancellation of outstanding vested cash or equity awards, (iv) offset of other amounts owed to the Covered Executive or forfeiture of deferred compensation, as permitted under Internal Revenue Code Section 409A, (v) reduction of future compensation, and (vi) any other remedial or recovery action permitted by law.

Clawback Policy for Non-Executive Officers

Incentive compensation that exceeds the amount of Incentive-Based Compensation (as defined in the clawback policy) that otherwise would have been received had it been determined based on the restated amounts of an accounting restatement of the Company’s financial statements, computed without regard to any taxes paid, but the ultimate determination of such amount shall be made in the Committee’s (as defined in the clawback policy) sole discretion.

Upon the occurrence of an Accounting Restatement (as defined in the Clawback Policy for Executive Officers), the Committee may, in its sole discretion, recoup Erroneously Awarded Compensation (as defined in the clawback policy) from each Covered Individual (as defined in the clawback policy) whose fraudulent behavior, material misrepresentation, willful misconduct, or gross negligence (including a failure to supervise) contributed to the need for the accounting restatement.

Means of recoupment may include: (i) recoupment of cash or shares of Company stock, (ii) forfeiture of unvested cash or equity awards, (iii) cancellation of outstanding vested cash or equity awards, (iv) offset of other amounts owed to the Covered Individual or forfeiture of deferred compensation, as permitted under Internal Revenue Code ("Code") Section 409A, (v) reduction of future compensation, and (vi) any other remedial or recovery action permitted by law.

* The Clawback Policy for Executive Officers is referenced as Exhibit No. 97 of the Company’s 2025 Form 10-K.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	67

Compensation Discussion and Analysis • Executive Compensation Practices

Minimal Perquisites

We provide a limited number of perquisites and other personal benefits to NEOs, which we believe are reasonable and consistent with market practices. Carpenter Technology believes each perquisite offered also provides a benefit to the Company as noted below:

▶	Annual tax preparation fees up to $1,500 and annual financial planning and tax planning expenses up to $8,500 to encourage NEOs to keep up to date and in compliance with complex regulations;
▶	Annual medical examination up to $7,500 for NEOs to encourage proactive health management;
▶	Individual disability income protection plan;
▶	Employment relocation expenses to reduce the administrative burden of relocation in order to encourage new executives to focus on their job with us as soon as possible; and
▶	Parking fees at our Philadelphia, PA headquarters.

Carpenter Technology believes these items are advantageous to our Company and our stockholders, as they keep executives focused on the legitimate interests of the business.

Carpenter Technology Defined Contribution Retirement Plans - (401k) Plan and Deferred Compensation Plan

Carpenter Technology employees and certain affiliates are eligible to participate in the Carpenter Technology Corporation 401(k) Retirement Plan (“Retirement Plan”), a tax-qualified defined contribution plan. We also maintain a retirement plan for collectively bargained employees of Latrobe Specialty Metals Company, LLC (a wholly-owned subsidiary), that provides benefits required under the applicable collective bargaining agreement (the “Latrobe Plan,” together with the Retirement Plan, the “Plans”).

Pursuant to the Retirement Plan, credits are made to the account of every eligible participant with an annual employer contribution of 3% of base salary and a per pay period employer matching contribution of up to 6% (subject to Internal Revenue Service (IRS) limits on the maximum compensation that may be taken into account for this purpose). Eligible participants may contribute up to 100% of base salary to their individual accounts under the Retirement Plan (subject to the same IRS limit on maximum compensation that can be taken into account for such purposes). None of the NEOs participate in the Latrobe Plan.

Participant contributions to the Plans generally cannot exceed $23,500 in calendar year 2025. The Retirement Plan offers participants the ability to make an optional catch-up contribution for employees aged 50-59 and 64 and older, in which event the total annual limit for participant contributions is $31,000 for 2025. The Retirement Plan also offers participants the ability to make an additional optional catch-up contribution for employees aged 60-63, in which event the total annual limit for participant contributions is $34,750 for 2025. The Plans allow for immediate participation by all eligible employees and immediate vesting of all contributions.

As further described in the “Tax-Qualified Defined Contribution Pension Plans” section of this Proxy, if the Company’s contribution to the Plans for any executive is limited under the Code, the executive will receive any lost contributions under the Non-Qualified Deferred Compensation Plan for Officers and Key Employees of Carpenter Technology Corporation (“NQDCP”) discussed immediately below.

Carpenter Technology sponsors the NQDCP to supplement the Plans. If the Company’s contribution to the Plans for any executive is limited under the Code, the executive will receive any lost contributions under the NQDCP. In addition, executives, including NEOs, may annually defer up to 35% of their base pay and up to 100% of their cash incentive payouts. Executives are fully vested in all amounts deferred under the NQDCP, including any Company contributions. Amounts contributed by the Company or deferred by the executive are deliverable to the executive either on a date selected by the executive or upon the occurrence of a specified event, subject to the NQDCP’s terms.

Health Benefits and Disability Insurance

Carpenter Technology currently provides its NEOs with the same health and disability insurance plans offered to all employees. In addition, each of our NEOs is entitled to participate in an individual disability income protection plan, the premiums of which are paid by the Company. Carpenter Technology also encourages each NEO to have a periodic physical examination and reimburses its NEOs for certain additional out-of-pocket health costs associated with those exams that are not covered by insurance.

Severance and Employment Arrangements

Carpenter Technology maintains an executive severance plan to address certain terminations in the absence of a Change in Control. In addition, the Company also maintains a Change-in-Control Severance Plan, which provides certain payments and benefits in the event of a termination of employment in connection with a Change in Control. These plans are discussed in more detail in the “Potential Payments Upon Termination of Employment” section of this Proxy.

68	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Compensation Discussion and Analysis • Executive Compensation Practices

Pension and Other Post-Employment Benefits

Defined benefit pension plans and other related post-employment benefits are not a significant part of the overall compensation program. Our plans and benefits of this type are largely legacy programs closed to new participants.

The General Retirement Plan for Employees of Carpenter Technology Corporation (“GRP”) is a tax-qualified plan that generally provides retirement benefits to employees at age 65 (with five years of service), from age 55 (with ten years of service), or at any age with 30 years of service. For most employees, these benefits are based on either:

▶	A fixed dollar amount for each year of service; or
▶	The sum of:

•
the employee’s highest average annual earnings multiplied by 1.3% for each of the first 20 years of service, and
•
the employee’s highest average annual earnings multiplied by 1.4% for each year of service over 20.

This average is calculated from the highest five annual periods (within the last 20 years) ending on the earlier of the date of termination or the GRP’s freeze. For purposes of this calculation, “earnings” generally means the gross amount of wages shown on Form W-2.

The GRP was closed to new hires and rehires effective January 1, 2012, and therefore does not apply to Messrs. Thene, Malloy and Akins. Benefits under the GRP, including Messrs. Lain’s and Dee’s benefits, were frozen as of December 31, 2016.

Carpenter Technology has a restoration plan for those participants whose benefits under the GRP are reduced by limitations under the Code.

▶

The Benefits Restoration Plan (“BRP”) restores any benefits lost due to Code limitations on compensation and annual benefit limits under the GRP that may be considered in the calculation of benefits under the GRP.

In general, benefits under the BRP were subject to the same administrative rules as the GRP.

Effective December 31, 2016, all benefit and service accruals were frozen for all BRP participants.

The Health Protection Account (“HPA”) provides retiree medical benefits for certain employees, including NEOs, who are eligible to receive an immediate retirement benefit from the GRP upon termination of employment. The benefits are equal to monthly credits that participants can use to pay for qualified medical expenses. The monthly credits are generally determined at retirement by multiplying a participant’s “earned percentage” (3% per year of continuous service) by the applicable premiums for the Carpenter Technology sponsored retiree medical plan in the year of retirement and vary before and after the age at which a participant or the participant’s dependents are eligible for Medicare. Monthly credits are capped at $528 per month pre-Medicare and $338 per month post-Medicare for single coverage, and at $922 per month pre-Medicare and $593 per month post-Medicare for family coverage, provided that monthly credits generally may not actually be less than 50% nor more than 90% of the capped amount. The HPA was closed to new hires effective January 1, 2012, and therefore does not apply to Messrs. Thene, Malloy and Akins.

Carpenter Technology also provides retiree life insurance benefits for some employees, including NEOs, who are eligible to receive an immediate retirement benefit from the GRP upon termination of employment. The face amount of the retiree life insurance benefit is equal to $5,000.

Benefits for NEOs under the above plans are discussed in detail in the “Executive Compensation” section of this Proxy Statement.

Tax Policies

To the extent the aggregate compensation subject to Code Section 162(m) paid to any NEO exceeds $1 million, it is not deductible by Carpenter Technology for federal income tax purposes unless it is grandfathered under the definition of “performance-based” compensation within the transitional provisions of Code Section 162(m) as amended by The Tax Cuts and Jobs Act of 2017 (the “Act”). The Act was enacted on December 22, 2017, and included changes to certain provisions of Code Section 162(m), including expanding the executives covered by the limitation to include the principal financial officer, as well as executives covered by the limitation in prior periods. Stock option awards granted under the Omnibus Plan on or before November 2, 2017, are treated as grandfathered and continue to constitute performance-based compensation excepted from the $1 million deduction limitation. With the exception of stock option awards, other awards issued under the Omnibus Plan before November 2, 2017, may not meet the grandfathering requirements because they are subject to reduction by the Committee. The tax laws do not require that all incentive compensation be deductible, and after considering the potential impact of the application of Code Section 162(m), the Committee may determine to provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	69

Executive Compensation

70	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Summary Compensation Table

Summary Compensation Table

The following table contains information concerning the compensation accrued or paid by Carpenter Technology for services rendered during the fiscal years that ended June 30, 2025, 2024 and 2023, by Carpenter Technology’s CEO, CFO and each of the other NEOs.

		Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thene, Tony R.	2025	1,020,192	0	4,500,080	0	2,698,408	0	198,198	8,416,878
President	2024	996,154	0	4,000,077	0	2,117,272	0	209,871	7,323,374
and Chief Executive Officer	2023	970,898	0	3,785,070	0	1,522,136	0	154,693	6,432,797

Lain, Timothy	2025	547,958	0	1,150,056	0	1,008,243	21,338	92,923	2,820,517
Sr. Vice President	2024	528,495	0	1,050,035	0	732,196	4,871	77,560	2,393,157
and Chief Financial Officer	2023	509,320	0	850,000	0	520,820	0	65,964	1,946,104

Malloy, Brian J.	2025	535,960	0	1,100,128	0	986,166	0	91,462	2,713,716
Sr. Vice President	2024	516,923	0	1,000,077	0	716,163	0	75,163	2,308,326
and Chief Operating Officer	2023	491,724	0	750,058	0	474,803	0	58,359	1,774,944

Dee, James D.	2025	498,702	0	750,062	0	688,209	48,785	83,049	2,068,807
Sr. Vice President, General	2024	480,989	0	700,101	0	533,103	27,462	68,019	1,809,674
Counsel and Secretary	2023	463,538	0	450,004	0	347,603	0	65,622	1,326,767

Akins, Marshall D.	2025	482,364	0	850,204	0	832,078	0	57,707	2,222,353
Vice President	2024	465,231	0	750,058	0	644,547	0	62,263	1,922,099
and Chief Commercial Officer	2023	439,692	0	400,070	0	364,533	0	39,392	1,243,687

(1)
The grant date fair value of stock awards granted to our NEOs in fiscal year 2025 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The amounts were computed using the same assumptions used for financial statement reporting purposes described in Note 16 to the financial statements contained in Carpenter Technology’s 2025 Annual Report on Form 10-K.

The values shown include annual time-based restricted stock unit awards and three-year performance-based stock unit award opportunities. For the performance-based stock unit awards, the values in column (e) represent the probable award value on the grant date, which has been determined as if the relevant performance goals were achieved at target. The maximum values of the performance-based stock unit awards (200% of target) on the grant date were:

Fiscal Year 2025
Name	3 Year Maximum
Thene, T. R.	$4,500,080
Lain, T.	$1,150,056
Malloy, B. J.	$1,100,128
Dee, J. D.	$750,062
Akins, M. D.	$850,204

Actual attainment for these awards will be determined at the end of fiscal year 2027 for the fiscal year 2025 performance-based awards and the end of fiscal year 2026 for the fiscal year 2024 performance-based awards.

(2)
Shows the aggregate change in the actuarial present value of accumulated benefits under all defined benefit plans (including non-qualified plans) from July 1 to June 30 of fiscal years 2025, 2024, and 2023. For Mr. Lain, the actual decline in value from 2022 to 2023 was $35,097. For Mr. Dee, the actual decline in value from 2022 to 2023 was $4,958. The amounts were computed using the same assumptions used for financial statement reporting purposes described in Note 11 to the financial statements contained in Carpenter Technology’s 2025 Annual Report on Form 10-K. Amounts paid under the plans use assumptions contained in the plans and may be different from those used for financial reporting purposes.
(3)
The amounts shown in this column for fiscal year 2025 are broken down in detail in the “All Other Compensation Table” below.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	71

Executive Compensation • Fiscal Year 2025 All Other Compensation Table

Fiscal Year 2025 All Other Compensation Table

The following table contains details for the values set forth in the Summary Compensation Table Column (i) for all other compensation accrued or paid by Carpenter Technology to the CEO, CFO and each of the other NEOs for the fiscal year ended June 30, 2025.

Name	Perquisites and Other Personal Benefits (1) ($)	Insurance Premiums (2) ($)	Company Contributions to Retirement and 401(k) Plans ($)	Dividend Equivalents on Restricted Stock Units (3) ($)	Total ($)

Thene, Tony R.	10,000	49,707	61,779	76,712	198,198
President and Chief Executive Officer

Lain, Timothy	5,339	24,756	44,273	18,555	92,923
Sr. Vice President and Chief Financial Officer

Malloy, Brian J.	9,148	25,769	40,917	15,628	91,462
Sr. Vice President and Chief Operating Officer

Dee, James D.	16,938	13,977	41,883	10,251	83,049
Sr. Vice President, General Counsel and Secretary

Akins, Marshall D.	0	13,172	38,004	6,531	57,707
Vice President and Chief Commercial Officer

(1)
For Mr. Thene, the amount shown represents reimbursement for financial planning/tax services. For Mr. Dee, the amount shown represents reimbursement for financial planning/tax services, medical examination and parking at our Philadelphia headquarters.
(2)
Reflects the respective premiums for each NEO’s participation in our group life insurance and an individual disability income protection plan, the premiums of which are paid by the Company.
(3)
Cash dividend equivalents are paid on time-based RSU awards only upon satisfaction of the terms and conditions applicable to the underlying RSUs.

72	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Fiscal Year 2025 Grants of Plan-Based Awards Table

Fiscal Year 2025 Grants of Plan-Based Awards Table

The following table contains information about fiscal year 2025 plan-based awards to NEOs under the Company’s non-equity and equity incentive plans, which are the EIBCP and Omnibus Plan described in the CD&A section of this Proxy Statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)	Approval Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (h)	Units (#) (i)	Options (#) (j)	Awards ($ / Sh) (k)	Awards(3) ($) (l)

Thene, Tony R.	08/15/24	07/16/24	586,611	1,173,221	2,874,391
President	08/15/24	07/16/24				7,842	15,683	31,366				2,250,040
and Chief Executive Officer	08/15/24	07/16/24							15,683			2,250,040
										0	0	0

Lain, Timothy	08/15/24	07/16/24	219,183	438,366	1,073,997
Sr. Vice President	08/15/24	07/16/24				2,004	4,008	8,016				575,028
and Chief Financial Officer	08/15/24	07/16/24							4,008			575,028
										0	0	0

Malloy, Brian J.	08/15/24	07/16/24	214,384	428,768	1,050,482
Sr. Vice President	08/15/24	07/16/24				1,917	3,834	7,668				550,064
and Chief Operating Officer	08/15/24	07/16/24							3,834			550,064
										0	0	0

Dee, James D.	08/15/24	07/16/24	149,611	299,221	733,091
Sr. Vice President,	08/15/24	07/16/24				1,307	2,614	5,228				375,031
General Counsel and Secretary	08/15/24	07/16/24							2,614			375,031
										0	0	0

Akins, Marshall D.	08/15/24	07/16/24	180,887	361,773	886,344
Vice President	08/15/24	07/16/24				1,482	2,963	5,926				425,102
and Chief Commercial Officer	08/15/24	07/16/24							2,963			425,102
										0	0	0

(1)
Represents target bonus opportunity established by the Board under the EIBCP for a one-year performance period beginning July 1, 2024, and ending June 30, 2025. The threshold is equal to 50% of target and the maximum is equal to 245% of target. For amounts of the actual awards, please see the Summary Compensation Table.
(2)
Represents target equity opportunity established by the Board for a three-year performance period beginning July 1, 2024, and ending June 30, 2027. The threshold is equal to 50% of target and the maximum is equal to 200% of target.
(3)
The grant date fair value of stock awards granted to our NEOs in fiscal year 2025 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The grant date fair value of the equity incentive awards was determined based on the probable outcome at the time of grant. Values shown might not agree to values shown in column (e) of the SCT due to rounding.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	73

Executive Compensation • Outstanding Equity Awards at End of Fiscal Year 2025 Table

Outstanding Equity Awards at End of Fiscal Year 2025 Table

The following table contains information about outstanding equity awards held by the NEOs at the end of fiscal year 2025.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Thene, Tony R.	0	0	0	N/A	N/A	55,539	15,349,869	100,226	27,700,462
President
and Chief Executive Officer

Lain, Timothy	0	0	0	N/A	N/A	13,829	3,822,059	26,092	7,211,307
Sr. Vice President
and Chief Financial Officer

Malloy, Brian J.	6,630	0	0	36.82	08/03/25	12,921	3,571,106	24,884	6,877,440
Sr. Vice President	5,774	0	0	39.02	08/01/26
and Chief Operating Officer	56,981	0	0	39.02	08/01/26
	5,505	0	0	40.43	07/31/27
	4,276	0	0	58.94	08/06/28
	6,224	0	0	44.13	08/15/29

Dee, James D.	0	0	0	N/A	N/A	8,640	2,387,923	17,280	4,775,846
Sr. Vice President,
General Counsel and Secretary

Akins, Marshall D.	0	0	0	N/A	N/A	9,053	2,502,068	18,838	5,206,446
Vice President
and Chief Commercial Officer

74	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Outstanding Equity Awards at End of Fiscal Year 2025 Table

(1)
The table in this footnote provides specific information about the grant and vesting dates for outstanding shares reflected in the above table that are subject to time-based vesting.

Named Executive	# of Shares Granted	Grant Date	Vest Date	Percentage Vesting

Thene, T. R.	16,903	08/15/22	08/15/25	100%
	11,477	08/15/23	08/15/25	100%
	11,476	08/15/23	08/15/26	100%
	5,228	08/15/24	08/15/25	100%
	5,228	08/15/24	08/15/26	100%
	5,227	08/15/24	08/15/27	100%

Lain, T.	3,796	08/15/22	08/15/25	100%
	3,013	08/15/23	08/15/25	100%
	3,012	08/15/23	08/15/26	100%
	1,336	08/15/24	08/15/25	100%
	1,336	08/15/24	08/15/26	100%
	1,336	08/15/24	08/15/27	100%

Malloy, B. J.	3,349	08/15/22	08/15/25	100%
	2,869	08/15/23	08/15/25	100%
	2,869	08/15/23	08/15/26	100%
	1,278	08/15/24	08/15/25	100%
	1,278	08/15/24	08/15/26	100%
	1,278	08/15/24	08/15/27	100%

Dee, J. D.	2,009	08/15/22	08/15/25	100%
	2,009	08/15/23	08/15/25	100%
	2,008	08/15/23	08/15/26	100%
	872	08/15/24	08/15/25	100%
	871	08/15/24	08/15/26	100%
	871	08/15/24	08/15/27	100%

Akins, M. D.	1,786	08/15/22	08/15/25	100%
	2,152	08/15/23	08/15/25	100%
	2,152	08/15/23	08/15/26	100%
	988	08/15/24	08/15/25	100%
	988	08/15/24	08/15/26	100%
	987	08/15/24	08/15/27	100%

(2)
Market value is based on the June 30, 2025, $276.38 closing price of the Company’s common stock.
(3)
Represents the maximum opportunity established by the Board for three-year performance awards granted during fiscal years 2024 and 2025, based on projected attainment percentages on the last day of fiscal year 2025. The actual number of shares earned, if any, will be determined at the end of the applicable performance period. The threshold for the fiscal year 2024 awards is 32% of target (based on a weighted average of 30% of target for Adjusted ROIC and Adjusted EBITDA, and 50% of target for Sustainability goals), with the maximum being 200% of target. The threshold for the fiscal year 2025 awards is 50% of target with the maximum being 200% of target.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	75

Executive Compensation • Outstanding Equity Awards at End of Fiscal Year 2025 Table

The table below provides details for the performance-based stock awards reflected in the above Footnote (3).

Named Executive	Fiscal Year Granted	Number of Unearned Shares	Vest Date	Percentage Vesting

Thene, T. R.	2024	34,430	06/30/26	100%
	2025	15,683	06/30/27	100%

Lain, T.	2024	9,038	06/30/26	100%
	2025	4,008	06/30/27	100%

Malloy, B. J.	2024	8,608	06/30/26	100%
	2025	3,834	06/30/27	100%

Dee, J. D.	2024	6,026	06/30/26	100%
	2025	2,614	06/30/27	100%

Akins, M. D.	2024	6,456	06/30/26	100%
	2025	2,963	06/30/27	100%

76	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Fiscal Year 2025 Option Exercises and Stock Vested Table

Fiscal Year 2025 Option Exercises and Stock Vested Table

The following table contains information about options exercised by, and stock vested for the benefit of, NEOs during fiscal year 2025.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thene, Tony R.	145,604	19,693,076	145,126	34,560,691
President
and Chief Executive Officer

Lain, Timothy	17,387	2,277,021	33,433	7,883,104
Sr. Vice President
and Chief Financial Officer

Malloy, Brian J.	0	0	29,350	6,933,475
Sr. Vice President
and Chief Operating Officer

Dee, James D.	0	0	18,176	4,241,900
Sr. Vice President,
General Counsel and Secretary

Akins, Marshall D.	0	0	15,359	3,653,412
Vice President
and Chief Commercial Officer

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	77

Executive Compensation • Pension Benefits

Pension Benefits

Carpenter Technology maintains several defined benefit pension and related benefit plans in which only Messrs. Lain and Dee are eligible to participate. These plans are described after the footnotes to the Pension Benefits Table. Messrs. Thene, Malloy and Akins are not participants in Carpenter Technology’s defined benefit pension and related benefit plans.

The following table contains information about the value of accumulated benefits and number of years of credited service under each of the defined benefit pension and related benefit plans available to Messrs. Lain and Dee at the end of fiscal year 2025, based upon assumed retirement dates and the satisfaction of other applicable eligibility criteria.

Benefits under the applicable plan or plans are generally paid in the form of an annuity.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

Lain, Timothy	General Retirement Plan (GRP)(2)	9.58	193,258	0
Sr. Vice President	Benefits Restoration Plan (BRP)(3)	9.58	6,783	0
and Chief Financial Officer

Dee, James D.	General Retirement Plan (GRP)(2)	6.33	303,962	0
Sr. Vice President, General	Benefits Restoration Plan (BRP)(3)	6.33	264,973	0
Counsel and Secretary

(1)
The amounts in this column are actuarial present values of the applicable plan accumulated benefits using the same assumptions used for financial statement reporting purposes described in Note 11 to the financial statements contained in Carpenter Technology’s 2025 Annual Report on Form 10-K and further assuming that the NEO retires on his earliest possible retirement date. The projected ages of Messrs. Lain and Dee at their earliest retirement date is 55 and 60, respectively. Assumptions regarding the value of survivor benefits are that 85% of executives are married and wives are two years younger than husbands. Though all amounts in this column are presented as lump sum present values, only the benefit payable under the GRP is actually payable in the form of a lump sum, and only when the executive is eligible for a monthly GRP annuity in the month following separation.
(2)
The GRP is a tax-qualified defined benefit pension plan provided to a broad group of employees. It is described in greater detail in the section titled “Tax-Qualified Defined Benefit Pension Plans.” The GRP was closed to new hires and rehires effective January 1, 2012, and frozen on December 31, 2016.
(3)
The BRP is described in greater detail in the section titled “Non-Qualified Defined Benefit Pension Plans” and restores benefits not paid under the GRP because of (a) limitations on the amount of compensation that may be considered under a tax-qualified plan, (b) limitations on the annual benefit that may be paid under tax-qualified plans, or (c) the application of section 415 of the Code. Effective December 31, 2016, all benefit and service accruals were frozen for all BRP participants.

78	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Tax-Qualified Defined Benefit Pension Plans

Tax-Qualified Defined Benefit Pension Plans

Participation

During fiscal year 2025, Messrs. Lain and Dee were the only NEOs eligible to participate in the GRP. The GRP was closed to new hires and rehires effective January 1, 2012, and therefore does not apply to Messrs. Thene, Malloy and Akins.

GRP Calculation

Retirement benefits pursuant to the GRP are calculated using a formula that considers a participant’s years of credited service and average compensation during the five highest 12-month calculation periods that occurred during the last 240 full calendar months of employment. Average compensation generally means the gross amount of wages shown on Form W-2, but specifically includes certain items (e.g., cash bonuses) and excludes certain items (e.g., income attributable to equity-based compensation). These retirement benefits are subject to certain limitations under the Code relating to the maximum amount of compensation that may be taken into account under a tax-qualified plan and the maximum annual benefit that may be paid to any participant by such a plan.

Effective December 31, 2016, Carpenter Technology froze the GRP for benefit and service accrual. Compensation earned and employment after that date will not count toward determining a participant’s pension benefit, but will continue to count toward determining eligibility for early or normal retirement.

GRP Payment

All payments to a participant or any beneficiary pursuant to the GRP are conditioned upon the circumstances surrounding the participant’s separation from employment, which dictate (a) whether the participant is entitled to an annuity payable beginning in the month immediately following separation (an “immediate annuity”) or an annuity payable beginning at a later date (a “deferred annuity”), and (b) whether an immediate annuity, if applicable, will be reduced to account for the participant’s age at the commencement of the annuity. An unreduced immediate annuity is referred to as a “full pension.”

Full Pension: A participant is entitled to a full pension if separation from employment occurs:

▶	At or after age 65 with at least five years of service;
▶	At any age with at least 30 years of service; or
▶	At age 62 with at least 10 years of service.

A full pension is also available based upon: (1) permanent disability if the participant has provided at least 15 years of service to the Company, or (2) where the participant’s age plus service equals one of the following totals:

Employee’s Age	Employee’s Service	Age + Service =

Under 55	At least 20 years	65 but not 80

Under 55	At least 15 years	At least 80

55 but not 62	At least 15 years	At least 70

Early Pension (payable immediately with age discount): Early retirement is available at age 55 after at least 10 years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid before the participant reaches age 62), or at age 60 after at least five years of service (with the benefit amount otherwise payable at age 65 discounted for the time during which benefits are paid before the participant reaches age 65).

Deferred Vested Pension: A participant with a vested pension who separates from service without being eligible for an immediate annuity is entitled to receive a deferred annuity that is generally payable without discount at age 65 (or at age 62 if the participant terminated employment after at least 15 years of service). A participant with a deferred vested pension who terminates employment prior to age 55 after at least 10 years of employment may elect to have a discounted benefit commence at age 55 in lieu of a benefit commencing at age 65. A participant with a deferred vested pension who terminates employment prior to age 55 with less than 10 years of employment may elect to have a discounted benefit commence at age 60 in lieu of a benefit commencing at age 65.

Form of GRP Payments

Benefits collected pursuant to the GRP are typically paid as a monthly annuity for either the life of the participant or, if longer, the life of the beneficiary. Alternatively, a participant who is eligible for an immediate annuity may elect a lump sum payment.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	79

Executive Compensation • Non-Qualified Defined Benefit Pension Plans

Non-Qualified Defined Benefit Pension Plans

Participation

During fiscal year 2025, Messrs. Lain and Dee participated in the BRP that restores various payments that are restricted under the GRP. Messrs. Thene, Malloy and Akins are not participants in the BRP.

BRP Calculations

Carpenter Technology sponsors the BRP, which restores benefits that would have been payable under the GRP but for Code limits under a tax-qualified plan or that are lost under the GRP due to voluntary deferrals under the NQDCP.

Generally, the BRP provides the following benefits:

▶	Restores benefits not paid under the GRP because of limitations on the amount of compensation that may be considered under a tax-qualified plan ($350,000 in 2025);
▶	Restores benefits not paid under the GRP because of limitations on annual benefits that may be paid from a tax-qualified plan ($280,000 in 2025); and
▶	Restores benefits not paid under the GRP due to voluntary deferrals under the NQDCP.

Effective December 31, 2016, all benefit and service accruals were frozen for all BRP participants.

BRP Payments

Payments to an executive or any beneficiary under the BRP may not commence until the earliest of the date of the occurrence of a Change in Control (as defined in the BRP) or the first day of the month following certain separations from employment.

Qualifying separations from employment under the BRP include (i) separations after a determination of Disability (as defined in the BRP), having provided at least 15 years of service; (ii) separations or death, having provided at least 10 years but fewer than 30 years of service, and, if under age 55, attainment of age 55; (iii) separations or death with a vested benefit under the GRP, having provided fewer than 10 years of service, and, if under age 60, attainment of age 60; and (iv) separations or death, having provided at least 30 years of service.

With respect to all of the non-qualified plans, payment of benefit amounts for “Specified Employees,” as defined under Internal Revenue Code Section 409A, that are payable upon a separation from service are subject to a six-month delay.

The amount of payments to be made under the BRP is tied to the benefits to which the participant is entitled under the GRP; as a result, the qualification requirements for a full pension, early pension, or deferred vested pension outlined above with respect to the GRP apply here as well.

Form of BRP Payments

Benefits under the BRP are generally paid in the form of an annuity. Participants may not elect a lump sum payment, although benefits are paid as a lump sum if they become payable because of a Change in Control (as defined in the BRP).

Eligibility of Named Executive Officers on June 30, 2025

As of June 30, 2025, Mr. Dee was the only NEO eligible for a Full or Early Pension under the BRP without special circumstances.

80	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Non-Qualified Deferred Compensation Plan for Officers and Key Employees

Non-Qualified Deferred Compensation Plan for Officers and Key Employees

Under the NQDCP, a participant may defer an additional amount (beyond the amount deferred under a tax-qualified defined contribution pension plan), not to exceed 35% of base salary, plus all or a portion of their incentive compensation. Accounts under the NQDCP were credited for fiscal year 2025 with an employer contribution equal to 3% of the portion of a participant’s base salary that exceeds the Internal Revenue Code limitations on compensation that may be taken into account under the Plans ($350,000 in 2025). These contributions vest immediately.

A participant’s NQDCP account has the same investment options as those available under the Retirement Plan, except that the NQDCP does not include the Standish Mellon Stable Value Fund, the Prudential Core Plus Bond Fund, Collective Trust, or Carpenter Technology stock investment options. In addition, the NQDCP provides the Prudential Total Return Bond Fund class as an investment option. While the NQDCP is intended to be an unfunded plan, benefits may be payable from a trust established by Carpenter Technology to assist in meeting the obligations of the NQDCP at stated times or on the occurrence of stated events. Participants may elect distribution in a lump sum or annual installments (over either 10 or 15 years).

Fiscal Year 2025 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)

Thene, Tony R.	0	20,106	42,014	(16,375)	393,018
President
and Chief Executive Officer

Lain, Timothy	0	5,786	5,276	0	45,433
Sr. Vice President
and Chief Financial Officer

Malloy, Brian J.	0	5,432	6,234	0	56,837
Sr. Vice President
and Chief Operating Officer

Dee, James D.	0	4,335	42,709	0	604,925
Sr. Vice President,
General Counsel and Secretary

Akins, Marshall D.	148,265	3,854	119,848	0	915,487
Vice President
and Chief Commercial Officer

(1)
The amounts shown in this column are included in the amounts disclosed for the respective NEOs in column (c) of the Summary Compensation Table.
(2)
Reflects the fiscal year 2025 Company contributions to the NQDCP, which amounts are also included in column (i) of the Summary Compensation Table.
(3)
The balances shown in this column include amounts disclosed in prior fiscal years for each NEO, as follows: Thene—$347,273; Lain—$34,371; Malloy—$45,171; Dee—$557,881; and Akins—$643,520.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	81

Executive Compensation • Tax-Qualified Defined Contribution Pension Plans

Tax-Qualified Defined Contribution Pension Plans

The Retirement Plan credits the account of every eligible participant with an annual employer contribution of 3% of base salary and a per payroll period employer matching contribution up to 6% (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). In addition, an eligible participant may contribute up to 100% of base, overtime and premium salary (subject to the same IRS limit). Participant contributions during a calendar year generally may not exceed an annual limit of $23,500 for calendar year 2025 and $23,000 for 2024. The Retirement Plan offers participants the ability to make an optional catch-up contribution for employees aged 50-59 and 64 and older, in which event the annual limit is $31,000 for 2025 and $30,500 for 2024. The Retirement Plan also offers participants the ability to make an optional catch-up contribution for employees aged 60-63, in which event the annual limit is $34,750 for 2025 and $30,500 for 2024. The Retirement Plan allows for immediate participation by all eligible employees and immediate vesting of all contributions.

CEO Pay Ratio

As permitted under the SEC rules, to determine our median employee, we chose “base salary, bonus and overtime pay” as our consistently applied compensation measure. Using a determination date of June 30, 2025, our employee population, excluding our CEO, was comprised of 4,542 employees. The following jurisdictions constituting 103 employees were excluded under the 5% de minimis rule: Asia Pacific (26), Canada (10), Germany (3), Sweden (33), the United Kingdom (2) and other European countries (29).

From the remaining 4,439 employees, we used a valid statistical sampling approach to produce a sample of employees who were paid within a 5% range of the estimated median base salary, bonus and overtime pay, and selected an employee from within that group as our “Median Employee”. The 2025 Summary Compensation Table (“SCT”) total compensation for our Median Employee was $105,263 and the 2025 SCT total compensation for our CEO was $8,416,878. Our estimate of the ratio of CEO pay to Median Employee pay is 80:1.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above. As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices to identify the Median Employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

2025 Summary Compensation Table Total Compensation Breakdown

The compensation of Carpenter Technology’s CEO, Tony R. Thene, and Median Employee is broken down as follows:

Name/ Employee ID	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thene, Tony R.	1,020,192	0	4,500,080	0	2,698,408	0	198,198	8,416,878

Median Employee	86,918	0	0	0	18,345	0	0	105,263

CEO Pay Ratio = $8,416,878 / $105,263 = 80:1

82	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Pay versus Performance (“PvP”)

Pay versus Performance (“PvP”)

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing tabular, graphical, and narrative disclosures below regarding executive pay and performance. The disclosures are designed to reflect the relationship between the Company’s financial performance and the defined term: Compensation Actually Paid (CAP). The disclosures provide the CAP for the Principal Executive Officer (PEO) (i.e., the Company’s CEO) and the CAP, reported as an average, for the remaining NEOs (i.e., the non-PEO NEOs).

The PvP table in this section shows, for each applicable fiscal year, total compensation as reported in the Summary Compensation Table (SCT) Total and CAP for our PEO and the average CAP of our non-PEO NEOs (collectively, “NEOs”). The table also shows (i) the Company’s cumulative TSR, (ii) the TSR of the Russell Index, which we have used as our peer group for purposes of disclosure in the PvP table, (iii) the Company’s net (loss) income for the applicable fiscal year, and (iv) the Company’s performance with respect to a “company-selected measure” (CSM), which in our assessment represents the single most important financial performance metric used to link compensation actually paid to our NEOs for the most recently completed fiscal year to the Company’s performance. We selected Adjusted Operating Income as the CSM required for disclosure in the PvP table below.

Comparison of SCT and New CAP Metric

To calculate the CAP for the PEO and the average CAP for the non-PEO NEOs, adjustments are made to Total Compensation reported in the SCT for the applicable fiscal years. Base salary, non-equity incentive plan compensation and all other compensation are each calculated in the same manner for both SCT and CAP analyses. The key differences between SCT and CAP methodologies are the treatment of equity and pension benefits.

Equity

The equity calculation in the SCT is based on the fair value of equity awards granted during the current fiscal year measured solely at the time of granting. However, CAP includes changes in the fair value of equity awards during each fiscal year as a result of changes in stock price and expected or actual performance of each equity award (which is not included in SCT total compensation). CAP includes changes in equity fair value based on:

▶

Awards Granted During the Current Fiscal Year: (A) If outstanding at end of current fiscal year, then use the fair value at the end of the current fiscal year or (B) If vested during the current fiscal year, then use the fair value on the vesting date;

▶	Awards Granted in Prior Fiscal Years that Remain Outstanding: Change in fair value on last day of prior fiscal year and last day of current fiscal year; and

▶	Awards Granted in Prior Fiscal Years that Vested During the Current Fiscal Year: Change in fair value on last day of prior fiscal year and vesting date.

Pension

The pension calculation in the SCT is based on the aggregate change in the actuarial present value of accumulated benefits under all defined benefit plans for each fiscal year. In the CAP formula, that aggregate amount is deducted, and the actuarily determined service costs (both aggregate service costs and prior service costs) are added to the calculations.

Summary

CAP and average CAP amounts can vary significantly from year-to-year. The key drivers of this variation for Carpenter Technology include:

▶	Point in time measurements, reflecting value only on certain specific and required dates;

▶	Stock price; and

▶	Changes in expected performance year-over-year (to a lesser extent).

The CAP and average CAP values calculated in accordance with applicable SEC rules do not reflect the actual compensation earned by or paid to our NEOs during each covered fiscal year. The Human Capital Management Committee does not use CAP or Average CAP as a basis for making compensation decisions, nor does it use performance measures defined by the SEC for the PvP table and other disclosures to measure performance for incentive plan purposes.

Our compensation philosophy is to drive long-term high performance and stockholder value creation through our pay programs. As a result, there are strong ties to performance in many aspects of the compensation program, including pay levels, incentive payouts, and pay opportunities. Please refer to the CD&A section of this Proxy Statement for details regarding how the Human Capital Management Committee links compensation paid to our NEOs to our Company performance.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	83

Executive Compensation • Pay versus Performance Table

Pay versus Performance Table

					Value of Initial Fixed $100 Investment Based On:		Stated in Millions

Fiscal Year (a)	Summary Compensation Table Total for CEO(1) ($) (b)	Compensation Actually Paid to CEO(2) ($) (c)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($) (d)	Average Compensation Actually Paid to Non-CEO NEOs(4) ($) (e)	Carpenter Technology TSR(5) ($) (f)	Peer Group TSR(6) ($) (g)	Net Income (Loss)(7) ($) (h)	Adjusted Operating Income (Loss)(8) ($) (i)

2025	8,416,878	51,388,770	2,456,349	10,494,046	1,249	139	376	525

2024	7,323,374	26,232,397	2,108,314	5,398,873	255	155	187	354

2023	6,432,797	16,151,965	1,578,747	3,196,820	120	153	56	133

2022	4,814,008	1,682,799	1,253,777	752,362	83	147	(49)	(4)

2021	5,019,390	9,304,822	1,306,967	1,947,116	136	210	(230)	(106)

(1)
Column (b) reflects compensation amounts reported in the Summary Compensation Table (“SCT”) for our CEO, Tony Thene, for the respective years shown.
(2)
CAP reflects column (b), with certain adjustments as detailed in the table below, in accordance with SEC rules. The dollar amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s CEO during the applicable year. For information regarding the decisions made by our Human Capital Management Committee with regard to the CEO’s compensation for each fiscal year, please see the CD&A section of the Proxy Statements reporting pay for the fiscal years covered in the table above.

84	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Pay versus Performance Table

Fiscal Year	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

CEO	T. Thene	T. Thene	T. Thene	T. Thene	T. Thene

SCT Total Compensation	8,416,878	7,323,374	6,432,797	4,814,008	5,019,390

Minus stock and option award values reported in the SCT for the covered fiscal year	(4,500,080)	(4,000,077)	(3,785,070)	(3,285,016)	(2,900,812)

Plus Fair Value (“FV”) for stock and option awards granted in the covered fiscal year	9,882,586	8,677,531	6,512,582	2,566,045	5,262,546

Change in FV of stock and option awards from prior fiscal years that vested in the covered fiscal year	20,716,032	6,436,255	3,587,119	(472,703)	651,157

Change in FV of outstanding unvested stock and option awards from prior fiscal years	16,873,354	7,795,314	3,404,537	(1,939,535)	1,272,541

Less FV of stock and option awards forfeited during the covered fiscal year	0	0	0	0	0

Less aggregate change in actual present value of accumulated benefits under pension plans	0	0	0	0	0

Plus aggregate service costs and prior service costs for pension plans	0	0	0	0	0

Compensation Actually Paid	51,388,770	26,232,397	16,151,965	1,682,799	9,304,822

Equity Valuations for CEO and Non-CEO NEOs: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date. Adjustments have been made using stock option fair values as of each measurement date using 1) the stock price as of the measurement date, and 2) updated assumptions (i.e., term, volatility, dividend yield, and risk-free rates) as of the measurement date. Performance-based restricted stock unit grant date fair values are calculated using the stock price as of the grant date, assuming target performance. Adjustments have been made using the stock price and estimated attainment as of the measurement date. Time-based restricted stock unit grant date fair values are calculated using the stock price as of the grant date. Adjustments have been made using the stock price as of the measurement date.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	85

Executive Compensation • Pay versus Performance Table

(3) The dollar amounts shown reflect the average of the compensation amounts reported in the SCT for the following non-CEO NEOs for each respective fiscal year shown:

▪
Fiscal year 2025: Timothy Lain, Brian J. Malloy, James D. Dee, and Marshall D. Akins
▪
Fiscal year 2024: Timothy Lain, Brian J. Malloy, James D. Dee, and Marshall D. Akins
▪
Fiscal year 2023: Timothy Lain, Brian J. Malloy, James D. Dee, and David Graf
▪
Fiscal year 2022: Timothy Lain, Brian J. Malloy, James D. Dee, and David Graf
▪
Fiscal year 2021: Timothy Lain, Brian J. Malloy, James D. Dee, and Joseph E. Haniford

(4) CAP reflects column (d), with certain adjustments as detailed in the table below, in accordance with SEC rules. The dollar amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect compensation actually earned, realized or received by the Company’s non-CEO NEOs during the applicable year. For information regarding the decisions made by our Human Capital Management Committee with regard to the non-CEO NEOs’ compensation for each fiscal year, please see the CD&A sections of the Proxy Statements reporting pay for the fiscal years covered in the table above.

Fiscal Year	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Non-CEO NEOs	See (3) above	See (3) above	See (3) above	See (3) above	See (3) above

SCT Total Compensation	2,456,349	2,108,314	1,578,747	1,253,777	1,306,967

Minus stock and option award values reported in the SCT for the covered fiscal year	(962,613)	(875,068)	(625,016)	(593,780)	(495,029)

Plus FV for stock and option awards granted in the covered fiscal year	2,113,984	1,898,320	1,075,403	463,822	898,062

Change in FV of stock and option awards from prior fiscal years that vested in the covered fiscal year	3,372,425	1,016,301	566,477	(69,370)	76,664

Change in FV of outstanding unvested stock and option awards from prior fiscal years	3,530,631	1,258,291	601,209	(302,087)	161,197

Less FV of stock and option awards forfeited during the covered fiscal year	0	0	0	0	0

Less aggregate change in actual present value of accumulated benefits under pension plans	(17,531)	(8,083)	0	0	(745)

Plus aggregate service costs and prior service costs for pension plans	801	798	0	0	0

Compensation Actually Paid	10,494,046	5,398,873	3,196,820	752,362	1,947,116

(5) Reflects the five-year cumulative TSR of Carpenter Technology Corporation for the measurement periods ending on June 30 of each of 2025, 2024, 2023, 2022 and 2021, respectively. TSR represents the cumulative investment return of an initial fixed $100 investment in the company’s common stock, assuming reinvestment of all dividends. The company’s TSR as reflected in the table above may not be indicative of future performance.

(6) Reflects the five-year cumulative TSR of the Russell Index (“Peer Group TSR”) for the measurement periods ending on June 30 of each of 2025, 2024, 2023, 2022 and 2021. Peer Group TSR represents the cumulative investment return of an initial fixed $100 investment in the Russell Index, assuming reinvestment of all dividends.

(7) Reflects Net Income (Loss) reported in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form 10-K for each of the fiscal years ended June 30, 2025, 2024, 2023, 2022 and 2021.

(8) Company-selected measure is Adjusted Operating Income (Loss), which is Net Sales minus Operating Expenses (includes cost of sales, and selling, general and administrative expenses), excluding special items.

86	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Pay versus Performance Table

Relationship between Pay and Performance. The following graphs show (1) the relationship of “compensation actually paid” or “CAP” to our CEO and non-CEO NEOs in 2021, 2022, 2023, 2024 and 2025 to (i) Carpenter Technology’s five-year TSR, (ii) Carpenter Technology’s net income (loss), and (iii) Carpenter Technology’s adjusted operating income (loss); and (2) the relationship between Carpenter Technology’s TSR and the Russell Index TSR.

Compensation actually paid, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on fiscal year-end stock prices, but does not reflect actual amounts paid out for those awards. CAP generally changes due to stock price fluctuations in point in time measurements for required dates and varying levels of achievement against pre-established performance goals (as reflected in the decrease to 2022 CAP). For a discussion of how our Human Capital Management Committee assessed Carpenter Technology’s performance and our NEOs’ pay each year, see the CD&A section in this Proxy Statement and in the Proxy Statements for 2021, 2022, 2023 and 2024.

*Reflects Adjusted Operating Income (Loss) used for bonus attainment purposes.

CEO/NEO CAP vs. Total Shareholder Return
Total Pay (in millions)
$60
$50
$40
$30
$20
$10
$0
Total Shareholder Return
$1,300
$1,000
$700
$400
$100
($200)
$9.3
$1.9
$1.7
$0.8
$16.2
$3.2
$26.2
$5.4
$51.4
$10.5
2021
2022
2023
2024
2025
CEO CAP
NEO CAP
CRS TSR
Peer Group TSR

Item 402(v) of Regulation S-K also requires that we provide the following tabular list of at least three and not more than seven financial performance measures that we have determined are our most important financial performance measures used to link compensation actually paid to the NEOs for the most recently completed fiscal year to the Company’s performance. Listed below are the financial measures which, in our assessment, represent the most important financial performance measures we use to link compensation actually paid to our NEOs in fiscal year 2025 (calculated in accordance with SEC regulations) to Company performance. We have also included in the tabular list below one non-financial performance measure, safety, which we consider to be an important metric used in our pay-for-performance executive compensation program. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A section of this Proxy Statement.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	87

Executive Compensation • Potential Payments Upon Termination of Employment

Measure	Nature	Explanation

Adjusted Operating Income	Financial	Net Sales minus Operating Expenses (includes cost of sales, and selling, general, and administrative expenses), excluding specials items.

Adjusted Free Cash Flow	Financial	Cash flows provided from operating activities, less:
▶ cash paid for purchases of property, plant, equipment and software and acquisitions of businesses;
plus:
▶ cash received from the disposal of property, plant and equipment.

Adjusted EBITDA	Financial	Earnings before interest, taxes, depreciation, and amortization adjusted for special items.

Safety	Non-Financial

Emphasizes that our employees’ safety is our top priority. The metric is composed of closed hand and strains/sprains intensity-related actions during the current fiscal year and their improvement rate relative to the prior fiscal year. TCIR is used as a modifier for the safety metric.

Potential Payments Upon Termination of Employment

Severance and Employment Arrangements

Severance Pay Plan for Executives of Carpenter Technology Corporation (“Executive Severance Plan”)

The Executive Severance Plan provides a standard practice of addressing executive severance following a termination without “cause” or resignation “for good reason” (both, as defined in the Executive Severance Plan) in the absence of a Change in Control (as defined for purposes of the Change-in-Control Severance Plan). The Plan provides for the continuation of certain elements of compensation and benefits, which are more fully described below and in the Executive Severance Plan. All current NEOs employed with Carpenter Technology as of June 30, 2025, were covered under the Executive Severance Plan, with our NEOs other than our CEO each covered under the category of Senior and Corporate Vice Presidents.

The following table shows benefits an executive will receive if the executive’s employment is terminated without cause or the executive resigns with good reason in the absence of a Change in Control.

Benefit	CEO (Pay Grade Level 31)	Senior and Corporate Vice Presidents (Pay Grade Levels 23 – 30)	Key Employees (Pay Grade Level 22)

Severance payment (lump sum or installments at Carpenter Technology’s discretion), subject to applicable law (including Section 409A of the Code)	18 months of base salary	12 months of base salary	6 months of base salary

Annual bonus (prorated)	Yes	Yes	No

Lump sum payment of cost of medical and prescription coverage	18 months	12 months	6 months

Executive outplacement services	12 months	12 months	6 months

Amended and Restated Carpenter Technology Corporation Change-in-Control Severance Plan (“Change-in-Control Severance Plan”)

The Change-in-Control Severance Plan provides for certain payments and benefits to a covered executive whose employment with Carpenter Technology ceases during the two-year period following a Change in Control of the Company due to a termination without “cause” or a resignation for “good reason,” as more fully described below and in the Change-in-Control Severance Plan. The Change-in-Control Severance Plan does not provide for any gross-up on excise taxes for any executive that may be imposed under Section 4999 of the Code and instead provides that a participant will receive the greater of (i) the amount payable, as reduced by the minimum amount necessary to avoid application of the excise tax; or (ii) the amount the participant would receive if the benefits were not reduced and the excise tax was payable, whichever provides the participant with the greatest after-tax benefit.

88	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Potential Payments Upon Termination of Employment

During the two-year period following a Change in Control, if an executive’s employment is terminated without cause or an executive resigns with good reason, in addition to any other rights or benefits to which the executive is entitled in the ordinary course, the executive will receive the benefits outlined below.

Benefit	CEO (Pay Grade Level 31)	Senior and Corporate Vice Presidents (Pay Grade Levels 23 – 30)	Key Employees (Pay Grade Level 22)

Lump sum severance payment	3x base salary 1x target annual bonus	2x base salary 1x target annual bonus	1x base salary 1x target annual bonus

Lump sum payment of cost of medical, prescription and dental coverage	36 months, with interest on 50% of the lump sum amount at the Applicable Federal Rate	24 months, with interest on 25% of the lump sum amount at the Applicable Federal Rate	12 months

Executive outplacement services	12 months	12 months	12 months

Reimbursement of any reasonable legal fees incurred to enforce the Plan	Yes	Yes	Yes

The Potential Payments Upon Termination or Change-in-Control Tables above illustrate the benefits that would be payable to each of the NEOs in connection with a hypothetical termination of employment or Change in Control on the last day of our most recently completed fiscal year. All current NEOs employed with Carpenter Technology as of June 30, 2025, were covered at fiscal year-end, with our NEOs other than our CEO each covered under the category of Senior and Corporate Vice Presidents.

For purposes of the Executive Severance Plan and the Change-in-Control Severance Plan, the terms set forth below have the meanings ascribed to them:

“Cause” means any termination of an Employee’s employment with an Employer which results from:

▶	Employee’s conviction of a crime involving moral turpitude;
▶	Employee becoming incapable of performing the duties of his employment with Employer due to loss or suspension of any license or certification required for the performance of those duties;
▶	Conduct by Employee that is found by Employer to constitute fraud, embezzlement, or theft that occurs during or in the course of Employee’s employment with Employer;
▶	Intentional damage by Employee to Employer’s assets or property or the assets or property of Employer’s customers, vendors, or employees;
▶

Intentional disclosure by Employee of Employer’s confidential information contrary to Employer’s policies or instructions received by Employee during or in the course of Employee’s employment with Employer;

▶	Intentional engagement by Employee in any activity which would constitute a breach of duty of loyalty to Employer;
▶

Conduct by Employee found by Employer to constitute a willful and continued failure or refusal by Employee to substantially perform Employee’s duties for Employer (except as a result of incapacity due to physical or mental illness);

▶	Employee’s failure to comply with Employer’s policies or practices despite having been advised and/or instructed regarding those policies or practices; or
▶

Conduct by Employee that is demonstrably and materially injurious to Employer, monetarily or otherwise, as determined by Employer, including injury to Employer’s reputation or conduct by Employee otherwise having an adverse effect upon Employer’s interests, as determined by Employer.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	89

Executive Compensation • Fiscal Year 2025 Potential Payments Upon Termination or Change-in-Control Tables

“Good Reason” generally means an Employee’s voluntary termination within the ninety (90) day period following the initial existence of one or more of the following conditions arising without the Employee’s consent:

▶	A material diminution in the Employee’s Base Salary;
▶	A material permanent diminution in the Employee’s authority, duties, or responsibilities;
▶	A material change in the geographic location at which the Employee must perform services which is at least fifty (50) miles from his current principal place of work; or
▶	Any other action or inaction that constitutes a material breach by the Employer of any employment agreement between the Employee and the Employer.

“Change in Control” generally includes:

▶

Acquisition by a person or group of more than 50% of Carpenter Technology’s outstanding common stock or more than 50% of the combined voting power of Carpenter Technology’s then outstanding securities;

▶	Change in the composition of the majority of the Board without the approval of the incumbent directors;
▶	Certain mergers, sales of assets or similar transactions where the Company’s stockholders, determined immediately before the transaction, do not control the surviving entity; or
▶	Stockholder approval of a liquidation or dissolution of the Company.

Omnibus Plan

For purposes of the Omnibus Plan, “Change in Control” generally includes:

▶	Acquisition by a person or group, during any time period, of more than 50% of Carpenter Technology’s outstanding Common Stock;
▶	Acquisition by a person or group, during any 12-month period, of stock representing 35% or more of the combined voting power of Carpenter Technology’s then outstanding securities;
▶	Change in the composition of the majority of the Board without the approval of the incumbent directors; or
▶	Sale of 50% or more of Carpenter Technology’s assets.

Fiscal Year 2025 Potential Payments Upon Termination or Change-in-Control Tables

The tables do not include benefits that are generally available to salaried employees on a non-discriminatory basis, previously vested stock awards, or benefits disclosed in the Pension Benefits Table and the Non-Qualified Deferred Compensation Table to the extent payable in the ordinary course (i.e., without enhancement attributable to the severance event or Change in Control). The tables in all cases assume the termination event occurred on June 30, 2025, and value equity awards based on the $276.38 per share closing price of the Company’s common stock on June 30, 2025. The tables are intended only for illustrative purposes; the rights and benefits due to any executive upon an actual termination of employment or Change in Control can only be determined at the time of such event, based on circumstances then existing and arrangements then in effect.

90	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Executive Compensation • Fiscal Year 2025 Potential Payments Upon Termination or Change-in-Control Tables

				Before Change in Control	After Change in Control(2)

Named Executive	Benefit	Before Change in Control Retirement or Resignation(1) ($)	Before Change in Control Death or Disability ($)	Termination by the Company without Cause or Resignation for Good Reason ($)	Termination by the Company without Cause or Resignation for Good Reason ($)

Thene, Tony R.	Restricted Stock Unit Award (08/15/22)	4,475,698	4,671,651	4,475,698	4,671,651
President and Chief	Restricted Stock Unit Award (08/15/23)	4,954,941	6,343,750	4,954,941	6,343,750
Executive Officer	Restricted Stock Unit Award (08/15/24)	0	4,334,468	0	4,334,468
	Performance Share Opportunity (08/15/23)(3)	6,344,027	6,344,027	6,344,027	9,515,763
	Performance Share Opportunity (08/15/24)(3)	1,442,427	1,442,427	1,442,427	4,334,468
	Severance—Executive Severance Plan(4)	0	0	1,583,690	0
	Severance—Change in Control Plan(5)	0	0	0	4,328,044
Totals		17,217,092	23,136,323	18,800,782	33,528,144

Lain, Timothy	Restricted Stock Unit Award (08/15/22)	0	1,049,138	0	1,049,138
Sr. Vice President	Restricted Stock Unit Award (08/15/23)	0	1,665,190	0	1,665,190
and Chief Financial Officer	Restricted Stock Unit Award (08/15/24)	0	1,107,731	0	1,107,731
	Performance Share Opportunity (08/15/23)(3)	0	1,665,466	0	2,497,922
	Performance Share Opportunity (08/15/24)(3)	0	368,691	0	1,107,731
	Severance—Executive Severance Plan(4)	0	0	600,215	0
	Severance—Change-in-Control Plan(5)	0	0	0	1,624,540
Totals		0	5,856,216	600,215	9,052,253

Malloy, Brian J.	Restricted Stock Unit Award (08/15/22)	0	925,597	0	925,597
Sr. Vice President	Restricted Stock Unit Award (08/15/23)	0	1,585,868	0	1,585,868
and Chief Operating Officer	Restricted Stock Unit Award (08/15/24)	0	1,059,641	0	1,059,641
	Performance Share Opportunity (08/15/23)(3)	0	1,586,145	0	2,379,079
	Performance Share Opportunity (08/15/24)(3)	0	352,661	0	1,059,641
	Severance—Executive Severance Plan(4)	0	0	588,132	0
	Severance—Change-in-Control Plan(5)	0	0	0	1,590,708
Totals		0	5,509,912	588,132	8,600,534

Dee, James D.	Restricted Stock Unit Award (08/15/22)	532,032	555,247	532,032	555,247
Sr. Vice President,	Restricted Stock Unit Award (08/15/23)	867,280	1,110,218	867,280	1,110,218
General Counsel	Restricted Stock Unit Award (08/15/24)	0	722,457	0	722,457
and Secretary	Performance Share Opportunity (08/15/23)(3)	1,110,495	1,110,495	1,110,495	1,665,466
	Performance Share Opportunity (08/15/24)(3)	440,512	440,512	440,512	660,658
	Severance—Executive Severance Plan(4)	0	0	539,698	0
	Severance—Change-in-Control Plan(5)	0	0	0	1,362,015
Totals		2,950,319	3,938,930	3,490,017	6,076,062

Akins, Marshall D.	Restricted Stock Unit Award (08/15/22)	0	493,615	0	493,615
Vice President	Restricted Stock Unit Award (08/15/23)	0	1,189,540	0	1,189,540
and Chief Commercial Officer	Restricted Stock Unit Award (08/15/24)	0	818,914	0	818,914
	Performance Share Opportunity (08/15/23)(3)	0	1,189,540	0	1,784,309
	Performance Share Opportunity (08/15/24)(3)	0	493,062	0	1,481,397
	Severance—Executive Severance Plan(4)	0	0	534,156	0
	Severance—Change-in-Control Plan(5)	0	0	0	1,415,286
Totals		0	4,184,670	534,156	7,183,060

The clerical accuracy of totals may be impacted due to rounding.

(1)
Messrs. Thene and Dee were retirement eligible under the Omnibus Plan as of June 30, 2025. Values shown as a result of retirement are prorated as applicable based on the number of days in service during each respective performance and/or restriction period.
(2)
Benefits received under the Change-in-Control Severance Plan require a Change in Control and a subsequent severance event.
(3)
Values shown as a result of Death or Disability are prorated as applicable based on the number of days in service during the performance period and are 100% of the target performance opportunity in the case of a Change in Control.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	91

Executive Compensation • Fiscal Year 2025 Potential Payments Upon Termination or Change-in-Control Tables

(4)
The Board of Directors approved the Executive Severance Plan to create a standard practice of addressing executive severance in certain circumstances. All NEOs are subject to the provisions of this Plan. Details of the Executive Severance Plan are summarized above. The values of the described benefits are as follows:

Named Executive	Base Salary ($)	Benefit Continuation ($)	Outplacement ($)	Total ($)

Thene, T. R.	1,537,500	26,190	20,000	1,583,690

Lain, T.	551,843	28,372	20,000	600,215

Malloy, B. J.	539,760	28,372	20,000	588,132

Dee, J. D.	502,238	17,460	20,000	539,698

Akins, M. D.	485,784	28,372	20,000	534,156

Pursuant to the Executive Severance Plan, the severance would be paid in a lump sum to the extent such amounts were subject to Section 409A of the Code, and to the extent such severance was exempt from Section 409A of the Code, would be in a lump sum or in installments at Carpenter Technology’s discretion.

(5)
All NEOs are subject to the Change-in-Control Severance Plan, the details of which are summarized above. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus ($)	Benefit Continuation ($)	Outplacement ($)	Total ($)

Thene, T. R.	4,253,750	54,294	20,000	4,328,044

Lain, T.	1,545,160	59,380	20,000	1,624,540

Malloy, B. J.	1,511,328	59,380	20,000	1,590,708

Dee, J. D.	1,305,819	36,196	20,000	1,362,015

Akins, M. D.	1,335,906	59,380	20,000	1,415,286

Pursuant to the Change-in-Control Severance Plan, the severance would be paid in a lump sum.

Messrs. Thene, Lain, Malloy and Dee would have an aggregate parachute value, consisting of payments or distributions payable pursuant to the Change-in-Control Severance Plan and the Omnibus Plan, below the threshold amount that would subject them to the excise tax under Section 4999 of the Code. A cutback in the amount of $1,268,292 would be applied to severance benefits payable to Mr. Akins, to bring his payments or distributions below the threshold amount that would subject him to the excise tax under Section 4999 of the Code if it is determined that this method provides him with the best after-tax benefit.

92	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

General Information

Why We Solicit Proxies

Carpenter Technology’s Board of Directors is soliciting proxies so that every stockholder will have an opportunity to vote during the Annual Meeting—even those who cannot attend the Annual Meeting in person. You are being asked to vote on three proposals:

▶	The election of three directors, Dr. Viola L. Acoff, Stephen M. Ward, Jr., and Howard H. Yu, each to a three-year term that will expire in 2028;	▶	Approval of the compensation of Carpenter Technology’s Named Executive Officers (“Say-on-Pay”), in an advisory vote.

▶	Ratification of the appointment of PricewaterhouseCoopers LLP as Carpenter Technology’s independent registered public accounting firm to perform its integrated audit for fiscal year 2026; and

Method and Cost of Solicitation

Carpenter Technology will pay the cost of preparing, assembling, and delivering the Notice of Annual Meeting, Proxy Statement, and proxy card. Directors, officers, and other employees of Carpenter Technology may solicit proxies in person or by telephone without additional compensation. The Company has also hired Georgeson Inc. to assist with the solicitation of proxies for a fee of $13,500. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners to execute proxies. On request, Carpenter Technology will reimburse those expenses.

Who Can Vote

Stockholders who were record owners of Carpenter Technology common stock at the close of business on August 8, 2025, which is the record date for the Annual Meeting, may vote at the Annual Meeting. On August 8, 2025, there were 49,850,095 shares of Carpenter Technology common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Each participant in the Carpenter Technology Corporation 401(k) Retirement Plan or the Latrobe Company 401(k) Retirement Plan may direct The Vanguard Group, as trustee, how to vote the shares credited to the participant’s account. Vanguard will vote the shares as directed and will treat any such directions it receives as confidential. Vanguard will vote any blank proxies or any shares for which no direction is received in the same proportion or manner as the directed shares. Vanguard must receive voting instructions no later than Thursday, October 2, 2025.

How to Vote

You may vote in one of four ways

VOTE ONLINE

If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter Technology shares by accessing the website address given on the proxy card you received from your broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page.

If your shares are registered in your name: Vote your Carpenter Technology shares by visiting the website www.proxyvote.com and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

VOTE BY TELEPHONE

If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter Technology shares by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank, or other nominee.

If your shares are registered in your name: Vote your Carpenter Technology shares by calling toll-free 1-800-690-6903 and following the instructions, which will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	93

General Information • Broker Non-Votes and Abstentions

VOTE BY RETURNING YOUR PROXY CARD BY MAIL

You may vote by signing and returning your proxy card by mail. Stockholders of record receive the proxy materials, including a proxy card, from Carpenter Technology. Stockholders who beneficially own their shares through a bank or brokerage firm in “street name” will receive the proxy materials, together with a voting instruction form, from their bank or broker. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you are a stockholder of record, unless you tell us to vote differently, we plan to vote signed and returned proxies for the nominees for director; to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026; and to approve the compensation of Carpenter Technology’s named executive officers in an advisory vote.

Stockholders who hold their shares in street name should refer to “Broker Non-Votes and Abstentions” below for information about how their shares will be voted on any matter for which they do not provide instructions to their bank or broker.

If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting.

VOTE BY BALLOT AT THE MEETING

You may attend the Annual Meeting and vote at the meeting. This year’s annual meeting will be held entirely online and will allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CRS2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompany your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Broker Non-Votes and Abstentions

A broker non-vote occurs when the bank or brokerage firm holding shares on behalf of a stockholder does not receive timely voting instructions from the beneficial owner of the shares and does not have discretionary authority to vote those shares on specified matters.

If you are a beneficial owner and hold your shares in street name, and you do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors (Proposal 1) or the advisory vote on executive compensation (Proposal 3), no votes will be cast on your behalf with respect to those proposals.

Your broker or nominee will be permitted to exercise discretionary authority to vote your shares to ratify our selection of PwC as our independent registered public accounting firm (Proposal 2) if you do not give voting instructions with respect to that proposal. As a result, we do not expect any broker non-votes to Proposal 2.

With respect to the election of directors (Proposal 1), abstentions and broker non-votes are not considered votes cast for a nominee, and will therefore have no effect on the vote for such nominee. Withholding authority to vote for a director will have the effect of a vote against such nominee.

Broker non-votes will have no effect on the outcome of Proposal 3 because brokerage firms do not have the authority to vote customers’ unvoted shares held in street name on this proposal and, therefore, they are not entitled to vote on such proposal. With respect to Proposals 2 and 3, an abstention will have the same effect as a vote against such proposal.

94	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

General Information • Quorum and Required Votes

Quorum and Required Votes

We need a quorum of stockholders to conduct business at the Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote on any proposal either attend or are represented by proxy at the Annual Meeting. Broker non-votes and votes withheld (abstentions) are counted as present for the purpose of establishing a quorum.

Carpenter Technology’s By-Laws and Delaware law govern the vote needed to approve the proposals. For Proposal 1, assuming the presence of a quorum, directors may be elected by a majority of the votes cast for each nominee, and Proposals 2 and 3, as well as any other proposals properly presented at the Annual Meeting may be approved by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on such proposal.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted at the Annual Meeting. You can write to Carpenter Technology’s Corporate Secretary at 1735 Market Street, 15th Floor, Philadelphia, PA 19103, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the Annual Meeting, you may vote at the meeting which will cancel your previous proxy vote.

Stockholder Nominations to the Board of Directors

Under Carpenter Technology’s By-Laws, in order to nominate a person for election at the 2026 Annual Meeting of Stockholders, you must provide written notice of your proposed nomination to the Corporate Secretary at Carpenter Technology’s headquarters, 1735 Market Street, 15th Floor, Philadelphia, PA 19103, between June 9, 2026, and July 9, 2026. Your notice must contain your name, address, and the number of shares of Carpenter Technology stock you own, in addition to the other information required in our By-Laws, together with a signed statement from the person recommended for nomination indicating that he or she consents to be considered as a nominee and will serve as a director if elected.

Carpenter Technology may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director. Only individuals nominated in accordance with Carpenter Technology’s By-Laws and applicable Delaware law are eligible for election as a director.

2026 Stockholder Proposals

If you wish to include a proposal in the Proxy Statement for the 2026 Annual Meeting of Stockholders, we must receive your written proposal no later than May 15, 2026. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Delaware, and Carpenter Technology’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA 19103.

Under Carpenter Technology’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2026 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between June 9, 2026, and July 9, 2026. For each matter that you wish to bring before the meeting, you must provide the information required in Carpenter Technology’s By-Laws.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with our By-Laws and Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	95

General Information • Householding of Proxy Materials

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and related materials for two or more stockholders sharing the same address by delivering a single proxy statement to that address unless contrary instructions have been received from one of the affected stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for Carpenter Technology. Carpenter Technology uses householding unless stockholder(s) request otherwise in accordance with the instructions below.

If you prefer, Carpenter Technology will promptly deliver a separate copy of the Proxy Statement and related materials to you if you request one by writing or calling as follows: Corporate Secretary at Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA 19103, telephone 610-208-2102. If you want to receive separate copies of the Proxy Statement and related materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address and phone number above.

Where You Can Find More Information

Carpenter Technology files annual, quarterly and current reports, proxy statements, and other information with the SEC. These SEC filings are also available to the public from the website maintained by the SEC at www.sec.gov or at https://ir.carpentertechnology.com/financials.

Upon request of any stockholder, a copy of Carpenter Technology’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, including a list of the exhibits thereto, may be obtained, without charge, by writing to Carpenter Technology’s Corporate Secretary at Carpenter Technology Corporation, 1735 Market Street, 15th Floor, Philadelphia, PA 19103.

Other Matters

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the proxy holders to vote on such business in accordance with their judgment.

By order of the Board of Directors,

James D. Dee

Senior Vice President, General Counsel and Secretary

96	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

Appendix: Reconciliation of GAAP and Non-GAAP Financial Measures

This report includes references to financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Our definitions and calculations of these items may not necessarily be the same as those used by other companies. A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are provided below. For additional information about non-GAAP financial measures, see Management’s Discussion and Analysis of Financial Condition and Results of Operations of our fiscal year 2025 Annual Report on Form 10-K filed with the SEC on August 12, 2025.

($ in millions)	Year Ended June 30,
ADJUSTED OPERATING INCOME EXCLUDING SPECIAL ITEMS	2025 ($)	2024 ($)

Operating income	522	323

Special items:

Goodwill impairment charge	0	14

Restructuring and asset impairment charges	3	17

Adjusted operating income	525	354

This report includes discussions of operating income as adjusted to exclude the impact of special items which represent financial measures that have not been determined in accordance with U.S. GAAP. We present and discuss these financial measures because management believes that excluding special items from operating income is helpful in analyzing our operating performance, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, our Board of Directors and others. Adjusted operating income and adjusted operating margin excluding surcharge revenue and special items is not a U.S. GAAP financial measure and should not be considered in isolation of, or as a substitute for, operating income and operating margin calculated in accordance with U.S. GAAP.

($ in millions)	Year Ended June 30,
ADJUSTED FREE CASH FLOW	2025 ($)	2024 ($)

Net cash provided from operating activities	440	275

Purchases of property, plant, equipment and software	(154)	(97)

Proceeds from disposals of property, plant and equipment and assets held for sale	2	1

Adjusted free cash flow	288	179

CARPENTER TECHNOLOGY 2025 PROXY STATEMENT	97

Appendix: Reconciliation of GAAP and Non-GAAP Financial Measures

Management believes that the presentation of adjusted free cash flow provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses. It is management’s current intention to use excess cash to fund investments in capital equipment, acquisition opportunities and consistent dividend payments. Additionally, we will discretionarily use excess cash for an approved share repurchase program up to $400 million of our outstanding common stock. The primary use of this program will be to offset dilution. Adjusted free cash flow is not a U.S. GAAP financial measure and should not be considered in isolation of, or as a substitute for, cash flows calculated in accordance with U.S. GAAP.

($ in millions)	Year Ended June 30,
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA)	2025 ($)	2024 ($)

Net income	376	186

Interest expense, net:	49	51

Income tax expense	91	25

Depreciation and amortization	139	135

EBITDA	655	397

Other income, net (excluding pension EID and settlement charge)	(9)	(6)

Net pension expense	25	76

Goodwill impairment charge	0	14

Restructuring and asset impairment charges	3	17

Adjusted EBITDA	674	498

Management believes that adjusted EBITDA is helpful in analyzing the operating performance of the Company. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided from operating activities, or any other measure determined in accordance with U.S. GAAP.

98	CARPENTER TECHNOLOGY 2025 PROXY STATEMENT

OUR VALUES

ZERO INJURY WORKPLACE	PERFORMANCE	DIGNITY AND RESPECT

We believe that all injuries are preventable and that the safety of all employees is our top priority.	We choose to excel at what we do. and we are intolerant of not meeting or beating expectations, goals, and promises.	We value each person as an individual, respect their aspirations, and act honorably in our interactions.

TRANSPARENCY	PROFESSIONAL CONFRONTATION	INTEGRITY AND ETHICS

We speak to each other openly and honestly and are proactive in communicating up, down, and across the organization.	We speak up and we speak out, but once we make well-informed decisions, supported by reliable date, we move on.	We act responsibly and maintain high ethical standards in the way we interact with each other, customers, suppliers, and communities.

ABOVE THE LINE ACCOUNTABILITY	COLLABORATION

We require each of us to take personal responsibility to "See it, Own It, Solve It, and Do It" to obtain desired results.	We are invested in our teammates' success and in cross-functional initiatives in order to make the organization better.

Carpenter Technology Corporation (NYSE:CRS)

is a recognized leader in high-performance specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, energy, transportation, and industrial and consumer markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys including nickel, cobalt, and titanium and material process capabilities that solve our customers' current and future material challenges.

Carpenter Technology Corporation

info@cartech.com | 610 208 2000

1735 Market Street, Philadelphia, PA 19103, Unites States

CARPENTER TECHNOLOGY CARPENTER TECHNOLOGY CORPORATION 1735 MARKET STREET PHILADELPHIA, PA 19103 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 6, 2025 for shares held directly and by 11:59 p.m. Eastern Time on October 2, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CRS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 6, 2025 for shares held directly and by 11:59 p.m. Eastern Time on October 2, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CARPENTER TECHNOLOGY CORPORATION V79241-P37491 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Elect three directors of the corporation to serve for a term of three years and until their successors shall have been elected and qualified; Nomination for three-year term, expiring in 2028: 01) Dr. Viola L. Acoff 02) Stephen M. Ward, Jr. For Withhold For All All All Except 0 0 0 To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 03) Howard H. Yu The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratify the Audit/Finance Committee's appointment of PricewaterhouseCoopers LLP as the corporation's independent registered public accounting firm to audit and to report on the corporation's financial statements for the fiscal year ending June 30, 2026; and O 0 0 3. Approve the compensation of the corporation's named executive officers, in an advisory vote. 0 0 0 Note: Transact such other business as may properly be presented at the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V79242-P37491 CARPENTER TECHNOLOGY CORPORATION Annual Meeting of Stockholders October 7, 2025 This proxy is solicited by the Board of Directors The undersigned stockholder of Carpenter Technology Corporation appoints James D. Dee and Timothy Lain, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournment thereof. The meeting will be held online at www.virtualshareholdermeeting.com/CRS2025, on October 7, 2025 at 11:00 a.m. Eastern Time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting. THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Continued and to be signed on reverse side